UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ⌧
Filed by a Party other than the Registrant ◻
Check the appropriate box:
◻	Preliminary Proxy Statement
◻	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
⌧	Definitive Proxy Statement
◻	Definitive Additional Materials
◻	Soliciting Material under §240.14a-12

BOOT BARN HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
⌧ No fee required.
◻ Fee paid previously with preliminary materials.
◻ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Proxy Statement for Annual Meeting of Stockholders

This proxy statement and form of proxy are first being distributed and made available on or about July 16, 2026.

July 16, 2026

Dear Fellow Boot Barn Stockholder:

You are cordially invited to attend the 2026 Annual Meeting of Stockholders of Boot Barn Holdings, Inc., which will be an in-person only meeting held at Boot Barn Holdings, Inc., 17100 Laguna Canyon Road, Irvine, California 92618, on Wednesday, August 26, 2026, at 1:00 p.m. local time.

At the Annual Meeting, we will ask you to elect eight members of our board of directors; vote on a non-binding advisory proposal to approve the fiscal 2026 compensation of our named executive officers (commonly referred to as the “say-on-pay” vote); approve the Boot Barn Holdings, Inc. 2026 Equity Incentive Plan; ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the 2027 fiscal year; and consider such other business as may properly come before the Annual Meeting or any adjournment, continuation, or postponement thereof.

We have elected to provide access to the proxy materials over the internet, other than to those stockholders who request a paper copy, under the Securities and Exchange Commission’s “notice and access” rules to reduce the environmental impact and cost of our Annual Meeting. However, if you would prefer to receive paper copies of our proxy materials, please follow the instructions included in the Notice of Internet Availability.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. Therefore, we urge you to promptly vote and submit your proxy via the internet, by telephone, or by mail, in accordance with the instructions included in the Proxy Statement.

On behalf of the board of directors, we would like to thank you for your continued interest and investment in Boot Barn Holdings, Inc.

Sincerely,

John Hazen

Chief Executive Officer

BOOT BARN HOLDINGS, INC.

NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS

Time and Date:	Wednesday, August 26, 2026, at 1:00 p.m. local time.

Place:	Boot Barn Holdings, Inc., 17100 Laguna Canyon Road, Irvine, California 92618.

Items of Business:	(1)	To elect eight directors to serve until the 2027 Annual Meeting of Stockholders or until their successors are duly elected and qualified.

	(2)	To vote on a non-binding advisory resolution to approve the fiscal 2026 compensation of our named executive officers (“say-on-pay”).

	(3)	To approve the Boot Barn Holdings, Inc. 2026 Equity Incentive Plan.

	(4)	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 27, 2027.

	(5)	To consider such other business as may properly come before the Annual Meeting or any adjournment, continuation, or postponement thereof.

Adjournments, Continuations and Postponements:

Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned, continued, or postponed.

Record Date:	Holders of record of our common stock as of the close of business on July 1, 2026 will be entitled to notice of, and to vote at, the Annual Meeting.

Voting:

Your vote is very important. All stockholders as of the record date are cordially invited to attend the Annual Meeting and vote in person. To assure your representation at the Annual Meeting, however, we urge you to vote by proxy as promptly as possible over the Internet or by phone as instructed in the Notice of Internet Availability of Proxy Materials or, if you receive paper copies of the proxy materials by mail, you can also vote by mail by following the instructions on the proxy card. You may vote in person at the Annual Meeting even if you have previously returned a proxy.

By Order of the board of directors,

James M. Watkins Chief Financial Officer and Secretary

This notice of Annual Meeting and proxy statement and form of proxy are being distributed and made available on or about July 16, 2026.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder

Meeting to be held on August 26, 2026.

This proxy statement and our 2026 Annual Report to Stockholders, are available at https://envisionreports.com/BOOT and https://investor.bootbarn.com.

Cautionary Note Regarding Forward-Looking Statements

This proxy statement contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical or current fact included in this proxy statement are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements refer to our current expectations and projections relating to, by way of example and without limitation, our plans, objectives, strategies, future performance, business and industry. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “might,” “will,” “could,” “should,” “can have,” “likely,” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events, but not all forward-looking statements contain these identifying words. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. For these reasons, we caution readers not to place undue reliance on these forward-looking statements. Factors that might cause or contribute to such a discrepancy include, but are not limited to, the factors set forth in Item 1A. Risk Factors – “Summary of Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended March 28, 2026 and our subsequent filings and reports with the Securities and Exchange Commission (“SEC”). Furthermore, the forward-looking statements included in this proxy statement are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events, or otherwise, except as otherwise required by law.

Websites

Website addresses referenced in this proxy statement are inactive textual references only, and the content on the referenced websites specifically does not constitute a part of this proxy statement and is not incorporated by reference herein.

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should review all of the information contained in the proxy statement before voting.

Annual Meeting of Stockholders

Date:	Wednesday, August 26, 2026
Time:	1:00 p.m. local time
Location:	In-Person Only Meeting Held at Boot Barn Holdings, Inc., 17100 Laguna Canyon Road, Irvine, California 92618
Record Date:	July 1, 2026
Voting:	Stockholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote.

Proposals and Voting Recommendations

	Board Recommendation	Page
Election of Directors
Peter Starrett	For	6
Chris Bruzzo	For	6
Eddie Burt	For	7
John Hazen	For	7
Lisa G. Laube	For	7
Anne MacDonald	For	8
Brenda I. Morris	For	8
Brad Weston	For	9
Advisory vote to approve the fiscal 2026 compensation of our named executive officers	For	50
Approval of the Boot Barn Holdings, Inc. 2026 Equity Incentive Plan	For	51
Ratification of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2027	For	64

Voting Methods

You can vote in one of four ways:

Visit www.envisionreports.com/BOOT to vote VIA THE INTERNET
Call 1-800-652-VOTE (8683) to vote BY TELEPHONE
If you have requested the proxy materials by mail, sign, date, and return your proxy card in the prepaid enclosed envelope to vote BY MAIL
Attend the Annual Meeting to vote IN PERSON

To reduce our administrative and postage costs and the environmental impact of the Annual Meeting, we encourage stockholders to vote via the Internet or by telephone, both of which are available 24 hours a day, seven days a week, until 11:59 p.m. Pacific Time, on August 25, 2026. Stockholders may revoke their proxies at the times and in the manners described on page 4 of this proxy statement.

If your shares are held in “street name” through a bank, broker, or other holder of record, you will receive voting instructions from the holder of record that you must follow in order for your shares to be voted. If you wish to vote in person at the Annual Meeting, you must obtain a legal proxy from the bank, broker, or other holder of record that holds your shares.

BOOT BARN HOLDINGS, INC.

17100 Laguna Canyon Road

Irvine, California 92618

2026 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

This Proxy Statement and the enclosed form of proxy are solicited on behalf of Boot Barn Holdings, Inc., a Delaware corporation (referred to as our “Company,” “we,” “us,” and “our”), by our board of directors (referred to as the “board” and our “board of directors”) for use at the 2026 Annual Meeting of Stockholders (referred to as the “Annual Meeting”), and any adjournments, continuations, or postponements thereof. The Annual Meeting will be an in-person only meeting held at Boot Barn Holdings, Inc., 17100 Laguna Canyon Road, Irvine, California 92618, on Wednesday, August 26, 2026 at 1:00 p.m. local time.

Internet Availability of Proxy Materials

In accordance with rules adopted by the SEC that allow companies to furnish their proxy materials over the Internet, we are mailing a Notice of Internet Availability of Proxy Materials (referred to as the “2026 Notice”) instead of a paper copy of our proxy statement and our 2026 Annual Report to most of our stockholders. The 2026 Notice contains instructions on how to access those documents and vote over the Internet. The 2026 Notice also contains instructions on how to request a paper copy of our proxy materials, including our proxy statement, our 2026 Annual Report, and a form of proxy card. We believe that this process will allow us to provide our stockholders the information they need in a timelier manner, while reducing the environmental impact and lowering our costs of printing and delivering the proxy materials.

These proxy solicitation materials are being first released on or about July 16, 2026 to all stockholders entitled to vote at the Annual Meeting.

Record Date

Stockholders of record at the close of business on July 1, 2026, which we have set as the record date, are entitled to notice of and to vote at the Annual Meeting.

Number of Outstanding Shares

On the record date, there were 30,331,695 outstanding shares of our common stock, par value $0.0001 per share.

Requirements for a Quorum

The holders of a majority of the issued and outstanding shares of common stock entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at the Annual Meeting. Each stockholder voting at the Annual Meeting, either in person or by proxy, may cast one vote per share of common stock held on all matters to be voted on at the Annual Meeting.

Votes Required for Each Proposal

Assuming that a quorum is present, the vote required for each proposal is as follows.

Directors shall be elected by a plurality of the votes cast at the Annual Meeting by holders of stock entitled to vote in the election. Therefore, the eight nominees who receive the greatest number of affirmative votes cast shall be elected as directors. We do not have cumulative voting rights for the election of directors.

The advisory vote to approve the fiscal 2026 compensation of our named executive officers (commonly referred to as a “say-on-pay” proposal), the proposal to approve the Boot Barn Holdings, Inc. 2026 Equity Incentive Plan, and the proposal to ratify Deloitte & Touche LLP as the independent registered public accounting firm of our Company for the fiscal year ending March 27, 2027 each require the affirmative vote of a majority in voting power of shares present in person or represented by proxy at the Annual Meeting and entitled to vote thereon.

Although the say-on-pay proposal is non-binding, it will provide feedback to our compensation committee and our board of directors regarding investor sentiment about our executive compensation philosophy, policies, and practices, which our compensation committee and our board of directors will consider when determining matters of executive compensation for the years to come.

The vote on each matter submitted to stockholders is tabulated separately. Computershare Trust Company, N.A. (“Computershare”), or a representative thereof, will tabulate the votes.

Our Board’s Recommendation for Each Proposal

Our board of directors recommends that you vote your shares:

●	“FOR” the election of each director nominee;

●	“FOR” the “say-on-pay” proposal;

●	“FOR” the approval of the Boot Barn Holdings, Inc. 2026 Equity Incentive Plan; and

●	“FOR” the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of our Company for the fiscal year ending March 27, 2027.

Voting Instructions

You may vote your shares by proxy by doing any one of the following: vote via the Internet at www.envisionreports.com/BOOT; call 1-800-652-VOTE (8683) to vote by telephone; or if you have requested the proxy materials by mail, sign, date, and return your proxy or voting instruction card in the prepaid enclosed envelope to vote by mail. When a proxy is properly executed and returned, the shares it represents will be voted at the Annual Meeting as directed.

If a proxy card is properly executed and returned and no voting specification is indicated, the shares will be voted (1) “FOR” the election of each of the eight director nominees for director set forth in this proxy statement, (2) “FOR” the “say-on-pay” proposal, (3) “FOR” the approval of the Boot Barn Holdings, Inc. 2026 Equity Incentive Plan, (4) “FOR” the proposal to ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of our Company for the fiscal year ending March 27, 2027, and (5) as the persons specified in the proxy deem advisable in their discretion on such other matters as may properly come before the Annual Meeting. As of the date of this proxy statement, we have received no notice of any such other matters.

If you attend the Annual Meeting, you may vote in person even if you have previously voted via the Internet or by phone or returned a proxy or voting instruction card by mail, and your in-person vote will supersede any vote previously cast.

Broker Non-Votes and Abstentions

If you are a beneficial owner of shares held in “street name” and do not provide the broker, bank, or other nominee that holds your shares with specific voting instructions, under the rules of the New York Stock Exchange (“NYSE”), the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the broker, bank, or other nominee that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is commonly referred to as a “broker non-vote.”

The election of directors (“Proposal 1”), the say-on-pay proposal (“Proposal 2”), and the approval of the Boot Barn Holdings, Inc. 2026 Equity Incentive Plan (“Proposal 3”) are matters deemed to be non-routine under applicable rules. Therefore, a broker, bank, or other nominee cannot vote without your instructions on Proposals 1, 2, or 3; as a result, there may be broker non-votes on Proposals 1, 2, or 3. For your vote to be counted on Proposals 1, 2, or 3, you will need to communicate your voting decisions to your broker, bank, or other nominee by the deadline specified in the voting instruction form using the voting instruction form provided by your broker, bank, or other nominee.

The ratification of appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending March 27, 2027 (“Proposal 4”) is a matter deemed to be routine under applicable rules. A broker, bank, or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected in connection with Proposal 4.

Broker non-votes and abstentions each are counted for determining the presence of a quorum. The election of directors requires a plurality of votes cast. Neither broker non-votes nor any withhold votes, as applicable, in the election of directors will have any effect thereon. With respect to Proposals 2, 3, and 4, abstentions will have the same effect as votes “against” such proposal because they represent shares present and entitled to vote that are not voted in favor of such proposal. Broker non-votes will have no effect on Proposals 2 and 3 because they do not represent shares entitled to vote on such proposals. Broker non-votes are not applicable to Proposal 4, because Proposal 4 is a routine matter, as described above.

Revoking Proxies

Any stockholder giving a proxy may revoke the proxy at any time before its use by furnishing to us either a written notice of revocation or a duly executed proxy (via internet, telephone, or mail) bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting alone will not cause your previously granted proxy to be revoked unless you specifically so request.

Election Inspector

We have engaged Computershare to be the election inspector. Votes cast by proxy or in person at the Annual Meeting will be tabulated by such election inspector, who will determine whether a quorum is present. The election inspector will treat broker non-votes and abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, and as described in the “Broker Non-Votes and Abstentions” section of this proxy statement for purposes of determining the approval of any matter submitted to stockholders for a vote.

Voting Results

The final voting results from the Annual Meeting will be included in a Current Report on Form 8-K to be filed with the SEC within four business days of the Annual Meeting.

Costs of Solicitation of Proxies

We will bear the cost of this proxy solicitation. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding proxy solicitation materials to such beneficial owners. Proxies also may be solicited by certain of our directors and officers, personally or by telephone, text message or e-mail, without additional compensation. We do not expect to engage or pay any compensation to a third-party proxy solicitor.

Householding

We have adopted a procedure called “householding,” which has been approved by the SEC. Under this procedure, certain stockholders of record who have the same address and last name, and who do not participate in electronic delivery of proxy materials, will receive only one copy of the 2026 Notice, and as applicable, any additional proxy materials that are delivered. A separate proxy card for each stockholder of record will be included in the printed materials. This procedure reduces our printing costs, mailing costs, and fees. Upon written or oral request, we will promptly deliver a separate copy of the Notice or, if applicable, the printed proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. (1) If you received a single copy of the 2026 Notice or, if applicable, the printed 2026 proxy materials, at a shared address and wish to receive a separate copy of the 2026 Notice or Annual Report or, if applicable, the printed 2026 proxy materials, (2) if you wish to receive separate copies of the Notice of Internet Availability of Proxy Materials or proxy materials in the future, or (3) if you are currently receiving multiple copies of the Notice of Internet Availability of Proxy Materials and proxy materials at a shared address and wish to participate in householding in the future, please notify us by oral request at 949-453-4400 or by sending a written request to our Corporate Secretary at 17100 Laguna Canyon Road, Irvine, California 92618. Street name stockholders may contact their broker, bank, or other nominee to request information about householding.

Availability of our Filings with the SEC and Additional Information

Through our investor relations website, http://investor.bootbarn.com, we make available free of charge all of our SEC filings, including our proxy statements, our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q, and our Current Reports on Form 8-K, as well as Form 3, Form 4, and Form 5 reports of our directors, officers, and certain principal stockholders, together with amendments to these reports filed or furnished pursuant to Sections 13(a), 15(d), or 16 of the Exchange Act. We will also provide upon written request, without charge to each stockholder of record as of the record date, a copy of our Annual Report on Form 10-K for the fiscal year ended March 28, 2026 (the “Fiscal 2026 Form 10-K”) as filed with the SEC. Any exhibits listed in the Fiscal 2026 Form 10-K report also will be furnished upon request at the actual expense we incur in furnishing such exhibits. Any such requests should be directed to our Corporate Secretary at our executive offices set forth in this proxy statement.

All of our SEC filings can also be accessed through the SEC’s website, http://www.sec.gov.

The common stock of our Company is listed on the NYSE.

Information Deemed Not Filed

Our 2026 Annual Report to Stockholders, which was made available to stockholders with or preceding this proxy statement, contains financial and other information about our Company, but is not incorporated into this proxy statement and is not to be considered a part of these proxy materials or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act. The information contained in the “Compensation Committee Report” and “Report of the Audit Committee” shall not be deemed “filed” with the SEC or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act.

Other Information

We report our results of operations on a 52- or 53-week fiscal year ending on the last Saturday in March, unless April 1 is a Saturday, in which case the fiscal year ends April 1. In a 52-week fiscal year, each quarter includes thirteen weeks of operations; in a 53-week fiscal year, the first, second, and third quarters each include thirteen weeks of operations, and the fourth quarter includes fourteen weeks of operations. Our fiscal years ended on March 28, 2026, March 29, 2025 and March 30, 2024 were each 52-week periods. We refer to our fiscal years ended March 28, 2026, March 29, 2025 and March 30, 2024 as “fiscal 2026,” “fiscal 2025,” and “fiscal 2024,” respectively. We refer to the fiscal year ending March 27, 2027 as “fiscal 2027.”

As used in this proxy statement, unless the context otherwise requires, references to the “Company,” “Boot Barn,” “we,” “us,” and “our” refer to Boot Barn Holdings, Inc. and, where appropriate, its subsidiaries.

CORPORATE GOVERNANCE

Our Board

Our business and affairs are managed by our board of directors, which currently consists of eight members, all of whose terms expire at the Annual Meeting. As discussed in Proposal 1 below, the board of directors is pleased to nominate all eight members of our current board of directors to stand for re-election at the Annual Meeting. The following sets out information about the eight director nominees.

Peter Starrett Chairman of the Board Independent Director Age: 78 Director since: 2011 Chairman since: 2012

Mr. Starrett has served as Chairman of our board of directors since 2012 and as a member of our board of directors since 2011. From November 22, 2024 to December 31, 2025, Mr. Starrett served as Executive Chairman on an interim basis to assist in the executive search and subsequent leadership transition following the resignation of the Company’s former Chief Executive Officer (“CEO”). Mr. Starrett has over 30 years of experience in the retail industry. In 1998, Mr. Starrett founded Peter Starrett Associates, a retail advisory firm, and has served as its President since that time. From 1990 to 1998, Mr. Starrett served as the President of Warner Bros. Studio Stores Worldwide, a specialty retailer. Previously, he was Chairman and Chief Executive Officer at The Children’s Place, a specialty clothing retailer. Prior to that, he held senior executive positions at both Federated Department Stores and May Department Stores, each a department store retailer. Mr. Starrett currently serves as a member of the board of directors of several private companies, and he previously served on the board of directors of Floor & Decor Holdings Inc. (“Floor & Decor”) from 2010 to 2025. Mr. Starrett received a bachelor’s degree from the University of Denver and received a master’s degree in business administration from Harvard University. We believe that Mr. Starrett is qualified to serve on our board of directors because of his extensive experience as an officer and director of both public and private companies in the retail industry.

Chris Bruzzo Independent Director Age: 56 Director since: 2021 Committee: Compensation, Chairperson

Mr. Bruzzo joined our board of directors in 2021. Mr. Bruzzo most recently served as Interim Co-Chief Executive Officer, Co-President and on the board of directors of Peloton Interactive, Inc. (Nasdaq: PTON). Mr. Bruzzo has more than 20 years of experience working for global consumer brands, with extensive knowledge in marketing, brand management, digital strategy, and communications. Among other roles, Mr. Bruzzo previously served as the Executive Vice President and Chief Experience Officer of Electronic Arts from 2014 to 2023; Senior Vice President, Channel Brand Management for Starbucks Corporation from 2007 to 2014; Vice President, Marketing and Public Relations for Amazon.com Inc. from 2003 to 2006; and Assistant Vice President, Communications for Regence Blue Shield from 1998 to 2003. Mr. Bruzzo was the founding executive sponsor and advocate for Somos EA, Electronic Arts’ Latinx employee resource group, and he is a member of the Latino Corporate Directors Association. Mr. Bruzzo currently serves as president of the board of Mission Scholars, a non-profit that provides college access to low-income students. Mr. Bruzzo holds a bachelor of arts degree in political science from Whitworth University. We believe that Mr. Bruzzo is qualified to serve on our board of directors because of his extensive experience working for global consumer brands.

Eddie Burt Independent Director Age: 60 Director since: 2021 Committee: Audit

Mr. Burt joined our board of directors in 2021. Mr. Burt currently serves as the Chief Supply Chain Officer of Love’s Travel Stops & Country Stores, Inc. Mr. Burt has over 30 years of experience in the retail industry with extensive knowledge around supply chain and real estate operations. Mr. Burt previously served as the Executive Vice President, Chief Supply Chain Officer of Big Lots Inc. (NYSE: BIG) from 2019 to 2023 and Executive Vice President of Merchandising and Supply Chain for GNC from 2017 to 2018. Prior to that, Mr. Burt worked for PetSmart, Inc. from 2007 to 2015, beginning as Vice President of Distribution and progressing to Senior Vice President of Supply Chain with later movement to Senior Vice President of Real Estate and Development. From 2004 to 2007, he worked as the Director of Domestic Distribution for The Home Depot, Inc. From 1989 to 2004, Mr. Burt worked in various roles within Distribution at Mervyn’s Department Store, which included a two-year developmental assignment running asset protection. Mr. Burt holds a bachelor’s degree in business administration from Morehouse College in Atlanta, Georgia. We believe that Mr. Burt is qualified to serve on our board of directors because of his extensive experience in the retail industry.

John Hazen Director Age: 50 Director since: 2025

Mr. Hazen has been a director and our Chief Executive Officer since May 2025. Prior to that, Mr. Hazen was our Chief Digital Officer from 2018 until his appointment to Interim Chief Executive Officer in November 2024. Prior to joining Boot Barn, Mr. Hazen was with Ring as the SVP of Commerce and Subscriptions from 2017 to 2018. Before joining Ring, Mr. Hazen was employed by True Religion as the SVP of Direct To Consumer from 2014 to 2017, where he oversaw both brick-and-mortar and digital channels. Mr. Hazen has over 20 years of experience in the apparel and footwear industry at companies including Kellwood, Nike, and Fox Racing. He received a bachelor of commerce degree in management information systems from Concordia University in Montreal, Quebec and a master’s degree in business administration from Loyola Marymount University in Los Angeles, California. We believe that Mr. Hazen is qualified to serve on our board of directors because of his extensive omnichannel experience and expertise in the strategic and operational aspects of the retail industry, which he has gained working in the industry for more than 20 years.

Lisa G. Laube Independent Director Age: 63 Director since: 2018 Committees: Compensation Corporate Governance and Nominating, Chairperson

Ms. Laube joined our board of directors in 2018. She previously served as the President of Floor & Decor until her retirement in 2022. She joined Floor & Decor as Executive Vice President and Chief Merchandising Officer in 2012 and was promoted to President in 2020, where she was responsible for Merchandising, Marketing, Training, E-Commerce, and Store Operations. From 2005 to 2011, Ms. Laube was President of Party City Holdco Inc. (“Party City”), where she was responsible for Merchandising, Marketing and E-Commerce, and prior to that she was Party City’s Chief Merchandising Officer. From 2002 to 2004, she was the Vice President of Merchandising for White Barn Candle Company, a division of Bath and Body Works. Prior to that, Ms. Laube worked from 1996 to 2002 at Linens ‘n Things, beginning as a Buyer and progressing to General Merchandising Manager. From 1988 to 1996, she was a Buyer at Macy’s Inc. in the Textiles division. Ms. Laube began her career at Rich’s department store in the Executive Training Program. Ms. Laube currently serves as the chairman of the board of directors of Zoo Atlanta, a zoological park in Atlanta, Georgia, and on the foundation board of St Mary’s Good Samaritan Hospital in Greensboro, Georgia. She is also on the Terry Dean’s Advisory Council for the Terry School of Business at the University of Georgia. She graduated from the Terry School of Business, University of Georgia in 1985 with a B.B.A. in Marketing. We believe that Ms. Laube is qualified to serve on our board of directors because of her extensive experience in the retail industry.

Anne MacDonald Independent Director Age: 70 Director since: 2018 Committees: Audit Corporate Governance and Nominating

Ms. MacDonald joined our board of directors in 2018. Ms. MacDonald has over 30 years of experience across marketing disciplines and industries. She started her career in the advertising industry prior to moving to the corporate side in 1993 as VP Brand Management for PepsiCo’s Pizza Hut division. From 1997 to 2011, Ms. MacDonald held the position of Chief Marketing Officer at several Fortune 100 companies, including Citigroup, Macy’s Inc., and Travelers Insurance. Ms. MacDonald has previously served on the public boards of British Insurer, Hiscox Inc., Catalina Marketing Corporation and Rentrak Corporation. From 2014 to 2017 Ms. MacDonald worked as an advisor to Yale University’s start-up incubator, Yale Entrepreneurial Institute. Ms. MacDonald received her bachelor’s degree from Boston College and an MSc. from the University of Bath in England. We believe that Ms. MacDonald is qualified to serve on our board of directors because of her experience as a board member and over 30 years of experience and insight in marketing, building enduring brands and developing and launching new products.

Brenda I. Morris Independent Director Age: 61 Director since: 2014 Committee: Audit, Chairperson

Ms. Morris has served on our board of directors since 2014. Ms. Morris has over 35 years of experience in finance, accounting and operations roles concentrated in consumer products, food and beverage, retail, and wholesale sectors. Ms. Morris is currently a Partner at CSuite Financial Partners, a financial executive services firm, which she joined in 2015. Ms. Morris most recently served as Interim Chief Executive Officer and on the board of directors of Xponential Fitness Inc. (NYSE: XPOF) from 2019 to May 2025. Ms. Morris has served since 2021 on the board of directors for iHerb Holdings, LLC, a health and wellness retailer. Ms. Morris formerly served on the Pacific Lutheran University Board of Regents from 2011 until 2020. From 2015 until 2022, Ms. Morris served on the board of directors for Duluth Holdings Inc. (Nasdaq: DLTH). Ms. Morris is a board member for National Association of Corporate Directors, Pacific Southwest Chapter. Ms. Morris has served on several non-profit boards in various capacities during her career. Ms. Morris holds a NACD Directorship Certification® and NACD Cyber-Risk Oversight Certification®, the leading-edge board certifications on governance issues demonstrating a commitment to the profession of directorship. Ms. Morris is a CPA (inactive), Certified Management Accountant and Certified Global Management Accountant. From 2016 to 2019, Ms. Morris was the Chief Financial Officer of Apex Parks Group, a company operating amusement parks and family entertainment centers. Ms. Morris previously served at Hot Topic, Inc., a specialty retailer, as Senior Vice President, Finance from 2015 to 2016. Ms. Morris previously served as Chief Financial Officer for 5.11 Inc., a tactical gear and apparel wholesaler and retailer, from 2013 to 2015, as Chief Financial Officer for Love Culture, a young women’s fashion retailer, from 2011 to 2013, and as Chief Financial Officer for Icicle Seafoods, Inc., a premium seafood processor and distributor, from 2009 to 2011. Ms. Morris was also Chief Operating Officer and Chief Financial Officer of iFloor.com from 2007 to 2009, Chief Financial Officer of Zumiez Inc. from 2003 to 2007, and Director of Finance and Vice President/Chief Financial Officer of K2 Corporation from 1999 to 2003. Ms. Morris holds a B.A. in business administration with a concentration in accounting from Pacific Lutheran University and an M.B.A. from Seattle University. We believe that Ms. Morris is qualified to serve on our board of directors because of her extensive experience in accounting, finance and executive management.

Brad Weston Independent Director Age: 61 Director since: 2018 Committee: Audit

Mr. Weston joined our board of directors in 2018. Most recently, Mr. Weston served on the board of directors and as Chief Executive Officer of At Home Group Purchaser LLC and its affiliates (“At Home”) from 2024 to July 2026. On June 16, 2025, At Home’s predecessor filed a voluntary Chapter 11 bankruptcy petition with the U.S. Bankruptcy Court for the District of Delaware, following which the reorganized At Home effectuated certain restructuring transactions and successfully emerged from bankruptcy on October 24, 2025. Prior to At Home, Mr. Weston served as the Chief Executive Officer and as a director of Party City (NYSE: PRTY), positions he held from 2020 until November 2023. Mr. Weston joined Party City in 2019, serving as President of Party City and Chief Executive Officer of Party City Retail Group before becoming Chief Executive Officer of Party City in 2020. On January 17, 2023, Party City filed a voluntary Chapter 11 bankruptcy petition within the U.S. Bankruptcy Court for the Southern District of Texas and emerged from bankruptcy in October 2023; however, on December 21, 2024, Party City initiated voluntary Chapter 11 proceedings in the U.S. Bankruptcy Court for the Southern District of Texas to accomplish an orderly wind down of its business. Prior to his time at Party City, Mr. Weston worked for Petco Health and Wellness Company, Inc. (“Petco”) from 2011 to 2018, first as Executive Vice President and Chief Merchandising Officer overseeing all merchandising activities, including buying, operations, planning and inventory, sourcing, private brand, store design, and Petco’s marketing and e-commerce, and then as Chief Executive Officer from 2016 to 2018. Prior to joining Petco, Mr. Weston served as Senior Vice President and Chief Merchandising Officer for Dick’s Sporting Goods, Inc., Golf Galaxy and dicksportinggoods.com. Previously, Mr. Weston was Senior Vice President, General Merchandise Manager for May Merchandising Company in St. Louis. Mr. Weston started his career as an executive trainee with Robinsons-May in Los Angeles, and eventually became Senior Vice President and General Merchandise Manager. Mr. Weston served on the board of directors of Vera Bradley, Inc. (Nasdaq: VRA), a leading designer of women’s handbags, luggage and other travel items, fashion and home accessories, and unique gifts, from January 2024 to July 2024. Mr. Weston served on the board of directors of National Retail Federation, the world’s largest retail trade association, from 2017 to 2018. Mr. Weston holds a bachelor’s degree in business administration with a finance and marketing emphasis from the University of California, Berkeley. We believe that Mr. Weston is qualified to serve on our board of directors because of his extensive experience in the retail industry.

Board Structure and Director Independence

Currently, our board of directors consists of eight directors. Our amended and restated bylaws provide that our board of directors will consist of the number of directors that our board of directors may determine from time to time, up to a maximum of nine directors. Our board of directors has determined that Mr. Starrett, Mr. Bruzzo, Mr. Burt, Ms. Laube, Ms. MacDonald, Ms. Morris, and Mr. Weston are currently independent for the purpose of serving on our board of directors under the independence standards promulgated by the NYSE. As Mr. Hazen is our CEO, he is not considered independent under the NYSE listing standards.

With respect to Mr. Starrett, the board of directors considered that Mr. Starrett was appointed Executive Chairman on an interim basis in November 2024 following the resignation of our former CEO to assist in the CEO executive search and subsequent leadership transition. Following the conclusion of his service as Executive Chairman in December 2025, our board of directors concluded that Mr. Starrett’s service as Executive Chairman on an interim basis to assist in the CEO executive search and subsequent leadership transition did not adversely impact his independence. Similarly, the board of directors determined that Mr. Starrett’s former service as interim CEO over ten years ago does not impact his independence. Accordingly, our board of directors has determined that Mr. Starrett is currently independent pursuant to the standards promulgated by the NYSE.

Board Leadership Structure

Our board of directors does not have a policy with respect to the separation of the offices of Chief Executive Officer and Chairman of the board. It is the view of the board that rather than having a rigid policy, the board of directors, with the advice and assistance of the nominating and corporate governance committee, and upon consideration of all relevant factors and circumstances, will determine, as and when appropriate, whether to institute a formal policy. Currently, our leadership structure separates these roles, with Mr. Starrett serving as our Chairman of the board and Mr. Hazen serving as our Chief Executive Officer. Our board of directors believes that separating the roles of Chief Executive Officer and Chairman provides the appropriate balance between strategy development, flow of information between management and the board of directors, and oversight of management. By segregating the roles of the Chairman and the Chief Executive Officer, we reduce any duplication of effort between the Chief Executive Officer and the Chairman of the board. We believe that this provides guidance for our board of directors, while also positioning our Chief Executive Officer as the leader of our Company in the eyes of our customers, employees, and other stakeholders. As Chairman of the board, Mr. Starrett, among other responsibilities, presides over regularly scheduled meetings of the board of directors, serves as a liaison between the directors, and performs such additional duties as our board of directors may otherwise determine and delegate.

The Board’s Role in Risk Oversight

Our board of directors is primarily responsible for overseeing our risk management processes. Our board of directors, as a whole, determines the appropriate level of risk for our Company, assesses the specific risks that we face, and reviews management’s strategies for adequately mitigating and managing the identified risks. The board executes its oversight duties in part by assigning responsibility to committees of the board to oversee the management of certain risks that fall within their respective areas, while maintaining oversight of certain risks, such as AI, at the full board level. In performing this function, each board committee has full access to management, as well as the ability to engage outside advisors. The chair of each committee reports on the applicable committee’s activities at each board meeting and has the opportunity to discuss risk management with the full board at that time.

Board

The full board has primary responsibility for risk oversight. The board executes its oversight duties through:

-Assigning specific oversight duties to appropriate board committees

-Engaging in periodic briefing and informational sessions by management addressing: (1) the types of risk the Company faces; and (2) processes for risk identification, mitigation, and control

Audit Committee

-Reviews and discusses with management the Company's major financial risk exposures and the actions that management has taken to monitor and control such exposures

-Reviews the performance and independence of the Company's independent auditors and the performance of the Company's internal audit

-Responsible for cybersecurity risk oversight

-Discusses guidelines and policies with respect to risk assessment and risk management

Compensation Committee

-Reviews and oversees the risk assessment related to the Company's compensation programs and reports the results to the board

Nominating and Corporate Governance Committee

-Reviews and oversees risks related to board succession planning

-Reviews and oversees risks related to corporate governance policies and practices

-Reviews and oversees risks related to environmental, social and governance

Compensation Risk Management and Other Policies

Compensation Risk Assessment

In fiscal 2026, the compensation committee’s independent compensation consultant, Korn Ferry (US) (“Korn Ferry”), supported management and the compensation committee in conducting their risk assessment of our incentive compensation plans and practices. Included in the review were all cash and equity-based incentive plans, insider trading prohibitions, and independent oversight by the compensation committee. Management and the compensation committee evaluated these compensation policies and practices to ensure that they do not create risks that are reasonably likely to have a material adverse effect on the Company. They considered the Company’s growth and return performance, the mix of compensation between fixed and variable pay, financial and non-financial metrics, and the time horizon of the compensation policies in place. As a result of this analysis, as well as the regular review of compensation policies and practices, management and the compensation committee have concluded that the Company’s compensation programs do not create risks that are reasonably likely to have a material adverse effect on the Company. Accordingly, there were no material adjustments made to our compensation policies and practices as a result of this risk assessment. We will continue to monitor our compensation policies and practices to determine whether our risk management objectives are being met with respect to incentivizing the Company’s executive officers.

Insider Trading Policy and Policies Prohibiting Hedging, Pledging, and Speculative or Short-Term Trading

Our Insider Trading Policy (the “Insider Trading Policy”) applies to all directors, officers, and employees of the Company and its subsidiaries, as well as the Company itself. We believe that our Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules, and regulations with respect to the purchase, sale, and/or other dispositions of the Company’s securities, as well as the applicable rules and regulations of the New York Stock Exchange.

Additionally, our Insider Trading Policy prohibits employees (including executive officers) and directors of the Company and its subsidiaries (each an “Associated Person”) and members of an Associated Person’s immediate family who live in the same household as such Associated Person (each a “Covered Person”) from pledging, hypothecating, or otherwise encumbering shares of the Company’s stock as collateral for indebtedness. This prohibition includes, but is not limited to, holding such shares in a margin account or any other account that could cause the Company’s stock to be subject to a margin call or otherwise be available as collateral for a margin loan.

The Insider Trading Policy also prohibits Covered Persons from engaging in short sales (sales of securities that are not currently owned by the seller), short-term trading, transactions in put or call options, margin trading, or other inherently speculative transactions with respect to Company securities at any time.

Board Participation

Our board of directors held five meetings in fiscal 2026. During fiscal 2026, each of our directors attended 75% or more of all of the meetings of our board of directors and of the committees on which he or she served. We regularly schedule executive sessions in which independent directors meet without the presence or participation of management.

While we do not have a formal policy on directors’ attendance at annual meetings, we encourage our directors to attend our annual meetings of stockholders. All of our directors attended the 2025 annual meeting of stockholders either in person or by telephone.

Board Committees

Our board of directors has the authority to appoint committees to perform certain management and administration functions. Our board of directors has an audit committee, a compensation committee, and a nominating and corporate governance committee. The composition and responsibilities of each committee are described below. Members serve on these committees until their resignation or until otherwise determined by the board of directors. Each committee has a written charter that sets forth such committee’s purpose and responsibilities. Copies of each of the committees’ charters are available on our website and described under “Availability of Corporate Governance Information” on page 16.

Audit Committee

Our audit committee provides oversight of our accounting and financial reporting process, the audit of our financial statements and our internal control function. Among other matters, the audit committee is responsible for the following:

●	assisting the board of directors in oversight of our independent registered public accounting firm’s qualifications, independence and performance;

●	the engagement, retention, oversight, evaluation, and compensation of our independent registered public accounting firm;

●	reviewing the scope of the annual audit;

●	reviewing and discussing with management and the independent registered public accounting firm the results of the annual audit and the review of our quarterly financial statements, including the disclosures in our annual and quarterly reports filed with the SEC;

●	reviewing our risk assessment and risk management processes;

●	reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls, and compliance with legal and regulatory requirements;

●	establishing procedures for receiving, retaining, and investigating complaints received by us regarding accounting, internal accounting controls or audit matters;

●	approving audit and permissible non-audit services provided by our independent registered public accounting firm; and

●	reviewing the performance of the audit committee, including compliance with its charter.

Our audit committee is composed of Brenda I. Morris, the chair of the committee, Eddie Burt, Anne MacDonald, and Brad Weston. All members of our audit committee meet the requirements for financial literacy under the applicable rules and regulations of the NYSE. Our board of directors has determined that Ms. Morris is an “audit committee financial expert” as defined under the applicable rules of the SEC and has the requisite financial sophistication as defined under the applicable rules and regulations of the NYSE. The designation as an audit committee financial expert does not impose upon such designee any duties, obligations, or liabilities that are greater than those of any other member of the audit committee and the board. Ms. Morris, Mr. Burt, Ms. MacDonald, and Mr. Weston are all independent directors as defined under the applicable rules and regulations of the SEC and the NYSE.

Our audit committee met four times during fiscal 2026.

Compensation Committee

Our compensation committee adopts, administers, and reviews the compensation policies, plans, and benefit programs for our executive officers and all other members of our executive team. Among other matters, the compensation committee is responsible for the following:

●	evaluating annually the performance of our Chief Executive Officer in consultation with the board of directors;

●	reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer;

●	determining the compensation of our Chief Executive Officer based on its evaluation and review;

●	reviewing and approving the compensation of all other executive officers;

●	adopting and administering our equity compensation plans;

●	overseeing and monitoring compliance with our policies regarding the recovery or “clawback” of compensation;

●	overseeing our hedging and pledging policies applicable to executive officers and directors;

●	making recommendations regarding non-employee director compensation to the full board of directors;

●	overseeing our stock ownership guidelines for executive officers and directors;

●	assessing the risks related to the Company’s compensation policies, practices, and programs;

●	reviewing the performance of the compensation committee, including compliance with its charter; and

●	retaining and supervising compensation consultants and other advisors to the compensation committee and evaluating independence and conflict of interest issues with respect to these advisors to ensure compliance with applicable laws and listing standards.

The compensation committee may form, and may delegate any of its responsibilities to, subcommittees as it deems necessary or appropriate, in its sole discretion; provided, however, the compensation committee may not delegate to a subcommittee any power or authority required by any law, regulation, or listing standard to be exercised by the compensation committee as a whole. To the extent permitted by applicable laws, rules, and regulations and the Company’s incentive compensation plans and equity-based compensation plans, the compensation committee may delegate to management the administration of such incentive compensation plans and equity-based compensation plans for persons not subject to the reporting requirements of Section 16 of the Exchange Act.

Our compensation committee is composed of Chris Bruzzo, the chair of the committee, Lisa G. Laube, and Peter Starrett. Mr. Bruzzo, Ms. Laube, and Mr. Starrett are independent directors as defined under the applicable rules and regulations of the SEC and the NYSE.

Our compensation committee met five times during fiscal 2026.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee is responsible for, among other things, making recommendations regarding corporate governance, the composition of our board of directors, identification, evaluation, and nomination of director candidates and the structure and composition of committees of our board of directors. Among other matters, the nominating and corporate governance committee is responsible for the following:

●	identifying individuals qualified to become board members;

●	overseeing our corporate governance guidelines;

●	overseeing environmental, social, and governance policies and practices;

●	reviewing and recommending committee charters for board of director approval;

●	reviewing and approving our Code of Business Conduct and Ethics;

●	overseeing senior management succession planning, including emergency succession planning;

●	overseeing board of director succession planning, including succession of committee chairs;

●	reviewing actual and potential conflicts of interest of our directors and officers;

●	overseeing the board and committee self-evaluation process; and

●	reviewing the performance of the nominating and corporate governance committee, including compliance with its charter.

Our nominating and corporate governance committee is composed of Lisa G. Laube, the chair of the committee, Anne MacDonald, and Peter Starrett. Ms. Laube, Ms. MacDonald, and Mr. Starrett are independent directors as defined under the applicable rules and regulations of the SEC and the NYSE.

Our nominating and corporate governance committee met four times during fiscal 2026.

Identifying and Evaluating Director Candidates

Our nominating and corporate governance committee will consider persons recommended by stockholders for inclusion as nominees for election to our board of directors. Stockholders wishing to recommend director candidates for consideration by the nominating and corporate governance committee may do so by writing to the Corporate Secretary at 17100 Laguna Canyon Road, Irvine, California 92618, and providing the requisite information as set forth in our amended and restated bylaws, including, without limitation, the recommended nominee’s name, biographical data, and qualifications, accompanied by the written consent of the recommended nominee.

The evaluation process for director nominees who are recommended by our stockholders is the same as for any other nominee and is based on numerous factors that our nominating and corporate governance committee considers appropriate, some of which may include strength of character, mature judgment, career specialization, relevant technical skills, and professional experience, and the extent to which the nominee would fill a present need on our board of directors.

Board Make-Up

We do not have a formal policy regarding the consideration of diversity when evaluating director candidates.

The below charts show the diversity of our current board members (based on the self-identification information provided by, and consented to the public disclosure of, our directors):

38%

3 of 8

Directors are Female

Lisa Laube, Anne MacDonald, Brenda Morris

25%

2 of 8

Directors are Racially and/or Ethnically Diverse

Eddie Burt, Chris Bruzzo

2
4
2
50's
60's
70's

62 Years

Average Age

(as of 3/28/2026)

88%

7 of 8

Directors are Independent

2
4
2
0-5 Years
5-10 Years
10+ Years

7.5 Years

Average Tenure

(as of 3/28/2026)

Environmental, Social, and Governance (ESG) Matters

We are committed to operating our business in a way that respects ESG strategies. We believe in quality products and good value. We believe in community and our duty to act in the best interest of our customers, stockholders and the environment. These fundamental values guide us in our efforts to be a sustainable and socially responsible Company.

Environmental

As an organization, we strive to reduce our environmental impact as we grow across the United States. We believe in making decisions that not only support the growth and success of our Company, but that also help us take action to care for our environment.

We have adopted sustainable initiatives in many of our stores, including using reusable 3.0-millimeter recyclable poly shopping bags in all stores with the exception of stores where we are required by local jurisdictions to use 70% post-consumer paper shopping bags. Additional initiatives in our stores include installation of LED lighting in new stores, implementing Title 24, utilization of programmable and lockable thermostats in retail locations, retrofitting to more energy efficient lighting in existing stores, adding low-flush toilets to save water, joining local recycling programs, utilizing janitorial products that are ecofriendly and water based, and upgrading to more environmentally friendly freon for our HVAC units. We also have a program in place to proactively replace aged HVAC units in our stores with new ENERGY STAR-rated HVAC units. This initiative has helped us reduce our store utility costs per square foot and has accelerated our use of environmentally friendly freon in our HVAC units. We install energy management systems in all new stores and are also in the process of installation in a number of our existing stores. These systems monitor and control the performance of HVAC, lighting and exterior store signage. The installation of these systems is intended to assist in reducing downtime, monitor HVAC systems for self-correcting resolutions, and improve energy efficiency. As of the end of fiscal 2026, approximately half of our existing store base had energy management systems. In our distribution centers, we use shipping boxes made from 70% post-consumer product, recycle pallets, and corrugated boxes, utilize a professional warehouse management system that operates in an efficient environment, and strive to utilize propane or natural gas over oil-based fuels.

Social

We are committed to partnering with manufacturers and brands that run their business and treat their employees under fair, responsible, and ethical standards. We expect all our suppliers, vendors, and business partners to share in our concern for human rights and require them to not tolerate illegal, unethical, abusive, or immoral behavior or to allow poor, inappropriate working conditions. Our Human Rights Policy can be found at https://investor.bootbarn.com/governance/Environment-Social-and-Governance/default.aspx. We have standards that are in line with common, expected industry practices and international laws. All agents and factories are expected to comply with these standards in order to conduct business with us. We are committed to ensuring that fair labor practices are followed with all our partners. We require workers to be employed in conditions that are safe, free of harassment, abuse, and without discrimination and do not tolerate child labor or forced labor of any kind. We contract with a third‐party factory monitoring firm to conduct annual audits of exclusive brand partner factories that directly supply merchandise to our Company.

We are proud supporters of the local communities where we operate. In addition to supporting organizations that help members of our military, we also provide veteran and active U.S. military discounts. Each year we sponsor events and donate funds to charities and organizations that help individuals in need. We operate The Boot Barn Boot Straps Fund (“Boot Straps”) to provide short-term financial assistance to Boot Barn employees in the event of unforeseen qualified personal hardships. Boot Straps is an employee-supported charity where every dollar donated goes to an employee in need. The Company also contributes to Boot Straps.

Governance

Our board of directors has adopted corporate governance guidelines to help it fulfill its responsibilities to the Company’s stockholders to oversee the work of management and the Company’s business and operations. These guidelines are also intended to align the interests of directors and management with those of the Company’s stockholders. For more information on these corporate governance guidelines, please refer to https://investor.bootbarn.com/governance/governance-documents/default.aspx. Our board of directors has also adopted a Code of Business Conduct and Ethics that applies to all directors, officers, and employees. Among other things, our Code of Business Conduct and Ethics promotes honest and ethical conduct, compliance with applicable governmental laws, rules and regulations, and the protection of Company assets.

Our ESG management committee reports regularly to the nominating and corporate governance committee of our board of directors. This committee is responsible for assessing our practices and striving to operate in a more responsible manner. For the latest information on our efforts, please refer to the Environmental, Social and Governance page of our investor website at https://investor.bootbarn.com/governance/Environment-Social-and-Governance/default.aspx.

Availability of Corporate Governance Information

Our board of directors has adopted charters for our audit, compensation, and nominating and corporate governance committees describing the authority and responsibilities delegated to the committee by our board of directors. Our board of directors has also adopted corporate governance guidelines and a Code of Business Conduct and Ethics that applies to all of our employees, including our executive officers and those employees responsible for financial reporting, and our non-employee directors. As required under the applicable rules and regulations of the SEC and the NYSE, our Code of Business Conduct and Ethics addresses, among other things, conflicts of interest, public disclosure, corporate opportunities, confidentiality, fair dealing, protection and proper use of listed Company assets, compliance with laws, rules and regulations, whistleblowing, and enforcement provisions. Any waiver of our Code of Business Conduct and Ethics with regard to a director or executive officer may only be authorized by our board of directors or the audit committee. We intend to disclose any amendments to the Code of Business Conduct and Ethics, or any waivers of its requirements, on our website to the extent required by applicable rules and regulations of the SEC and the NYSE. We post on our website, at http://investor.bootbarn.com, the charters of our audit, compensation, and nominating and corporate governance committees and our corporate governance guidelines and the Code of Business Conduct and Ethics referenced above. These documents are also available in print free of charge to any stockholder requesting a copy in writing from our Corporate Secretary at 17100 Laguna Canyon Road, Irvine, California 92618.

Communications with Our Board of Directors

Stockholders and other interested parties wishing to communicate with our board of directors or with an individual member of our board of directors may do so by writing to our board of directors or to the particular member of our board of directors, and mailing the correspondence to our Corporate Secretary at 17100 Laguna Canyon Road, Irvine, California 92618.

All such communications will be forwarded to the appropriate member or members of our board of directors, or if none is specified, to the Chairman of our board of directors.

PROPOSAL 1: ELECTION OF DIRECTORS

Nominees

Our nominating and corporate governance committee recommended, and the board of directors nominated, each of the following eight individuals to stand for election at the Annual Meeting:

●	Peter Starrett
●	Chris Bruzzo
●	Eddie Burt
●	John Hazen
●	Lisa G. Laube
●	Anne MacDonald
●	Brenda I. Morris
●	Brad Weston

Each nominee is currently serving as a director and was elected at our 2025 annual meeting of stockholders. Each nominee has consented to serve a one-year term if elected, concluding at the 2027 annual meeting of stockholders. Biographical information about each of our director nominees, is contained under “Our Board” above. At the Annual Meeting, eight directors will be elected to our board of directors.

Recommendation of the Board

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE ABOVE-NAMED DIRECTOR NOMINEES.

DIRECTOR COMPENSATION

Our board of directors has adopted a compensation policy for our directors who are not our employees (“Outside Directors”). There were no changes to the Outside Director compensation policy from fiscal 2025 to fiscal 2026. Accordingly, during fiscal 2026, under this policy, Outside Directors were entitled to receive the following:

●	Annual director cash retainer of $95,000;
●	Annual non-executive chairman cash retainer of $150,000;
●	Annual audit committee chair cash retainer of $25,000;
●	Annual compensation committee chair cash retainer of $20,000;
●	Annual nominating and corporate governance committee chair cash retainer of $20,000; and
●	Annual Outside Director equity award of $145,000.

The aforementioned cash retainers are paid quarterly. Outside Directors are also entitled to reimbursement of reasonable expenses relating to attendance at board of directors and board committee meetings.

The annual Outside Director equity award is granted pursuant to our 2020 Equity Incentive Plan and consists of restricted stock units (“RSUs”), payable in shares of our common stock. The RSUs are subject to time-based vesting conditions that lapse on the first day following the first anniversary of the date of grant, subject to continued service as a member of our board of directors. Settlement in respect of the RSUs is made upon the satisfaction of the applicable vesting requirements; however, our Outside Directors may elect to defer receipt of such shares of common stock.

Our board of directors recognizes that stock ownership by directors may strengthen their commitment to the long-term future of our Company and further align their interests with those of our stockholders. Accordingly, our Outside Directors are subject to the Company’s Stock Ownership Guidelines (see page 30 of this proxy statement for more information regarding our Stock Ownership Guidelines for Outside Directors).

Director Compensation Table

The following table sets forth a summary of the compensation paid to our Outside Directors in fiscal 2026.

Name	Fees Earned or Paid in Cash	Stock Awards (1)	All Other Compensation		Total
Peter Starrett	$119,808	$-	$1,490,334	(2)	$1,610,142
Chris Bruzzo	115,000	145,113	-		260,113
Eddie Burt	95,000	145,113	-		240,113
Lisa G. Laube	115,000	145,113	-		260,113
Anne MacDonald	95,000	145,113	-		240,113
Brenda Morris	120,000	145,113	-		265,113
Brad Weston	95,000	145,113	-		240,113
(1)	The amounts in this column reflect the aggregate grant date fair value of each RSU award granted during fiscal 2026, computed in accordance with ASC 718. The fiscal 2026 RSUs granted to Outside Directors, with the exception of Mr. Starrett, consisted of 926 RSUs, calculated by dividing the $145,000 intended value by the closing stock price of $156.71 on the grant date of May 16, 2025. The valuation assumptions used in determining such amounts are further described in Note 10 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended March 28, 2026.
(2)	The amount represents compensation that Mr. Starrett received for his service as Executive Chairman through December 31, 2025, which consisted of: (i) base salary payments of $590,192; and (ii) an RSU grant with a grant date fair value of $900,142. During his service as Executive Chairman, Mr. Starrett did not receive additional compensation for his service on board.

Following the conclusion of his service as Executive Chairman, Mr. Starrett began receiving compensation pursuant to the Outside Director compensation policy again.

The following table lists all outstanding equity awards held by our Outside Directors as of March 28, 2026. The market value is based upon the closing stock price of $149.23 on March 27, 2026, the last trading day of fiscal 2026. Equity awards held by Outside Directors consist solely of RSUs.

	Stock Awards
Name	Date of Grant	Shares/units not vested (#)		Market value of units not vested ($)
Peter Starrett	11/22/2024	6,385	(1)	952,834
	5/16/2025	5,744	(1)	857,177

Chris Bruzzo	5/16/2025	926	(2)	138,187

Eddie Burt	5/16/2025	926	(2)	138,187

Lisa Laube	5/16/2025	926	(2)	138,187

Anne MacDonald	5/16/2025	926	(2)	138,187

Brenda Morris	5/16/2025	926	(2)	138,187

Brad Weston	5/16/2025	926	(2)	138,187
(1)	The RSUs granted to Mr. Starrett on November 22, 2025 and May 16, 2026 will cliff vest on November 22, 2026.
(2)	The RSUs held by the director as of March 28, 2026 vested fully on the first day following the one-year anniversary of the grant date, which was following the completion of fiscal 2026.

EXECUTIVE OFFICERS

The following table sets forth information regarding our executive officers as of July 1, 2026:

Name	Age	Position
John Hazen	50	Chief Executive Officer and Director
James M. Watkins	51	Chief Financial Officer and Secretary
Laurie Grijalva	68	Chief Merchandising Officer
Jonathon Kosoff	49	Chief Digital Officer
Michael A. Love	65	Chief Retail Officer

John Hazen. See page 7 of this proxy statement for information regarding Mr. Hazen.

James M. Watkins. Mr. Watkins has been our Chief Financial Officer and Secretary since 2021. He has worked for the Company in a variety of roles since 2014, most recently as our Senior Vice President, Finance and Investor Relations. Prior to joining Boot Barn, Mr. Watkins was the Vice President, Corporate Controller and Principal Accounting Officer of Mindspeed Technologies, a publicly traded semiconductor company. Prior to Mindspeed, he worked as an auditor at Ernst & Young for 12 years. Mr. Watkins is a Certified Public Accountant in the State of California and received a bachelor of science degree in accounting from Brigham Young University.

Laurie Grijalva. Ms. Grijalva has been our Chief Merchandising Officer since 2014. She joined Boot Barn in 1993 as Senior Merchant and has served in a variety of capacities since that time, including Vice President of Buying and Merchandising from 2004 to 2014. Prior to joining Boot Barn, she was employed by LeRoy Knitted Sportswear from 1981 to 1988 and Los Angeles-based Grunwald Marx Apparel from 1990 to 1993, where her primary duties were line building and exclusive brand production. She received a bachelor of arts degree in communications from California State University, Fullerton and a master’s degree in business administration from the Argyros School of Business at Chapman University.

Jonathon Kosoff. Mr. Kosoff has served as our Chief Digital Officer since January 2025. Prior to joining Boot Barn, Mr. Kosoff was the Chief Digital Officer for Tilly’s, Inc. from 2020 to January 2025. Before joining Tilly’s, Inc., Mr. Kosoff served as Vice President of E-commerce and Performance Marketing at Taco Bell, a subsidiary of Yum! Brands, Inc., from 2018 to February 2020. Prior to that, he served in a variety of roles at Hot Topic, Inc. from 2012 to 2017, most recently as its Senior Vice President of E-commerce and Customer Relationship Management. Mr. Kosoff received a bachelor of arts degree in economics from the University of California, Santa Barbara and a master’s degree in business administration from the University of California, Irvine.

Michael A. Love. Mr. Love has been with Boot Barn since 2014. He has served as our Chief Retail Officer since 2022. He previously served as Senior Vice President of Stores from 2018 through 2022, after previously serving as Senior Vice President of Marketing and Merchandise Planning from 2017 to 2018 and Vice President of Merchandise Planning from 2014 to 2017. Prior to joining Boot Barn, Mr. Love was with Claire’s Stores, Inc. from 2010 to 2014, where Mr. Love served as Vice President of Merchandise Planning and Allocation. Before joining Claire’s Stores, Inc., Mr. Love served as Vice President Divisional Planning Manager for Kohl’s Corporation from 2008 to 2010. Mr. Love served in a variety of merchandising and planning roles first at Federated Department Stores, then at May Department Stores Company, Inc. and Macy’s Inc.

Each of our executive officers serves at the discretion of our board of directors (subject to the terms of their respective employment agreements described below) and holds office until his or her successor is duly elected and qualified or until his or her earlier resignation or removal. There are no family relationships among any of our directors or executive officers.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Our compensation committee is composed of Chris Bruzzo, Lisa G. Laube, and Peter Starrett. Besides Mr. Starrett, neither of these individuals had any contractual or other relationships with us during fiscal 2026 except as directors or have ever been an officer or employee of our Company. Mr. Starrett was appointed Executive Chairman of the board of directors on an interim basis in November 2024 following the resignation of our former CEO and also previously served as interim CEO from May 2012 to November 2012, which predated our initial public offering. During his service as interim Executive Chairman, Mr. Starrett did not serve on the compensation committee. He was appointed to the compensation committee effective January 14, 2026, following the completion of his service as Executive Chairman.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

In this Compensation Discussion and Analysis (“CD&A”), we address our philosophy, programs and processes related to the compensation paid or awarded for fiscal 2025 to our named executive officers (“NEOs”) listed in the Summary Compensation Table (“SCT”) for fiscal 2026 that follows this discussion.

Our NEOs for fiscal 2026 were:

●	John Hazen, Chief Executive Officer;

●	James M. Watkins, Chief Financial Officer and Secretary;

●	Laurie Grijalva, Chief Merchandising Officer;

●	Jonathon Kosoff, Chief Digital Officer; and

●	Michael A. Love, Chief Retail Officer.

Highlights of Fiscal 2026 Business Performance

We believe that our NEOs were instrumental in helping us perform well in fiscal 2026, as evidenced by the following:

●	net sales increased 17.9% over fiscal 2025 to $2.254 billion;
●	same store sales increased 7.2% compared to fiscal 2025, with retail same store sales increasing 6.2% and e-commerce same store sales increasing 15.3%;
●	net income increased 25% to $225.9 million, or $7.35 per diluted share, compared to $180.9 million, or $5.88 per diluted share, in fiscal 2025; and
●	the Company opened 80 new stores, bringing its total store count to 539 (as of March 28, 2026).

For more information on our financial results for fiscal 2026, see the Fiscal 2026 Form 10-K, filed with the SEC on May 14, 2026.

Role of the Compensation Committee in Executive Compensation

During fiscal 2026, the Committee made all decisions regarding the compensation levels of our NEOs.

It is the Committee’s responsibility to (1) oversee the design of our executive compensation programs, policies, and practices, (2) determine the types and amounts of most compensation for NEOs, and (3) review and approve the adoption, termination, and amendment of, and to administer and, as appropriate, make recommendations to the board regarding, our cash incentive and equity incentive plans. The Committee has the authority to exercise discretion with respect to NEO compensation awards and performance metrics and may authorize adjustments to targets and/or awards as it deems necessary or appropriate. No such discretion was exercised with respect to the NEOs’ fiscal 2026 compensation.

In addition, as described below, the Committee directly engaged Korn Ferry to assist in its review of compensation for our NEOs.

Role of Management in Executive Compensation

Our CEO, Mr. Hazen, provides input and makes recommendations to the Committee regarding our executive compensation program. He also reports to the Committee on individual NEO performance and provides recommendations regarding each NEO’s compensation (except with respect to his own compensation).

Role of Independent Compensation Consultant

The Committee engaged Korn Ferry in October 2025 as its independent compensation consultant to advise on NEO and director compensation for fiscal 2026 and paid Korn Ferry $188,000 in aggregate fees for such services relating to the determination of NEO and director compensation in fiscal 2026. Other than the aforementioned compensation services, Korn Ferry did not provide any additional services.

The independent compensation consultant generally advises the Committee on the appropriateness of our compensation philosophy, peer group selection and general executive compensation program design. As part of its engagement with the Committee, the independent compensation consultant:

●	advised on the selection of a peer group of companies for NEO compensation comparison purposes;

●	provided guidance on industry best practices and emerging trends and developments in NEO compensation;

●	analyzed peer company proxy and other survey data as appropriate; and

●	advised on determining the total compensation of each of our NEOs and the material elements of total compensation, including annual base salaries, target cash bonus amounts, and the structure and target amount of long-term incentive awards.

The Committee annually reviews the independence of Korn Ferry as its consultant under applicable SEC and NYSE rules on conflicts of interest. Following this review, the Committee determined that Korn Ferry’s work for us does not raise any conflicts of interest. The Committee’s evaluation included consideration of all services provided to us, the amount of fees received as a percentage of Korn Ferry’s annual revenue, its policies and procedures designed to prevent conflicts of interest, any business or personal relationships between Korn Ferry and the members of the Committee or executive officers and any ownership of our stock by the advisors providing executive and director compensation services to us.

Fiscal 2026 Compensation

Compensation Philosophy and Objectives

Our compensation committee (the “Committee”), which is composed of independent directors, oversees the design and administration of our compensation program and evaluates it against competitive practices, legal and regulatory developments, and corporate governance trends. We strive to avoid problematic pay practices and maintain compensation plans that reinforce a performance-based Company culture, as follows:

What We Do
*	Review total compensation relative to a peer group of companies in similar business sectors, notably specialty retailers, of comparable size and complexity
*	Tie short-term incentives to achievement of financial and strategic metrics
*

Deliver a significant percentage of target annual compensation in the form of variable compensation tied to performance and align long-term incentive compensation objectives with the creation of stockholder value

*	Use an independent compensation consultant retained directly by the Committee that provides no other services to the Company
*	Assess annually potential risks relating to our compensation policies and practices
*	Maintain stock ownership guidelines for our executives and non-employee directors
*	Maintain a recoupment (or “clawback”) policy that provides for the clawback of certain incentive-based compensation

What We Don’t Do
*	Incentivize participants to take excessive risks
*	Allow margining, derivative, or speculative transactions, such as hedges and margin accounts, by executive officers
*	Provide excessive severance or excessive perquisites
*	Provide excise tax gross-ups related to change-in-control or other payments
*	Allow for repricing of stock options without stockholder approval
*	Provide “single-trigger” change-in-control cash payments or equity acceleration

Pay Philosophy

Our pay philosophy has been established to allow us to attract and retain talented individuals that can drive business success and create stockholder value. Key aspects of our pay philosophy are to:

●	Target an overall pay structure that includes base salary, bonuses, and equity awards that are based upon both market and performance measures.
●	Emphasize pay for performance with clear objectives and strong alignment between results and pay delivery. The Committee also believes that NEOs should have more variable pay tied to Company performance.

●	Provide a meaningful focus on performance achievement that is aligned with stockholder interests.

2025 Say-on-Pay Vote

Each year, we hold an advisory vote to approve the compensation of our NEOs. The Committee reviews and considers the outcome of the say-on-pay vote and will consider feedback from stockholders and the investment community on our executive compensation program and our compensation practices. Last year, 94% of stockholder votes cast were to approve our NEO compensation program for fiscal 2025. In light of our stockholders’ continued strong support for our executive compensation program, no material changes were made as a result of the say-on-pay vote at the 2025 annual meeting.

Elements of Our Executive Compensation Program

For fiscal 2026, our executive compensation program consisted of the following four elements of total compensation:

1.	Base salary

2.	Short-term performance-based cash bonus

3.	Long-term equity incentives

4.	Other compensation (benefits and minimal perquisites)

We do not have formal policies relating to the allocation of total compensation among the various elements of our compensation program. The Committee generally allocates compensation between short-term and long-term components and between cash and equity in a manner that it believes will maximize executive performance and retention. The variable pay elements (annual cash incentive and long-term equity incentive awards) comprise an increasingly larger proportion of total target compensation of our senior executives as position level increases. This is consistent with the Committee’s belief that these variable elements of compensation more closely align management’s interests with our financial performance and with our stockholders’ interests.

Based on our fiscal 2026 target direct compensation (including grant date fair value of equity awards and annual bonus amounts at target), 84% of our Chief Executive Officer’s target direct compensation and an average of 72% of the target direct compensation for the other NEOs was variable, because it was realized only if the applicable financial performance goals were met and/or its value is tied to our stock price. The charts below demonstrate our performance-aligned pay mix.

Fiscal 2026 CEO Total Compensation Mix

Aligned with Stockholder Interests (Variable Pay) 84%
16%
15%
69%
84%
Salary & All Other Compensation
Non-Equity Incentive Plan Compensation - Target Cash Bonus
Restricted Stock Units & Performance Share Units (at Target)

Fiscal 2026 Other NEO Average Total Compensation Mix

Aligned with Stockholder Interests (Variable Pay) 72%
28%
18%
54%
72%
Salary & All Other Compensation
Non-Equity Incentive Plan Compensation - Target Cash Bonus
Restricted Stock Units & Performance Share Units (at Target)

Base Salary

Base salary is structured and intended to provide a base-line level of fixed compensation to our NEOs to serve as the platform for our pay-for-performance program. The base salaries of our NEOs are intended to reflect the position, duties, and responsibilities of each NEO and the market for base salaries of similarly situated executives at other companies of similar size and in similar industries. Base salaries for our NEOs were increased in fiscal 2026 by the Committee after reviewing and considering (i) the experience, skills, and performance levels of each NEO, (ii) any material changes to the individual’s role and responsibilities during the year, (iii) each NEO’s relative pay level against peer group companies, and (iv) the CEO’s recommendations (for positions other than his own). Base salaries for our NEOs as of the end of fiscal 2026 and fiscal 2025 are listed below.

Name	Fiscal 2026 Base Salary	Fiscal 2025 Base Salary	Percent Change
John Hazen	$900,000	$850,000	5.9%
James M. Watkins	643,750	625,000	3.0
Laurie Grijalva	566,500	550,000	3.0
Jonathon Kosoff	425,000	425,000	-
Michael A. Love	530,000	500,000	6.0

Annual Cash Incentive Bonus

Our NEOs are eligible to receive annual cash incentives as part of our Annual Cash Incentive Bonus Plan. Our Annual Cash Incentive Bonus Plan was designed by the Committee to reward our NEOs for achieving targeted amounts of a variation of Consolidated EBIT, a non-GAAP financial measure that is defined for this purpose as earnings before income taxes, excluding certain one-time selling, general, and administrative expenses. In addition, NEOs serving in roles other than CEO and Chief Financial Officer have additional financial performance goals related to their respective duties and responsibilities. For fiscal 2026, Ms. Grijalva, Mr. Kosoff, and Mr. Love had the following additional financial performance goals:

●	Laurie Grijalva, Chief Merchandising Officer – consolidated merchandise margin and consolidated exclusive brand sales penetration; and
●	Jonathon Kosoff, Chief Digital Officer and Michael A. Love, Chief Retail Officer – consolidated exclusive brand sales penetration.

In early fiscal 2026, the Committee established a target performance objective for Consolidated EBIT. In setting the performance measure, the Committee approved a target performance objective that it considered to be challenging, but achievable. At the same time that the target performance objective was approved, the Committee also set each NEO’s targeted payout as a percentage of his or her base salary, with potential payouts ranging from 0% to 200% of the targeted amounts based on actual performance. The Committee did not make any changes to the bonus plan or the NEOs’ target bonus percentages in fiscal 2026.

The fiscal 2026 threshold, target, and maximum Consolidated EBIT goals are set forth in the table below. In determining the Consolidated EBIT target, the Committee considered the Company’s performance with respect to Consolidated EBIT in fiscal 2025, as well as factors that may impact fiscal 2026 performance. The Committee determined to set the fiscal 2026 Consolidated EBIT target above the Company’s actual fiscal 2025 Consolidated EBIT (i.e., $239.4 million). As detailed in the table below, our fiscal 2026 Consolidated EBIT performance of $299.1 million resulted in a payout percentage of 183%. In addition, the Committee determined that the individual financial performance goals for each of Ms. Grijalva, Mr. Kosoff, and Mr. Love had been achieved at various levels, with consolidated exclusive brand sales penetration performance resulting in a payout percentage of 140% and consolidated merchandise margin performance resulting in a payout percentage of 175%.

(dollars in millions)	Threshold	Target	Maximum	Actual
Consolidated EBIT	$226.2	$266.1	$306.0	$299.1
Payout Percentage	50%	100%	200%	183%

The below table highlights the annual cash incentive bonus potentials and payouts for each of our NEOs in fiscal 2026.

Name	Target Annual Cash Incentive Bonus	Target Bonus as a % of Salary	Maximum Bonus as a % of Salary	Actual Annual Cash Incentive Bonus	% of Target Bonus Paid
John Hazen
Consolidated EBIT	$894,231	100%	200%	$1,634,211	183%

James M. Watkins
Consolidated EBIT	$480,108	75%	150%	$877,400	183%

Laurie Grijalva
Consolidated EBIT	$197,164	35%	70%	$360,319	183%
Consolidated merchandise margin	84,499	15	30	148,217	175
Consolidated exclusive brand sales penetration	84,499	15	30	118,640	140
	$366,162	65%	130%	$627,176	171%

Jonathon Kosoff
Consolidated EBIT	$212,500	50%	100%	$388,345	183%
Consolidated exclusive brand sales penetration	63,750	15	30	89,508	140
	$276,250	65%	130%	$477,853	173%

Michael A. Love
Consolidated EBIT	$262,116	50%	100%	$479,018	183%
Consolidated exclusive brand sales penetration	78,635	15	30	110,406	140
	$340,751	65%	130%	$589,424	173%

Long-Term Equity Incentives

Under our long-term incentive program, the Committee has the authority to award various forms of long-term incentive grants, including stock options, performance-based awards, and RSUs.

Consistent with fiscal 2025, all awards granted in fiscal 2026 to our NEOs were RSUs or performance share units granted under the Boot Barn Holdings, Inc. 2020 Equity Incentive Plan (the “2020 Plan”). While both types of awards incentivize retention, the value of RSUs increases as our stock price increases, and the number of performance share units ultimately received by the NEOs depends on the Company’s cumulative earnings per share over a three-year performance period relative to the established performance target. The Committee’s objectives for the fiscal 2026 long-term incentive awards were to establish a direct link between compensation and Company performance as demonstrated through our stock price and earnings per share and to retain the services of our NEOs through multi-year vesting provisions.

In determining the fiscal 2026 long-term incentive award levels for our NEOs, the Committee compared the target total direct compensation of each NEO to peer group compensation information, including both salary and equity-incentive awards. Based on the Committee’s review of such peer group information, the Committee determined to increase the target grant date fair value of the annual long-term equity incentive awards for fiscal 2026 by approximately 18% for Mr. Watkins and 5% for Ms. Grijalva and Mr. Love. In addition, following Mr. Hazen’s appointment as CEO on a permanent basis, the Committee approved a target grant date fair value for his annual long-term equity incentive award of $4,100,000 to reflect the responsibilities and market positioning of the CEO role.

The fiscal 2026 RSUs granted to the NEOs vest in equal annual installments over a three-year period subject to continued service. The fiscal 2026 performance share units are stock-based awards, pursuant to which the number of shares ultimately received depends on the Company’s cumulative earnings per share over a three-year performance period beginning March 30, 2025 and ending April 1, 2028 relative to the established performance target. This performance metric was established by the Committee at the beginning of the performance period. Given its relationship to our annual operating plan and business strategy, the pre-established cumulative earnings per share goal and its specific target levels for the performance period are confidential and commercially-sensitive information that we do not publicly disclose. We believe that such information would provide our competitors, customers, and other third parties with significant insights regarding our confidential business strategies and could cause us substantial competitive harm.

At the end of the performance period, the number of shares to be issued in settlement of the performance share units is based on the Company’s actual achievement of the applicable performance goals. If the cumulative three-year performance is at a level below the threshold level, the number of performance units to vest will be 0%, if performance is at the threshold level, the number of performance units to vest will be 50% of the target amounts, if performance is at the target level, the number of performance units to vest will be 100% of the target amounts, and if performance is at the maximum level, the number of performance units to vest will be 200% of the target amounts, each subject to continued service by the applicable NEO (subject to certain exceptions described below under the headings “Employment Agreements” and “Potential Payments Upon Termination or Change in Control”). If performance is between threshold and target goals or between target and maximum goals, the number of performance units to vest will be determined by linear interpolation. The number of shares ultimately issued under the performance unit award ranges from 0% to 200% of the NEO’s target amount. The awards are forfeited if the threshold performance goals are not achieved as of the end of the performance period.

The grant mix shown below was chosen to provide a majority emphasis on driving performance results and stock price appreciation, while also providing retentive value. For more information, see “Grants of Plan-Based Awards” below.

Name and Equity Granted	Units Granted at Target	Grant Date Fair Value	Approximate Weighting
John Hazen
Performance share units	13,082	$2,050,080	50.0%
Restricted stock units	13,082	2,050,080	50.0%
	26,164	4,100,160	100.0%
James M. Watkins
Performance share units	4,148	650,033	50.0%
Restricted stock units	4,148	650,033	50.0%
	8,296	1,300,066	100.0%
Laurie Grijalva
Performance share units	3,670	575,126	50.0%
Restricted stock units	3,670	575,126	50.0%
	7,340	1,150,251	100.0%
Jonathon Kosoff
Performance share units	2,234	350,090	50.0%
Restricted stock units	2,234	350,090	50.0%
	4,468	700,180	100.0%
Michael A. Love
Performance share units	3,670	575,126	50.0%
Restricted stock units	3,670	575,126	50.0%
	7,340	1,150,251	100.0%

Certification of Performance of Fiscal 2024 Performance Share Units

The three-year performance period for the performance share units granted in fiscal 2024 ended March 28, 2026. Following the conclusion of performance period, the Committee certified the Company’s actual performance against the performance measures for the fiscal 2024 performance share units. Actual cumulative earnings per share over the performance period that ended March 28, 2026 was 109% of the target performance level, and 146% of the fiscal 2024 performance share units vested.

Other Elements of our Fiscal 2026 Compensation Program

Nonqualified Deferred Compensation

Since fiscal 2019, we have maintained the Boot Barn, Inc. Executive Deferred Compensation Plan (the “Deferred Compensation Plan”). Under the Deferred Compensation Plan, participants may defer up to 80% of their base salary, 90% of bonus payments, and 100% of RSUs. Our Company may make discretionary contributions to the Deferred Compensation Plan on behalf of participants. Any Company-based contributions are subject to a five-year graded vesting schedule. Cash amounts deferred under the

Deferred Compensation Plan are deemed invested in one or more investment funds made available by the Company and selected by the participant. Mr. Love was the only NEO to participate in the Deferred Compensation Plan in fiscal 2026. The Company did not make any discretionary contributions to the Deferred Compensation Plan in fiscal 2026.

401(k) Plan and Other Benefits

Each of our NEOs is eligible to participate in our 401(k) Plan. Participating employees may defer compensation into the plan, up to the statutory maximum set by the Internal Revenue Service. In addition, our Company provides matching contributions under the plan to eligible employees, including our NEOs. The matching contributions provided by our Company under the 401(k) Plan are equal to 100% of employee contributions, up to 3% of their compensation and 50% of further employee contributions, up to 5% of their compensation, subject to the annual limits established by the Internal Revenue Service.

Our NEOs are also eligible to receive supplemental insurance policy premiums paid by the Company to cover out-of-pocket medical expenses not covered by the NEO’s health plans.

Peer Group and Benchmarking

In connection with determining NEO compensation, the compensation committee, in consultation with Korn Ferry, established a peer group of companies in similar business sectors, most notably specialty retail. The peers selected are publicly-traded companies in similar business sectors, most notably specialty retail, and are comparable in size (based on EBITDA, market capitalization, and revenue sizes, as well as total shareholder return) and operational complexity, with annual revenues ranging from approximately 0.4x to 3.0x the Company’s revenue. In connection with its annual review the peer group, the compensation committee evaluated the continued appropriateness of each peer company based on several factors, including business sector, size, and operational complexity. Following this review, the compensation committee determined to remove the following companies that were included in the fiscal 2025 peer group, primarily due to changes in their size relative to the Company’s targeted peer group parameters: The Children’s Place, Inc., Leslie’s, Inc., and Sleep Number Corporation. Additionally, the compensation committee approved adding the following companies to the fiscal 2026 peer group, each of which were determined to be appropriate peer companies based on their business sector, size, and operational complexity: Arhaus, Inc., Kontoor Brands, Inc., and Wolverine World Wide, Inc. Accordingly, the fiscal 2026 peer group was composed of the companies listed below.

Abercrombie & Fitch Co.

Arhaus, Inc.*

Crocs, Inc.

Five Below, Inc.

Floor and Decor Holdings, Inc.

Kontoor Brands, Inc.*

MarineMax, Inc.

National Vision Holdings, Inc.

Ollie’s Bargain Outlet Holdings, Inc.

Sally Beauty Holdings, Inc.

Shoe Carnival, Inc.

Stitch Fix, Inc.

The Buckle, Inc.

Urban Outfitters, Inc.

Wolverine World Wide Inc.*

Zumiez Inc.

*Newly-added peer company.

The pay levels and award practices of these firms were considered when establishing the fiscal 2026 compensation programs for our NEOs. The Committee periodically evaluates competitive market data to include the most suitable peer group. The Committee reviews our NEO compensation against that of the peer group to ensure that our NEO compensation is competitive and sufficient to recruit and retain our NEOs. The Committee periodically reviews and updates this peer group for benchmarking and peer group analysis in determining and developing compensation packages for our NEOs.

Tax Considerations

As a general matter, our board and the Committee review and consider the various tax and accounting implications of our existing and proposed compensation programs.

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally disallows publicly-listed companies a tax deduction for compensation in excess of $1,000,000 paid to certain “covered employees” in any year. Although the Committee considers tax consequences as a factor when it makes compensation decisions, it retains the discretion and flexibility to make compensation decisions resulting in the grant of non-deductible compensation to the extent it deems that it is appropriate.

Stock Ownership Guidelines

The Committee maintains stock ownership guidelines to further align the interests of our NEOs and directors with the interests of our stockholders and to encourage long-term stock ownership. The guidelines apply for so long as the executive officer or director occupies such positions.

The stock ownership guidelines for NEOs and directors are shown below as multiples of base salary and annual cash retainer, respectively:

Role	Multiple
CEO	5x
Other NEO	2x
Director	5x

Qualifying holdings include: (1) shares held directly or jointly with a spouse; (2) shares held individually or by a spouse or children residing in the NEO’s or director’s household; (3) shares held by a family partnership or trust created by the NEO or director or for which he or she or their spouse acts as a general partner or trustee and for which the NEO or director, their spouse or children are among the qualified beneficiaries; and (4) the NEO’s or director’s vested and unvested time-based restricted stock and RSUs. Vested and unvested stock options and unvested shares subject to performance-based vesting awards do not count toward satisfaction of the guidelines. The above stock ownership guidelines were adopted in fiscal 2024 and are expected to be met within five years of the adoption date or the subsequent appointment or promotion date, as applicable.

As of March 28, 2026, all NEOs and directors were, or are expected to be in compliance with the stock ownership guidelines within their applicable compliance periods.

Clawback Policy

The Company’s incentive compensation recoupment policy, which is administered by the Committee, complies with the rules required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the SEC, and the NYSE. This policy provides for the mandatory recoupment of erroneously awarded incentive-based compensation in the event of an accounting restatement. During fiscal 2026, the Company was not required to recoup any compensation under our incentive compensation recoupment policy.

Anti-Hedging Policy

The Company’s Insider Trading Policy prohibits NEOs from the hedging of securities. For more information, please see “Compensation Risk Management and Other Policies” on page 11 of this proxy statement.

Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

The Company does not currently grant awards of stock options, stock appreciation rights, or similar option-like instruments. Accordingly, the Company has no specific policy or practice on the timing of awards of such options in relation to the disclosure of material nonpublic information by the Company. In the event the Company determines to grant new awards of such options, the board and the Committee will evaluate the appropriate steps to take in relation to the foregoing.

COMPENSATION COMMITTEE REPORT

Our compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement. Based on such review and discussion, the compensation committee recommended to our board of directors, and our board of directors approved, that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended March 28, 2026 for filing with the SEC.

Chris Bruzzo, Chairperson
Lisa G. Laube

Peter Starrett

The information contained in the “Compensation Committee Report” is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by the Company under the Exchange Act or the Securities Act unless and only to the extent that the Company specifically incorporates it by reference.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides information regarding the compensation of our NEOs for fiscal 2026, fiscal 2025, and fiscal 2024.

Name and Principal Position	Fiscal Year	Salary	Stock Awards (1)	Non-Equity Incentive Plan Compensation (2)	All Other Compensation (3)	Total
John Hazen	2026	$894,231	$4,100,160	$1,634,211	$33,320	$6,661,922
Chief Executive Officer and Director	2025	667,405	1,850,221	1,016,577	31,724	3,565,927
	2024	540,769	999,984	298,183	29,460	1,868,397

James M. Watkins	2026	640,144	1,300,066	877,400	34,400	2,852,010
Chief Financial Officer and Secretary	2025	584,808	1,250,216	877,212	32,720	2,744,956
	2024	509,615	999,984	302,027	30,372	1,841,998

Laurie Grijalva	2026	563,327	1,150,251	627,176	27,032	2,367,787
Chief Merchandising Officer	2025	546,154	1,100,147	608,522	25,742	2,280,565
	2024	519,615	999,984	259,553	24,168	1,803,320

Jonathon Kosoff	2026	425,000	700,180	477,853	19,320	1,622,353
Chief Digital Officer

Michael A. Love	2026	524,232	1,150,251	589,424	27,032	2,290,939
Chief Retail Officer	2025	496,155	1,100,147	565,463	25,952	2,187,717
	2024	467,309	999,984	257,677	24,168	1,749,138

(1)	The amounts in this column reflect the aggregate grant date fair value of the RSU and performance share unit awards granted to NEOs during the fiscal year, computed in accordance with ASC 718. The amounts included for the performance share units represent the grant date fair value assuming the achievement of the performance goals at target level. The valuation assumptions used in determining such amounts in fiscal 2026 are further described in Note 10 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended March 28, 2026. The table below sets forth the grant date fair value of the performance share units granted in fiscal 2026 at both target and maximum payout for each of the NEOs:

	Target	Maximum
John Hazen	$2,050,080	$4,100,160
James M. Watkins	650,033	1,300,066
Laurie Grijalva	575,126	1,150,252
Michael A. Love	575,126	1,150,252
Jonathon Kosoff	350,090	700,180

(2)	Non-Equity Incentive Plan Compensation represents the cash incentive bonus paid to the NEOs pursuant to the achievement of certain pre-established Company and financial performance goals assigned to each NEO during the fiscal year with respect to which such bonuses are earned, although payment of any such bonuses occurs after the completion of the fiscal year.
(3)	All Other Compensation for fiscal 2026 consisted of the following:

	401(k) Match	Health Benefits (1)	Total
John Hazen	$14,000	$19,320	$33,320
James M. Watkins	14,000	20,400	34,400
Laurie Grijalva	14,000	13,032	27,032
Jonathon Kosoff	-	19,320	19,320
Michael A. Love	14,000	13,032	27,032
(1)	The amounts in this column reflect the supplemental insurance policy premiums paid by the Company to cover out-of-pocket medical expenses not covered by the NEO’s health plans.

Grants of Plan-Based Awards

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)			Estimated Future Payouts Under Equity Incentive Plan Awards (#)			All Other Stock Awards:
Name	Grant Date		Threshold	Target	Maximum	Threshold	Target	Maximum	Number of Shares of Stock or Units	Grant Date Fair Value of Stock and Option Awards (4)
John Hazen	4/21/2026	(1)	$447,116	$894,231	$1,788,462
	5/16/2025	(2)				6,541	13,082	26,164		$2,050,080
	5/16/2025	(3)							13,082	2,050,080

James M. Watkins	4/21/2026	(1)	240,054	480,108	960,216
	5/16/2025	(2)				2,074	4,148	8,296		650,033
	5/16/2025	(3)							4,148	650,033

Laurie Grijalva	4/21/2026	(1)	183,081	366,162	732,324
	5/16/2025	(2)				1,835	3,670	7,340		575,126
	5/16/2025	(3)							3,670	575,126

Jonathon Kosoff	4/21/2026	(1)	138,125	276,250	552,500
	5/16/2025	(2)				1,117	2,234	4,468		350,090
	5/16/2025	(3)							2,234	350,090

Michael A. Love	4/21/2026	(1)	170,376	340,751	681,502
	5/16/2025	(2)				1,835	3,670	7,340		575,126
	5/16/2025	(3)							3,670	575,126
(1)	Reflects potential payouts of the annual cash incentive bonus under our Annual Cash Incentive Bonus Plan. The “Threshold” column reflects amounts that would be paid if the minimum level of plan goals required to receive a payout was achieved. The “Target” column reflects amounts that would be paid if the plan goals were achieved at 100%. The “Maximum” column reflects amounts that would be paid if the plan goals were achieved at the maximum level. Actual payouts of the fiscal 2026 cash incentive bonus are reflected in the “Non-Equity Incentive Plan Compensation” column of the 2026 Summary Compensation Table.
(2)	Consists of the estimated future payout of performance share units granted to each NEO. The number of shares of common stock ultimately received depends on the Company’s cumulative earnings per share over a three-year performance period beginning March 30, 2025 and ending April 1, 2028 relative to the established performance target. See “Long-Term Equity Incentives” above for further discussion of the payout at threshold, target, and maximum performance.
(3)	Consists of an award of RSUs subject to time-based vesting over a three-year period in equal annual installments on each anniversary of the grant date.
(4)	The grant date fair value of equity awards is computed in accordance with ASC 718. The amount included for performance share units represents the grant date fair value based on the probable outcome of the performance conditions. The valuation assumptions used in determining such amounts are further described in Note 10 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended March 28, 2026.

Employment Agreements

The following descriptions of the current employment agreements that we have entered into with Messrs. Hazen, Watkins, Kosoff, and Love and Ms. Grijalva are summaries only and are qualified in their entireties by reference to the full texts of the employment agreements, copies of which are filed as exhibits to the Fiscal 2026 Form 10-K.

John Hazen

We entered into an employment agreement with Mr. Hazen on April 2, 2018, which was amended and restated as of May 5, 2025 (the “Hazen A&R Employment Agreement”). Pursuant to the Hazen A&R Employment Agreement, Mr. Hazen will be employed by Boot Barn, Inc. to serve as the CEO of that company and of the Company, devoting his full business time and best efforts to the faithful and loyal performance of his duties. The Hazen A&R Employment Agreement will continue until terminated in accordance with the terms of the Hazen A&R Employment Agreement.

Under the Hazen A&R Employment Agreement, Mr. Hazen is entitled to a base salary, which, as of March 28, 2026, was $900,000.

Mr. Hazen is eligible to participate in our annual incentive bonus program with Mr. Hazen’s actual bonus for any year determined based on Company and personal performance. Mr. Hazen is also entitled to participate in our health and welfare benefit plans that are generally available to our executives.

The Hazen A&R Employment Agreement provides for certain severance and change-of-control benefits. Specifically, if we terminate Mr. Hazen’s employment without Cause or if Mr. Hazen resigns for Good Reason (each as defined below), in each case at any time other than during the COC Period (as defined below), Mr. Hazen is entitled to receive, subject to his execution of a valid release of claims: (i) the cash equivalent of 12 months of the monthly rate of Mr. Hazen’s base salary in effect immediately prior to the termination date, payable in equal installments as salary continuation payments for the 12-month period following the termination date; (ii) a cash amount equivalent to Mr. Hazen’s Target Bonus Amount payable within on the 60th day following termination; (iii) any accrued bonus under the annual incentive bonus program if the termination occurs following the end of the fiscal year and such accrued bonus has not been previously paid (the “Accrued Bonus”); and (iv) if Mr. Hazen timely elects COBRA health benefits coverage, up to 12 monthly payments, each equal to the portion of the premium paid by the Company for COBRA coverage for active senior executives immediately prior to the termination date (the “Health Severance”). If Mr. Hazen’s employment is terminated by us without Cause or if Mr. Hazen resigns for Good Reason, in each case within one year following or three months preceding a Change of Control, as defined in the 2020 Plan (the “COC Period”), Mr. Hazen is entitled to receive, subject to his execution of a valid release of claims: (i) the cash equivalent of 24 months of the monthly rate of Mr. Hazen’s base salary in effect immediately prior to the termination date, payable in equal installments as salary continuation payments for the 24-month period following the termination date; (ii) a cash amount equivalent to the amount of Mr. Hazen’s maximum bonus opportunity under the annual incentive bonus program in effect on the termination date; (iii) the Accrued Bonus, if any; (iv) the Health Severance; and (v) accelerated vesting of any unvested equity awards he holds at such time (and for any such performance-based awards, unless otherwise provided in an applicable award agreement, such vesting will be at no less than the target value of the award) (collectively, the “Accelerated Vesting”). The Hazen A&R Employment Agreement provides for a “best-net cutback” in the event that any amounts payable to Mr. Hazen would be an “excess parachute payment” as defined in Section 280G of the Internal Revenue Code of 1986, as amended. If Mr. Hazen’s employment is terminated due to his death, his personal representatives or heirs are entitled to receive, subject to execution of a valid release of claims, the Accelerated Vesting, if applicable.

Under Mr. Hazen’s employment agreement, “Cause” means his:

(A)	refusal or failure to perform his duties and responsibilities under the employment agreement or to follow any reasonable instruction issued by our board of directors;
(B)	failure to comply in any material respect with any written policies or procedures of the Company or our board of directors (including, but not limited to, the Company’s anti-harassment policy, conflict of interest, and the Company’s drug and alcohol policies);

(C)	engagement in any act or omission involving willful misfeasance or nonfeasance by Mr. Hazen of his assigned duties or in any act of theft, fraud, embezzlement, falsification of business documents, misappropriation of funds or other assets of the Company or in any misconduct which is or may be damaging to the goodwill, business, or reputation of the Company;
(D)	conviction by a court of competent jurisdiction of, or his pleading guilty or nolo contendere to, any felony or crime involving moral turpitude that is damaging to the reputation of the Company;
(E)	breach of any of his fiduciary duties to the Company; or
(F)	material breach of any of his obligations contained in the employment agreement.

“Good Reason” is defined in Mr. Hazen’s employment agreement as the occurrence of any of the following events without Mr. Hazen’s written consent:

(A)	any material diminution in base salary (other than a diminution that was in conjunction with a salary reduction program for similarly-situated employees of the Company or its affiliates);
(B)	any material and continuing diminution in Mr. Hazen’s authority or responsibilities; or
(C)	changing the geographic location at which Mr. Hazen provides services to the Company (in Orange County) to a location more than 35 miles further from both the existing location and Mr. Hazen’s residence.

However, Mr. Hazen may only resign for Good Reason if he provides written notice to our board of directors of any event constituting Good Reason within 60 days after Mr. Hazen becomes aware of the occurrence of any such event, our board of directors does not cure said event within 30 days after receipt of the notice, and Mr. Hazen terminates his employment within 90 days of the date of his written notice.

James M. Watkins

We entered into an employment agreement with Mr. Watkins on October 26, 2021, which became effective on November 1, 2021, pursuant to which Mr. Watkins serves as our Chief Financial Officer and Secretary. Mr. Watkins’ employment agreement has an initial term of one year, after which it automatically renews each year for successive one-year terms unless either party provides written notice of non-renewal or his employment is otherwise terminated, in each case pursuant to the terms of his employment agreement.

Under his employment agreement, Mr. Watkins is entitled to a base salary, which, as of March 28, 2026, was $643,750.

Mr. Watkins is eligible to participate in our annual incentive bonus program with Mr. Watkins’ actual bonus for any year determined based on company and personal performance. Mr. Watkins is also entitled to participate in our health and welfare benefit plans that are generally available to our executives.

If we terminate Mr. Watkins’ employment without “Cause,” if he resigns for “Good Reason” or if we provide notice of non-renewal of the term of Mr. Watkins’ employment agreement, he is entitled to receive, subject to his execution of a valid release of claims, severance pay equal to his base salary for a period of 12 months and a prorated bonus for the year of Mr. Watkins’ termination of employment, equal to the bonus he would have received for such year and prorated for his period of employment.

Under Mr. Watkins’ employment agreement, “Cause” means his:

(A)	refusal or failure to substantially perform the duties of his position or follow the reasonable instructions of the Company or our board of directors;
(B)	failure to comply in any material respect with any written policies or procedures of the Company or our board of directors (including, but not limited to, the Company’s drug or anti-harassment policies, etc.);
(C)	engagement in any act of theft, fraud, embezzlement, willful misfeasance or misconduct, falsification of Company documents, misappropriation of funds or other assets of the Company, or committing any act which is materially damaging to the goodwill, business or reputation of the Company;
(D)	conviction or pleading guilty or nolo contendere to any felony or crime involving moral turpitude; or

(E)	material breach of any of his obligations to the Company or the confidential and proprietary information agreement.

“Good Reason” is defined in Mr. Watkins’ employment agreement as the occurrence of any of the following events without Mr. Watkins’ consent:

(A)	any material diminution in base salary, other than a diminution that was in conjunction with a salary reduction program for similarly-situated employees of the Company or its affiliates;
(B)	any material and continuing diminution in Mr. Watkins’ authority or responsibilities;
(C)	changing the geographic location at which Mr. Watkins provides services to the Company to a location more than thirty-five (35) miles from the then existing location and further from Mr. Watkins’ residence; or
(D)	requiring Mr. Watkins to report to someone other than the CEO.

However, Mr. Watkins may only resign for Good Reason if he provides written notice to the Company of any event constituting Good Reason within 60 days after he becomes aware of such event, the Company does not cure such event within 30 days after receipt of the notice, and Mr. Watkins terminates employment within 90 days of the date of his written notice.

Laurie Grijalva

We entered into an employment agreement with Ms. Grijalva effective May 11, 2014 and amended on July 2, 2014.

Under her employment agreement, Ms. Grijalva is entitled to a base salary, which, as of March 28, 2026, was $566,500.

Ms. Grijalva is eligible to participate in our annual incentive bonus program with Ms. Grijalva’s actual bonus for any year determined based on company and personal performance. Ms. Grijalva is also entitled to participate in our health and welfare benefit plans or programs available to other similarly situated officers.

If we terminate Ms. Grijalva’s employment without “Cause,” then she is entitled to receive, subject to her execution of a valid release of claims, severance pay equal to her base salary for a period of six months.

Under Ms. Grijalva’s employment agreement, “Cause” means her:

(A)	refusal or failure to perform her duties and responsibilities under the employment agreement, to follow any instruction issued by the Company or the CEO, or to comply with any written policies or procedures of the Company (including, but not limited to, the Company’s policies prohibiting discrimination and harassment, drug policy, etc.);
(B)	engagement in any act of misfeasance or nonfeasance of her assigned duties, theft, fraud, embezzlement, falsification of Company documents, misappropriation of funds or other assets of the Company or in any conduct which is damaging to the goodwill, business, or reputation of the Company;
(C)	conviction by a court of competent jurisdiction of, or her pleading guilty or nolo contendere to any felony or crime involving moral turpitude that is damaging to the reputation of the Company; or
(D)	breach of any of her obligations contained in the employment agreement or the confidential and proprietary information agreement.

Jonathon Kosoff

We entered into an employment agreement with Mr. Kosoff effective January 8, 2025, pursuant to which Mr. Kosoff serves as our Chief Digital Officer, effective as of January 27, 2025.

Under his employment agreement, Mr. Kosoff is entitled to a base salary, which, as of March 28, 2026, was $425,000.

Mr. Kosoff is entitled to participate in our annual incentive bonus program with Mr. Kosoff’s actual bonus for any year determined based on company and personal performance. Mr. Kosoff is also entitled to participate in our health and welfare benefit plans or other programs that are generally available to other similarly situated executives.

If we terminate Mr. Kosoff’s employment without “Cause” or he resigns for “Good Reason,” then he is entitled to receive, subject to his execution of a valid release of claims, severance pay equal to his base salary for a period of nine months.

Under Mr. Kosoff’s employment agreement, “Cause” means his:

(A)	refusal or failure to substantially perform the duties of his position or follow the reasonable instructions of the Company or our board of directors;
(B)	failure to comply in any material respect with any written policies or procedures of the Company or our board of directors (including, but not limited to, the Company’s drug or anti-harassment policies, etc.);
(C)	engagement in any act of theft, fraud, embezzlement, willful misfeasance or misconduct, falsification of Company documents, misappropriation of funds or other assets of the Company, or committing any act which is materially damaging to the goodwill, business, or reputation of the Company;
(D)	breach of any of his fiduciary duties to the Company;
(E)	conviction or pleading guilty or nolo contendere to any felony or crime involving moral turpitude; or
(F)	material breach of any of his obligations to the Company or the confidential and proprietary information agreement.

“Good Reason” is defined in Mr. Kosoff’s employment agreement as the occurrence of any of the following events without Mr. Kosoff’s consent:

(A)	any material diminution in base salary, other than a diminution that was in conjunction with a salary reduction program for similarly-situated employees of the Company or its affiliates;
(B)	any material and continuing diminution in Mr. Kosoff’s authority or responsibilities; or
(C)	changing the geographic location at which Mr. Kosoff provides services to the Company (in Orange County) to a location more than thirty-five (35) miles from both the then existing location and Mr. Kosoff’s residence.

However, Mr. Kosoff may only resign for Good Reason if he provides written notice to the Company of any event constituting Good Reason within 60 days after he becomes aware of such event, the Company does not cure such event within 30 days after receipt of the notice, and Mr. Kosoff terminates his employment within 90 days of the date of his written notice.

Michael A. Love

We entered into an employment agreement with Mr. Love, effective May 5, 2014, to serve as our VP of Merchandise Planning. Effective April 1, 2017, Mr. Love was promoted to the position of Senior Vice President, Marketing and Merchandise Planning. Effective June 12, 2018, Mr. Love was promoted to the position of Senior Vice President, Stores. Effective May 1, 2022, Mr. Love was promoted to Chief Retail Officer.

Mr. Love is entitled to a base salary, which, as of March 28, 2026, was $530,000.

Mr. Love is entitled to participate in our annual incentive bonus program with Mr. Love’s actual bonus for any year determined based on company and personal performance. Mr. Love is also entitled to participate in our health and welfare benefit plans or other programs that are generally available to other similarly situated executives.

If we terminate Mr. Love’s employment without “Cause” or he resigns for “Good Reason,” then he is entitled to receive, subject to his execution of a valid release of claims, severance pay equal to his base salary for a period of six months.

Under Mr. Love’s employment agreement, “Cause” means his:

(A)	refusal or failure to substantially perform the duties of his position or follow the reasonable instructions of the Company or our board of directors;

(B)	failure to comply in any material respect with any written policies or procedures of the Company or our board of directors (including, but not limited to, the Company’s drug or anti-harassment policies, etc.);
(C)	engagement in any act of theft, fraud, embezzlement, willful misfeasance or misconduct, falsification of Company documents, misappropriation of funds or other assets of the Company, or committing any act which is materially damaging to the goodwill, business, or reputation of the Company;
(D)	breach of any of his fiduciary duties to the Company;
(E)	conviction or pleading guilty or nolo contendere to any felony or crime involving moral turpitude; or
(F)	material breach of any of his obligations to the Company or the confidential and proprietary information agreement.

“Good Reason” is defined in Mr. Love’s employment agreement as the occurrence of any of the following events without Mr. Love’s consent:

(A)	any material diminution in base salary, other than a diminution that was in conjunction with a salary reduction program for similarly-situated employees of the Company or its affiliates;
(B)	any material and continuing diminution in Mr. Love’s authority or responsibilities; or
(C)	changing the geographic location at which Mr. Love provides services to the Company (in Orange County) to a location more than thirty-five (35) miles from both the then existing location and Mr. Love’s residence.

However, Mr. Love may only resign for Good Reason if he provides written notice to the Company of any event constituting Good Reason within 60 days after he becomes aware of such event, the Company does not cure such event within 30 days after receipt of the notice, and Mr. Love terminates his employment within 90 days of the date of his written notice.

Restrictive covenants

Each of our NEOs is subject to certain restrictive covenants while employed and after termination of employment. Mr. Hazen is subject to ongoing non-disparagement and confidentiality obligations under the Hazen A&R Employment Agreement. Each of the employment agreements for Ms. Grijalva, Mr. Watkins, Mr. Kosoff, and Mr. Love require that the executive enter into a confidential and proprietary information agreement, each of which contain the same non-disparagement and confidentiality provisions.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding outstanding equity awards held by our NEOs as of March 28, 2026.

			Option Awards				Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date		Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($) (10)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)		Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($) (10)
John Hazen							13,544	(1)	2,021,171
							2,058	(2)	307,115
										4,925	(3)	734,958
							3,283	(4)	489,922
							5,473	(5)	816,736
										6,541	(6)	976,113
							13,082	(7)	1,952,227
James M. Watkins							13,544	(1)	2,021,171
							2,058	(2)	307,115
										4,925	(3)	734,958
							3,283	(4)	489,922
							1,095	(5)	163,407
										2,074	(6)	309,503
							4,148	(7)	619,006
Laurie Grijalva	11,924	-	-	20.94	5/21/2030	(8)
	12,727	-	-	24.08	5/21/2030	(8)
	12,429	-	-	28.63	5/19/2029	(9)
							13,544	(1)	2,021,171
							2,058	(2)	307,115
										4,925	(3)	734,958
							3,283	(4)	489,922
										1,835	(6)	273,837
							3,670	(7)	547,674
Jonathon Kosoff										1,117	(6)	166,690
							2,234	(7)	333,380
Michael A. Love	6,062	-	-	20.94	5/21/2030	(8)
	6,470	-	-	24.08	5/21/2030	(8)
	4,090	-	-	28.63	5/19/2029	(9)
							13,544	(1)	2,021,171
							2,058	(2)	307,115
										4,925	(3)	734,958
							3,283	(4)	489,922
										1,835	(6)	273,837
							3,670	(7)	547,674
(1)	Represents the fiscal 2024 performance share units granted on May 19, 2023. The performance period for the fiscal 2024 performance share units ended March 28, 2026. Accordingly, the fiscal 2024 performance share units were deemed to be earned but unvested as of the end of fiscal 2026. Actual cumulative earnings per share over the performance period that ended March 28, 2026 was 109% of the target performance level, and 146% of the fiscal 2024 performance share units vested.
(2)	The RSUs held by the NEO were granted on May 19, 2023, and vested over a three-year period in equal annual installments on each anniversary of the grant date.
(3)	Represents the fiscal 2025 performance share units granted on May 16, 2024. The number of shares ultimately received depends on the Company’s cumulative earnings per share target over a three-year performance period beginning March 31, 2024 and ending March 27, 2027 relative to its established target. The number of shares issued can range from 0% to 200% of the participant’s target award. The number of shares shown herein is reflected at the target award level.
(4)	The RSUs held by the NEO were granted on May 16, 2024, and vest over a three-year period in equal annual installments on each anniversary of the grant date.
(5)	Represents the one-time awards of RSUs (collectively, the “CEO Transition Awards”) granted to Mr. Hazen and Mr. Watkins on November 22, 2024 in connection with the CEO transition. The CEO Transition Awards cliff vest on the second anniversary of the grant date.
(6)	Represents the fiscal 2026 performance share units granted on May 16, 2025. The number of shares ultimately received depends on the Company’s cumulative earnings per share target over a three-year performance period beginning March 30, 2025 and ending April 1, 2028 relative to its established target. The number of shares issued can range from 0% to 200% of the participant’s target award. The number of shares shown herein is reflected at the threshold award level.
(7)	The RSUs held by the NEO were granted on May 16, 2025, and vest over a three-year period in equal annual installments on each anniversary of the grant date.
(8)	The stock options held by the NEO were granted on May 22, 2020, and vested over a four-year period in equal annual installments on each anniversary of the grant date.
(9)	The stock options held by the NEO were granted on May 20, 2019, and vested over a four-year period in equal annual installments on each anniversary of the grant date.
(10)	Market value is based upon the closing stock price of $149.23 on March 27, 2026, the last trading day of fiscal 2026.

Option Exercises and Stock Vested

The table below reflects the value realized on the vesting of RSUs during the fiscal year ended March 28, 2026.

	Stock Awards
Name	Number of Shares Acquired on Vesting (1)	Value Realized on Vesting (2)
John Hazen	5,736	$859,640
James M. Watkins	5,842	893,903
Laurie Grijalva	5,736	859,640
Michael A. Love	5,496	827,758
(1)	The number of shares reflects the gross number of shares received upon the vesting of RSUs and performance share units during fiscal 2026. The number of shares earned in connection with the fiscal 2024 performance share units granted on May 19, 2023 are not included in the table above because they vested subsequent to conclusion of fiscal 2026. The number of shares actually received by the NEOs on the vesting of RSU and performance share unit awards was reduced in each case by the withholding of shares to pay income taxes associated with the value realized on the vesting of the RSU and performance share unit awards, unless the NEO opted to pay cash for the related income taxes, with the net number of shares received by each of the NEOs as follows: Mr. Hazen, 2,822 shares; Mr. Watkins, 4,341 shares; Ms. Grijalva, 3,683 shares; and Mr. Love 4,154 shares.
(2)	Value realized on the vesting of RSU and performance share unit awards is calculated by multiplying the number of shares of the Company’s common stock underlying the vested portion of each RSU and performance share unit award by the closing price of a share of common stock on the vesting date.

There were no options exercised by any NEO during the fiscal year ended March 28, 2026.

Nonqualified Deferred Compensation

The Company has a Deferred Compensation Plan permitting a select group of management employees and our directors to defer compensation to a future date. The value of the deferred compensation is recognized based on the fair value of the participants’ accounts. Our Company established a rabbi trust for the purpose of funding the benefits payable under this plan, with the assets invested in a variety of marketable securities and cash equivalents, excluding our Company’s stock. Under the Deferred Compensation Plan, the Company may credit participant accounts with discretionary contributions. Any Company credits are subject to a five-year graded vesting schedule; however, the Company did not make any discretionary contributions during fiscal 2026. The table below reflects the contributions made and aggregate earnings/(losses) during fiscal 2026 for Michael A. Love, who was the only NEO who participated in the Deferred Compensation Plan during the fiscal year.

Name	Executive Contributions in Fiscal 2026 (1)	Registrant Contributions in Fiscal 2026	Aggregate Earnings/(Loss) in Fiscal 2026 (2)	Aggregate Withdrawals/Distributions	Aggregate Balance at March 28, 2026 (3)
Michael A. Love	$349,286	$-	$184,603	$-	$2,045,513
(1)	The amount reported for Mr. Love in this column reflects the base salary and Annual Cash Incentive Bonus Plan payout for fiscal 2026 that was deferred by Mr. Love. Of the $349,286 reported for Mr. Love in this column, $54,346 is included in the “Salary” and $294,939 is included in the “Non-Equity Incentive Plan Compensation” column totals for fiscal 2026 reported in the “Summary Compensation Table” beginning on page 31 of this Proxy Statement.
(2)	The amount shown is not considered above market or preferential earnings and is not reported as compensation in the Summary Compensation Table.
(3)	$1,250,828 is included in the balance as of March 28, 2026 and previously was reported as compensation to Mr. Love in the Summary Compensation Tables for past fiscal years.

Potential Payments upon Termination or Change in Control

The Committee recognizes that the possibility of the termination of an executive officer’s employment, and the uncertainty it creates, may result in the loss or distraction of the executive officer, and present challenges in recruiting potential executive officers, all to the detriment of the Company and its stockholders. The Committee considers the avoidance of such loss, distraction, and challenges to be essential to protecting and enhancing the best interests of the Company and its stockholders. To help ensure that the Company has the continued attention and dedication of these executives and the availability of their continued service, to facilitate the Company’s recruiting efforts and to provide severance benefits upon a qualifying termination that are consistent with market practices, the Company provides certain severance payments and benefits to our NEOs pursuant to the terms of their employment agreements and equity award agreements.

As discussed above, we employ our NEOs “at will.” We do not provide any Internal Revenue Code Section 280G excise tax gross-up payments and none of our change in control payments are “single trigger.” Refer to the “Executive Compensation--Employment Agreements” section above for a description of our “double trigger” arrangements with our NEOs.

The table below reflects the amount of compensation that would be payable to our NEOs in the event of a termination without “Cause” or for “Good Reason” (a “Qualifying Termination”) (each such term as defined in the applicable employment agreement (except that for Ms. Grijalva the payments are only triggered by a termination without Cause)), assuming the NEO had terminated employment on the last day of fiscal 2026.

Qualifying Termination without a Change in Control

Name	Salary	Bonus	Health and Welfare Benefits (3)	Restricted Stock Units	Performance Share Units	Stock Options	Total Compensation
John Hazen	$1,794,231	$1,634,211	$19,320	$-	$-	$-	$3,447,762
James M. Watkins (1)	643,750	877,400	-	-	-	-	1,521,150
Laurie Grijalva	283,250	-	-	-	-	-	283,250
Jonathon Kosoff	318,750	-	-	-	-	-	318,750
Michael A. Love (2)	265,000	-	-	-	-	-	265,000
(1)	For purposes of the cash severance provided under Mr. Watkins’ employment agreement, a Qualifying Termination also includes termination on account of non-renewal by us of Mr. Watkins’ employment agreement.
(2)	Upon his termination of employment for any reason, Mr. Love receives payment of his vested deferred compensation pursuant to the Deferred Compensation Plan. As of March 28, 2026, Mr. Love’s vested account balance was equal to $2,045,513.
(3)	Consists of the employer portion of medical insurance premiums to be paid to Mr. Hazen for 12 months following termination of employment.

The table below reflects the amount of compensation that would be payable to our NEOs in the event of a Qualifying Termination in connection with a Change in Control (except that for Ms. Grijalva the severance payments are only triggered by a termination without Cause), in each case assuming the NEO had terminated employment on the last day of fiscal 2026 and the price per share of our common stock is the closing market price as of such date.

Qualifying Termination in Connection with a Change in Control

Name	Salary	Bonus (2)	Health and Welfare Benefits (3)	Restricted Stock Units (4)	Performance Share Units (4)(5)	Total Compensation
John Hazen (1)	$3,588,462	$1,634,211	$19,320	$5,587,171	$1,711,071	$12,540,235
James M. Watkins	643,750	877,400	-	3,600,621	1,044,461	6,166,232
Laurie Grijalva	283,250	627,176	-	3,365,882	1,008,795	5,285,103
Jonathon Kosoff	318,750	477,853	-	333,380	166,690	1,296,673
Michael A. Love (6)	265,000	589,424	-	3,365,882	1,008,795	5,229,101
(1)	Pursuant to Mr. Hazen’s employment agreement, he is eligible to receive change in control severance payments and benefits (including accelerated vesting of outstanding equity awards) if his Qualifying Termination occurs within three months prior to, or 12 months following, a Change in Control, as defined in the 2020 Plan.
(2)	Pursuant to the terms of our Cash Incentive Plan for Executives, in the event of a Change in Control, payment of any annual incentive bonuses will be determined based on actual performance through the date of the Change in Control and paid within 60 days following the Change in Control. The amounts set forth in this column represent the annual bonuses payable to the NEOs for fiscal 2026, which would have been paid to the NEOs following termination of employment for any reason upon or following a Change in Control.
(3)	Consists of the employer portion of medical insurance premiums to be paid to Mr. Hazen for 12 months following termination of employment.
(4)	Assumes either (i) the equity award is assumed by the surviving company in any Change in Control transaction and the Qualifying Termination occurs within 18 months following the Change in Control or (ii) the equity award is not assumed by the surviving company.
(5)	For performance share units, vesting is based upon actual performance through the date of the Change in Control.
(6)	Upon his termination of employment for any reason, Mr. Love receives payment of his vested deferred compensation pursuant to the Deferred Compensation Plan. As of March 28, 2026, Mr. Love’s vested account balance was equal to $2,045,513.

In addition, for each of our NEOs, a termination upon retirement results in the continued vesting of equity awards granted in fiscal 2024 and fiscal 2025 without continued service requirements, subject to compliance with certain post-termination confidentiality and other obligations. Messrs. Hazen and Watkins and Ms. Grijalva are eligible to retire after the earlier of (a) age 60 with 10 years of service or (b) age 65. Mr. Love is eligible to retire after the earlier of (a) age 60 with five years of service or (b) age 65. Mr. Kosoff was not employed with the Company at the time of the annual equity award in either fiscal 2024 or fiscal 2025. With respect to performance share units, the number of shares issuable to a retired NEO upon completion of the applicable vesting period is based upon actual performance during the entire performance period, including the post-termination period without regard to the date of retirement.

In the event that an NEO’s employment terminates by reason of his or her death or disability, all unvested RSUs and stock options become fully vested, and unvested performance share units become vested based upon actual performance through the date of termination. As of the last day of fiscal 2026, these amounts would have been as set forth in the table below.

Termination upon Death or Disability

Name	Restricted Stock Units	Performance Share Units	Total Compensation
John Hazen	$5,587,171	$1,711,071	$7,298,242
James M. Watkins	3,600,621	1,044,461	4,645,082
Laurie Grijalva	3,365,882	1,008,795	4,374,677
Jonathon Kosoff	333,380	166,690	500,070
Michael A. Love	3,365,882	1,008,795	4,374,677

CEO Pay Ratio

SEC rules require us to disclose the total annual compensation of our principal executive officer (“PEO”), who was John Hazen for the entirety of fiscal 2026, and the median of the total annual compensation of all employees other than our PEO, as well as their ratio to each other (the “CEO Pay Ratio”). Total annual compensation for our PEO and for the median of the total annual compensation of all employees is calculated in accordance with SEC rules applicable to the Summary Compensation Table. For fiscal 2026, these amounts were as follows:

●	Our PEO’s total annual compensation was $6,661,922.

●	Our median compensated employee’s total annual compensation was $16,251. Our median compensated employee works part-time for the Company.

●	Based on this information for fiscal 2026, we estimate that the ratio of our PEO total annual compensation to the total annual compensation of our median employee was 410 to 1.

To identify the median of the total annual compensation of all of our employees, as well as to determine the total annual compensation of our median employee and our PEO, we took the following steps:

●	We determined our employee population as of March 28, 2026, our determination date. As of this date, we had a total of 12,438 employees, excluding our PEO. Of this total, 70% were part-time employees.
●	To identify the “median employee” from our employee population, we measured the employee population’s total annual compensation for fiscal 2026, including salary, stock awards, option awards, non-equity incentive plan compensation, non-qualified deferred compensation earnings, and all other compensation.
●	We identified our median employee using this compensation measure, which was consistently applied to all our employees included in the calculation. We did not make any cost-of-living adjustments in identifying the “median employee.”
●	We annualized compensation of employees who were not employed with us for the full fiscal year. We did not annualize compensation for seasonal workers, and we did not make full-time equivalent adjustments for part-time employees. In determining our median compensated employee and calculating the CEO Pay Ratio, we did not use any of the exemptions permitted under SEC rules.

Our Company believes that the CEO Pay Ratio set forth above is a reasonable estimate for fiscal 2026, determined in a manner consistent with SEC rules. The SEC rules for identifying the median compensated employee and calculating the CEO Pay Ratio based on that employee’s total annual compensation permit companies to adopt a variety of methodologies, to apply certain exemptions and to make certain assumptions, adjustments, or estimates that reflect their compensation policies. Accordingly, the CEO

Pay Ratio may not be comparable to the pay ratios reported by other companies, which may have used different methodologies, assumptions, adjustments, or estimates in calculating their pay ratios.

PAY VERSUS PERFORMANCE

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship of “compensation actually paid” (“CAP”) to our PEO and other NEOs (“Non-PEO NEOs”) and our, and certain of our peers’, performance. For information regarding the Company’s compensation philosophy and how the Company aligns executive compensation with financial performance, refer to the “Compensation Discussion and Analysis” section of this proxy statement, beginning on page 21.

The methodology for calculating amounts presented in the columns for 2026 “CAP to PEO 1,” “CAP to PEO 2,” and “Average CAP to Non-PEO NEOs,” including details regarding the amounts that were deducted from, and added to, the SCT totals to arrive at the values presented for CAP, are provided in the footnotes to the table.

The following tables and narrative disclosure provide information on the relationship of the compensation of PEO 1, PEO 2, and our other Non-PEO NEOs, compared to our performance over the past five fiscal years.

							Value of Initial Fixed $100 Investment Based on:
(a) Fiscal Year (1)	(b) SCT Total PEO 1	(c) SCT Total PEO 2	(d) CAP to PEO 1 (2)	(e) CAP to PEO 2 (2)	(f) Average SCT Total for Non-PEO NEOs	(g) Average CAP to Non-PEO NEOs (2)	(h) Total Shareholder Return (3)	(i) Peer Group Total Shareholder Return (3)	(j) Net Income (in thousands)	(k) CSM: Consolidated EBIT (in thousands) (4)
2026	$6,661,922	$-	$11,060,323	$-	$2,283,273	$4,269,230	$235.75	$117.76	$225,880	$299,145
2025	3,565,927	5,914,378	4,216,572	(15,220,969)	2,162,934	2,702,319	164.57	112.74	180,942	239,352
2024		6,973,503		7,367,614	1,815,713	2,369,165	150.32	147.96	146,996	198,214
2023		9,795,809		(3,068,276)	1,476,243	103,495	121.07	100.55	170,553	231,787
2022		4,479,778		17,738,024	1,419,248	3,174,953	152.50	83.37	192,450	258,338
(1)	NEOs included in the above compensation columns reflect the following:

Fiscal Year	PEO	Non-PEO NEOs
2026	John Hazen	James M. Watkins, Laurie Grijalva, Jonathon Kosoff, Michael A. Love
2025	John Hazen (beginning November 22, 2024) James G. Conroy (until November 22, 2024)	James M. Watkins, Peter Starrett, Laurie Grijalva, Michael A. Love
2024	James G. Conroy	James M. Watkins, Laurie Grijalva, John Hazen, Michael A. Love
2023, 2022	James G. Conroy	Gregory V. Hackman, James M. Watkins, Laurie Grijalva, John Hazen, Michael A. Love

(2)	The dollar amounts reported in columns (d), (e), and (g) represent the amounts of CAP to PEO 1, CAP to PEO 2, and Average CAP to Non-PEO NEOs, respectively. CAP does not necessarily represent cash and/or equity value transferred to the PEOs or Non-PEO NEOs without restriction, but rather is a value calculated in accordance with applicable SEC rules. As the Company does not have a defined benefit plan, no adjustments for pension benefits are included in the below tables. Similarly, no adjustments were made for dividends, as the Company has not paid any dividends. No adjustments were made for equity awards that were granted and vested in the same fiscal year, as there were no such equity awards for the fiscal years presented. Additionally, no adjustments were made for equity awards that failed to meet their vesting conditions, as any such equity awards were previously accounted for in prior fiscal years. The following tables reconcile CAP to the SCT Total for the PEOs and the Non-PEO NEOs.

PEO 1 SCT Total to CAP Reconciliation

	Fiscal 2026	Fiscal 2025
SCT Total	$6,661,922	$3,565,927
Less: Grant Date Fair Value of Option and Stock Awards Granted in Fiscal Year	4,100,160	1,850,221
Plus: Year-End Fair Value of Outstanding and Unvested Equity Awards Granted in Fiscal Year	5,856,681	2,109,234
Plus: Change in Fair Value of Outstanding and Unvested Equity Awards from Prior Fiscal Years	2,379,760	155,754
Plus: Change in Fair Value of Vested Equity Awards Granted from Prior Fiscal Years	262,120	235,878
CAP	$11,060,323	$4,216,572

PEO 2 SCT Total to CAP Reconciliation

	Fiscal 2026	Fiscal 2025	Fiscal 2024	Fiscal 2023	Fiscal 2022
SCT Total	$-	$5,914,378	$6,973,503	$9,795,809	$4,479,778
Less: Grant Date Fair Value of Option and Stock Awards Granted in Fiscal Year	-	5,250,100	4,899,980	8,200,025	1,600,078
Plus: Year-End Fair Value of Outstanding and Unvested Equity Awards Granted in Fiscal Year	-	-	6,766,392	3,795,733	986,054
Plus: Change in Fair Value of Outstanding and Unvested Equity Awards from Prior Fiscal Years	-	-	2,045,422	(6,212,364)	12,759,978
Plus: Change in Fair Value of Vested Equity Awards Granted from Prior Fiscal Years	-	892,225	(3,517,723)	(2,247,429)	1,112,292
Less: Fair Value as of Prior Fiscal Year-End of Equity Awards that Failed to Meet Applicable Vesting Conditions	-	16,777,472	-
CAP	$-	$(15,220,969)	$7,367,614	$(3,068,276)	$17,738,024

Average Non-PEO NEOs SCT Total to CAP Reconciliation

	Fiscal 2026	Fiscal 2025	Fiscal 2024	Fiscal 2023	Fiscal 2022
SCT Total	$2,283,273	$2,162,934	$1,815,713	$1,476,243	$1,419,248
Less: Grant Date Fair Value of Option and Stock Awards Granted in Fiscal Year	1,075,187	1,117,637	999,984	760,030	464,967
Plus: Year-End Fair Value of Outstanding and Unvested Equity Awards Granted in Fiscal Year	1,535,801	1,382,935	1,380,883	334,917	294,822
Plus: Change in Fair Value of Outstanding and Unvested Equity Awards from Prior Fiscal Years	1,324,668	116,513	274,804	(530,391)	1,573,495
Plus: Change in Fair Value of Vested Equity Awards Granted from Prior Fiscal Years	200,675	157,574	(102,251)	(417,244)	352,355
CAP	$4,269,230	$2,702,319	$2,369,165	$103,495	$3,174,953

(3)	Total Stockholder Return (“TSR”) and peer group TSR reflect our TSR compared to that of a peer group of similarly-sized (based on EBITDA, market capitalization, and revenue sizes, as well as total shareholder return) publicly-traded companies in similar business sectors, most notably specialty retail, used by our compensation committee in making executive compensation determinations and described under “Compensation Discussion and Analysis.” Information regarding the peer group, including changes in the companies comprising the fiscal 2026 peer group and the TSR calculations based on the fiscal 2025 peer group, is set forth under “Company TSR Compared to Peer Group TSR.” TSR for both the Company and the peer group is based on an initial $100 investment, measured on a cumulative basis from the market close on March 26, 2021, through and including the end of the applicable fiscal year as presented in the table. TSR calculations reflect reinvestment of dividends.
(4)	In accordance with SEC rules, the table must include, in addition to relative TSR and Net Income, a Company-Selected Measure (“CSM”). We have included Consolidated EBIT, a non-GAAP financial measure that is defined for this purpose as earnings before income taxes, excluding certain one-time selling, general, and administrative expenses. As discussed above under “Compensation Discussion and Analysis,” Consolidated EBIT is a key measure used in determining compensation of our NEOs.

Tabular Disclosure of Most Important Compensation-Related Measures

The following table sets forth an unranked list of the most important measures, including the CSM, used by the Company to link CAP for the PEOs and each of the Non-PEO NEOs to Company performance for fiscal 2026 as described in more detail above under “Compensation Discussion and Analysis”:

	PEO	Non-PEO NEOs
	John Hazen	James M. Watkins	Laurie Grijalva	Jon Kosoff	Michael A. Love
Consolidated EBIT*	X	X	X	X	X
Earnings per Diluted Share	X	X	X	X	X
Revenue	X	X	X	X	X
Consolidated Merchandise Margin			X
Consolidated Exclusive Brand Sales Penetration			X	X	X

* Consolidated EBIT is a non-GAAP financial measure that is defined for this purpose as earnings before income taxes, excluding certain one-time selling, general, and administrative expenses.

Company TSR Compared to Peer Group TSR

The following chart sets forth the fiscal 2026 peer group as compared to the fiscal 2025 peer group. Changes to the peer group in fiscal 2026 are discussed in the “Compensation Discussion and Analysis” on page 29. If the 2025 peer group were used, the peer group TSR for each year would be $75.93, $98.27, $145.96, $110.21, and $116.19 for fiscal 2022, fiscal 2023, fiscal 2024, fiscal 2025, and fiscal 2026, respectively.

Peer Group Companies	Fiscal 2025	Fiscal 2026
Floor and Decor Holdings, Inc.	X	X
MarineMax, Inc.	X	X
National Vision Holdings, Inc.	X	X
Ollie’s Bargain Outlet Holdings, Inc.	X	X
Shoe Carnival, Inc.	X	X
Stitch Fix, Inc.	X	X
The Buckle, Inc.	X	X
Zumiez Inc.	X	X
Children’s Place, Inc.	X
Sleep Number Corporation	X
Abercrombie & Fitch Co.	X	X
Crocs, Inc.	X	X
Five Below, Inc.	X	X
Sally Beauty Holdings, Inc.	X	X
Urban Outfitters, Inc.	X	X
Leslie’s, Inc.	X
Arhaus, Inc.		X
Kontoor Brands, Inc.		X
Wolverine World Wide, Inc.		X

The chart below shows the Company’s five-year cumulative TSR compared to that of its peer group TSR. TSR for both the Company and the peer group is based on an initial $100 investment, measured on a cumulative basis from the market close on March 26, 2021, through and including the end of the applicable fiscal year as presented in the table. TSR calculations reflect reinvestment of dividends.

Company TSR vs. Peer Group TSR
Cumulative TSR
(Value of initial $100 investment)
$800
$750
$700
$650
$600
$550
$500
$450
$400
$350
$300
$250
$200
$150
$100
$50
$-
FY 2021
FY 2022
FY 2023
FY 2024
FY 2025
FY 2026
BOOT TSR
Peer Group TSR

CAP versus TSR

The chart below provides a comparison of the PEO 1 CAP, PEO 2 CAP, and average Non-PEO NEOs CAP with the Company TSR. As shown in the chart below, the Company’s TSR over the five-year period of fiscal 2022 through fiscal 2026 generally aligns with CAP values for our PEOs and Non-PEO NEOs over the same period, with the exception of PEO 2 CAP in fiscal 2025. Mr. Conroy forfeited all unvested equity awards upon resignation from the Company, which negatively impacted his CAP in fiscal 2025.

Compensation Actually Paid versus TSR
TSR
CAP
$800
$700
$600
$500
$400
$300
$200
$100
$0
$30,000,000
$25,000,000
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$0
-$5,000,000
-$10,000,000
-$15,000,000
-$20,000,000
FY 2021
FY 2022
FY 2023
FY 2024
FY 2025
FY 2026
PEO 1 CAP
PEO 2 CAP
Non-PEO NEOs CAP
Company TSR
Peer Group TSR

CAP versus Net Income

SEC rules require that net income be presented as a performance measure in the Pay Versus Performance Table above. The Company does not use net income to determine compensation levels or incentive plan payouts, and therefore, as depicted in the below chart, there was not total alignment between CAP and net income. Specifically, the decrease in net income from fiscal 2023 to fiscal 2024 does not directly align with CAP outcomes. While there are several contributing reasons for this, the main driver is related to the change in the fair values of the equity awards from prior years. Further, the increase in net income for fiscal 2025 does not align with PEO 2 CAP for fiscal 2025 due to the fact that Mr. Conroy forfeited all unvested equity awards upon resignation from the Company, which negatively impacted his CAP in fiscal 2025.

Compensation Actually Paid versus Net Income
$230,000,000
$180,000,000
$130,000,000
$80,000,000
$30,000,000
-$20,000,000
Net Income
$30,000,000
$25,000,000
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$0
-$5,000,000
-$10,000,000
-$15,000,000
-$20,000,000
CAP
FY 2022
FY 2023
FY 2024
FY 2025
FY 2026
PEO 1 CAP
PEO 2 CAP
Non-PEO NEOs CAP
Net Income

CAP versus Consolidated EBIT

As described above, we identified Consolidated EBIT, a non-GAAP financial measure, as our CSM that represents, in our view, the most important financial measure used to link CAP to our performance. The chart below provides a comparison of the PEO 1 CAP, PEO 2 CAP, and average Non-PEO NEOs CAP with the Company’s Consolidated EBIT. While Consolidated EBIT was our most heavily-weighted metric under the Annual Cash Incentive Bonus Plan for each of the fiscal years presented, there is not total alignment between the Company’s Consolidated EBIT performance and CAP. As noted above, the primary driver in the discrepancy between Consolidated EBIT and CAP relates to the change in the fair values of the equity awards from prior years. Further, the increase in Consolidated EBIT for fiscal 2025 does not align with PEO 2 CAP for fiscal 2025 due to the fact that Mr. Conroy forfeited all unvested equity awards upon resignation from the Company, which negatively impacted his CAP in fiscal 2025.

Compensation Actually Paid versus Consolidated EBIT
$350,000,000
$300,000,000
$250,000,000
$200,000,000
$150,000,000
$100,000,000
$50,000,000
$0
Consolidated EBIT
$30,000,000
$25,000,000
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$0
-$5,000,000
-$10,000,000
-$15,000,000
-$20,000,000
CAP
FY 2022
FY 2023
FY 2024
FY 2025
FY 2026
PEO 1 CAP
PEO 2 CAP
Non-PEO NEOs CAP
Consolidated EBIT

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION (“SAY-ON-PAY”)

Section 14A of the Exchange Act requires us to allow our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our NEOs as disclosed in this proxy statement in accordance with SEC rules.

We are asking our stockholders to provide advisory approval of the compensation of our NEOs, as such compensation is described in the “Compensation Discussion and Analysis” and “Executive Compensation” sections, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure set forth in this proxy statement, beginning on page 21. We urge our stockholders to review the complete “Executive Compensation” section included in this proxy statement for more information.

Our board of directors believes that the information provided within the “Executive Compensation” section of this proxy statement demonstrates that our executive compensation program is designed appropriately and is working to ensure that management’s interests are aligned with our stockholders’ interests to support long-term value creation.

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, our board of directors requests your advisory vote on the following resolution at the Annual Meeting:

RESOLVED, that the compensation paid to the Company’s NEOs for the fiscal year ended March 28, 2026, as disclosed in the Company’s Proxy Statement for the 2026 Annual Meeting pursuant to the SEC’s executive compensation disclosure rules (which disclosure includes the “Compensation Discussion and Analysis,” the compensation tables and the narrative discussion that accompanies the compensation tables), is hereby approved.

Advisory Vote The say-on-pay vote is advisory, and therefore not binding on our Company, our compensation committee, or our board of directors. Although non-binding, the vote will provide information to our compensation committee and our board of directors regarding investor sentiment about our executive compensation philosophy, policies, and practices, which our compensation committee and our board of directors will be able to consider when determining executive compensation for the years to come. The board’s current policy is to include a say-on-pay vote as an agenda item for each annual meeting of stockholders. Unless the board modifies its policy, the next say-on-pay vote will be held at our 2027 annual meeting of stockholders, and the next say-on-frequency vote will be held at our 2031 annual meeting of stockholders.

Recommendation of the Board

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE ADOPTION OF THE RESOLUTION APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS FOR THE FISCAL YEAR ENDED March 28, 2026, AS DESCRIBED IN THE “COMPENSATION DISCUSSION AND ANALYSIS” AND “Executive Compensation” SECTIONS AND THE RELATED TABULAR AND NARRATIVE DISCLOSURE SET FORTH IN THIS PROXY STATEMENT.

PROPOSAL 3: APPROVAL OF THE BOOT BARN HOLDINGS, INC. 2026 EQUITY INCENTIVE PLAN

Overview

We are asking our stockholders to approve a proposal to adopt the Boot Barn Holdings, Inc. 2026 Equity Incentive Plan (the “2026 Equity Plan”) at our annual meeting of stockholders. Our board of directors adopted the 2026 Equity Plan on July 8, 2026 upon recommendation of our compensation committee, subject to stockholder approval at our annual meeting of stockholders. If approved by our stockholders, the 2026 Equity Plan will become effective as of the date of the stockholder approval (the “Effective Date”).

The 2026 Equity Plan is intended to replace the Company’s 2020 Equity Incentive Plan, as amended (the “Prior Plan”). No additional grants will be made under the Prior Plan on or after the Effective Date. Outstanding grants under the Prior Plan will continue to be in effect according to their terms.

If our stockholders do not approve the 2026 Equity Plan, we will continue to be able to grant awards under the Prior Plan. As of July 1, 2026, 1,088,748 shares of our common stock are available for grant under the Prior Plan (assuming maximum performance for the purposes of outstanding performance-based awards).

The Board is seeking stockholder approval of the 2026 Equity Plan in order to (i) meet NYSE listing requirements, (ii) allow incentive stock options awarded under the 2026 Equity Plan to meet the requirements of the Code, (iii) continue to maintain a limit on annual compensation of non-employee directors, and (iv) conform to good corporate governance.

Reasons for the New 2026 Equity Plan

We believe the 2026 Equity Plan will benefit us in the following ways:

●	We believe that equity incentives align the interests of our employees with the interests of our stockholders—when we perform well, that performance is reflected in our stock price, and employees are rewarded along with other stockholders.
●	We believe that equity incentives motivate high levels of performance and provide an effective means of recognizing employee contributions to our success, and that the 2026 Equity Plan will assist us in attracting, motivating and retaining high-performing employees. Equity incentives also benefit us in a number of other ways, including tying compensation closely to our performance and conserving cash. We believe that plans such as the 2026 Equity Plan increase our ability to achieve the objectives above by allowing us to grant different forms of equity awards.
●	If the 2026 Equity Plan is not approved by stockholders, we will have the ability to grant equity awards only under our Prior Plan, which may not provide a sufficient share reserve for Company needs. Without an appropriate reserve of shares of common stock to grant competitive equity awards, we would be forced to consider cash replacement alternatives to provide a market-competitive total compensation package necessary to attract, retain, and motivate the talent critical to our future successes.
●	We have structured the 2026 Equity Plan to provide flexibility in designing equity incentive programs with a broad array of equity incentives, such as restricted stock units, stock options, stock appreciation rights (“SARs”), and stock awards, and in implementing competitive incentive compensation programs for our employees and non-employee directors. If approved, the 2026 Equity Plan will be the only plan under which new equity awards may be granted to our employees and other service providers.

Highlights of the 2026 Equity Plan

The 2026 Equity Plan contains a number of provisions that we believe are consistent with best practices in equity compensation and which protect the stockholders’ interests, as described below:

●	No evergreen authorization. The 2026 Equity Plan does not contain an “evergreen” share reserve, meaning that the share reserve will not be increased without further stockholder approval.

●	No liberal share recycling provisions. The 2026 Equity Plan prohibits the re-use of shares withheld or delivered to satisfy the exercise price of a stock option or base amount of a SAR or to satisfy tax withholding requirements associated with any award. The 2026 Equity Plan also prohibits the re-use of shares purchased on the open market with the proceeds of option exercises.
●	Ban on in-the-money stock options and SARs. The 2026 Equity Plan prohibits the grant of stock options or stock appreciation rights with an exercise price or base price that is less than fair market value on the date of grant.
●	No repricing or grant of discounted stock options or SARs. The 2026 Equity Plan prohibits repricing of options or SARs either by amending an existing award or substituting a new award for a cancelled award that has an exercise price or base amount less than the exercise price or base amount applicable to the original award.
●	No single-trigger acceleration. The 2026 Equity Plan does not provide for automatic vesting acceleration of awards in connection with a change in control of the Company.
●	No dividends on unvested awards. The 2026 Equity Plan prohibits the grant of dividends or dividend equivalents in connection with stock options or SARs and prohibits payment of dividends or dividend equivalents on unvested awards until the underlying awards have vested.
●	Subject to applicable clawback policies. Awards granted under the 2026 Equity Plan are subject to any applicable clawback or recoupment policies, share trading policies, and other policies that may be approved or implemented by our board of directors or our compensation committee from time to time.
●	Administered by an independent committee. The 2026 Equity Plan will be administered by an independent committee of our board of directors, which our board of directors intends to be our compensation committee.

Determination of the Number of Shares Available for Awards under the 2026 Equity Plan

If this Proposal 3 is approved by our stockholders, subject to adjustments as described below, the maximum aggregate number of shares that may be issued under the 2026 Equity Plan will be (i) 1,000,000, plus (ii) the number of shares of common stock reserved for issuance under the Prior Plan that remain available for grant under the Prior Plan as of July 1, 2026, as further described below, reduced by (iii) the number of shares of common stock underlying any awards granted under the Prior Plan after July 1, 2026 and prior to our stockholders approving the 2026 Equity Plan. As of July 1, 2026, 1,088,748 shares of our common stock are available for grant under the Prior Plan (assuming maximum performance for the purposes of outstanding performance-based awards). Any other shares underlying any outstanding award granted under the Prior Plan that, following the adoption of the 2026 Equity Plan, expire, or are terminated, surrendered, cancelled, or forfeited or exchanged for any reason without issuance of such shares will also be available for new awards under the 2026 Equity Plan.

In determining the number of shares of common stock to be authorized for issuance under the 2026 Equity Plan, the Board considered a number of factors, including burn rate, the number of shares needed for future awards, estimated dilution, competitive data from relevant peer companies, and input from both our stockholders and Korn Ferry, the Company’s compensation consultant.

Dilution Analysis

The table below shows our potential dilution levels based on our common stock outstanding as of July 1, 2026, the new shares requested for issuance under the 2026 Equity Plan and our total equity awards outstanding as of July 1, 2026. The Board believes that the number of shares requested under the 2026 Equity Plan represents a reasonable amount of potential equity dilution and will allow us to continue granting equity awards.

Potential Overhang with 1,000,000 Requested Shares
Stock Options Outstanding as of July 1, 2026	100,045
Outstanding Full Value Awards as of July 1, 2026(1)	434,285
Total Equity Awards Outstanding as of July 1, 2026(2)	534,330
Shares Available for Grant under the Prior Plan as of July 1, 2026(3)	1,088,748
Shares Requested for the 2026 Equity Plan	1,000,000
Total Potential Overhang under the 2026 Equity Plan(4)	2,623,078
Shares of Common Stock outstanding as of July 1, 2026	30,331,695
Fully Diluted Shares of Common Stock Outstanding as of July 1, 2026 (5)	32,954,773
Potential Dilution of 1,000,000 Shares as a Percentage of Fully Diluted Shares	3.03%
(1)	The number of “Full Value Awards” outstanding consists of (i) 168,951 time-based RSUs and (ii) 265,334 performance share units (assuming maximum performance).
(2)	The number of “Total Equity Awards” outstanding represents the sum of the number of outstanding options and Full Value Awards, in each case as of July 1, 2026. The Company does not have any other outstanding equity awards (including outstanding SARs).
(3)	As of the Effective Date, the shares of common stock available for grant on the Effective Date under the Prior Plan will be available for grant under the 2026 Equity Plan and no shares of common stock will be available for grant under the Prior Plan. No award will be granted under the Prior Plan after the Effective Date.
(4)	“Total Potential Overhang” is the sum of Total Equity Awards outstanding as of July 1, 2026 (assuming maximum performance), the number of shares of common stock available for grant under the Prior Plan as of July 1, 2026, and the number of shares requested for the 2026 Equity Plan.
(5)	“Fully Diluted Shares” is the sum of the total number of shares of common stock outstanding as of July 1, 2026, the total number of equity awards outstanding as of July 1, 2026 (assuming maximum performance), the number of shares of common stock available for grant under the Prior Plan as of July 1, 2026, and the number of additional shares of common stock requested for grant under the 2026 Equity Plan.

Burn Rate

In connection with our stock-based compensation programs, we are committed to using equity incentive awards prudently and within reasonable limits. Accordingly, we closely monitor our past awards history (referred to as “burn rate”) each fiscal year and over time. The table below sets forth the following information regarding the awards granted under the Prior Plan: (i) the burn rate for each of the last three fiscal years and (ii) the average burn rate over the last three fiscal years. The burn rate for a year has been calculated as follows: (1) all stock options and full value awards (consisting of RSU and performance share unit grants) granted in the applicable fiscal year, divided by (2) the weighted average number of shares of common stock outstanding for the applicable fiscal year.

Burn Rate
Element	Fiscal 2026	Fiscal 2025	Fiscal 2024	3-Year Average
RSUs and Performance Share Units Granted(1)	129,417	170,543	245,453	181,804
Weighted Average Shares of Our Common Stock Outstanding as of Applicable Fiscal Year-End	30,505,000	30,542,000	30,167,000	30,404,667
Burn Rate	0.42%	0.56%	0.81%	0.60%
(1)	Assumes target performance of performance share units.

The burn rate means that we used an annual average of 0.6% of the weighted average shares of common stock outstanding for awards granted or earned over the past three fiscal years.

Summary of the Company’s 2026 Equity Incentive Plan

The material terms of the 2026 Equity Plan are summarized below. A copy of the full text of the 2026 Equity Plan is attached to this proxy statement as Appendix A. This summary of the 2026 Equity Plan is not intended to be a complete description of the 2026 Equity Plan and is qualified in its entirety by the actual text of the 2026 Equity Plan to which reference is made. In the event of any inconsistency, the terms of the actual text of the 2026 Equity Plan shall control. Capitalized terms used, but not defined, in the following summary have the meaning assigned to those terms in the 2026 Equity Plan.

Purpose

The 2026 Equity Plan provides participants with an opportunity to receive incentives in order to encourage participants to contribute materially to the Company’s growth and align the economic interests of the participants with those of the Company’s stockholders.

Types of Awards

The 2026 Equity Plan provides for the issuance of stock units, stock options (including incentive stock options and nonqualified stock options), SARs, stock awards, and other stock-based awards to employees, non-employee directors, and certain consultants and advisors who perform services for the Company or its subsidiaries.

Administration

The 2026 Equity Plan will be administered and interpreted by our compensation committee; provided that any awards to members of our board of directors must be authorized by a majority of our board of directors. Our compensation committee can delegate authority to administer the 2026 Equity Plan to one or more subcommittees of our compensation committee, as it determines to be appropriate. In addition, subject to compliance with applicable laws and applicable stock exchange requirements, our compensation committee may delegate some or all of its authority to one or more officers of the Company, with respect to grants of awards to employees or advisers and consultants who are not executive officers or directors subject to reporting obligations under Section 16 of the Exchange Act.

Our compensation committee will determine: (1) the individuals who will receive awards under the 2026 Equity Plan; (2) the type, size, terms and conditions of awards under the 2026 Equity Plan; (3) when grants of awards will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability; (4) the amounts payable based on attainment of performance goals, including discretion to make adjustments to amounts payable as our compensation committee deems appropriate and in the best interests of the Company; (5) when to amend previously granted awards, subject to the limitations set forth in the 2026 Equity Plan; (6) the terms and guidelines that apply to individuals living outside the United States who receive grants under the 2026 Equity Plan; and (7) any other matters arising under the 2026 Equity Plan.

Shares Subject to the 2026 Equity Plan

Subject to adjustment described above, the 2026 Equity Plan authorizes the issuance or transfer of up to (i) 1,000,000 shares of our common stock, plus (ii) the number of shares of our common stock reserved for issuance under the Prior Plan that remain available for grant under the Prior Plan as of July 1, 2026, reduced by (iii) the number of shares of common stock underlying any awards granted under the Prior Plan after July 1, 2026 and prior to our stockholders approving the 2026 Equity Plan. As of July 1, 2026, 1,088,748 shares of our common stock are available for grant under the Prior Plan (assuming maximum performance for the purposes of outstanding performance-based awards). Up to 1,000,000 shares of common stock may be issued pursuant to incentive stock options. The shares issuable under the 2026 Equity Plan may be drawn from shares of our authorized but unissued common stock or from shares that we acquire, including shares purchased on the open market. If awards granted under the 2026 Equity Plan expire, terminate, or are surrendered, cancelled, forfeited, or exchanged without having been exercised, vested or paid in shares of common stock, shares of common stock subject to such awards will again be available for purposes of the 2026 Equity Plan. If grants of awards are settled in cash rather than shares of common stock, any shares of common stock that were previously subject to such awards will again be available for issuance or transfer under the 2026 Equity Plan.

Shares of our common stock surrendered in payment of the exercise price of an option will not be available for re-issuance under the 2026 Equity Plan. Shares of our common stock that are withheld or surrendered for payment of taxes with respect to awards will not be available for re-issuance under the 2026 Equity Plan. If SARs are granted, the full number of shares subject to the SARs shall be considered issued under the 2026 Equity Plan, without regard to the number of shares issued upon exercise of the SARs. If we repurchase the shares of common stock on the open market with proceeds from an option’s exercise price, then such shares cannot be made available for issuance under the 2026 Equity Plan.

The number of shares of our common stock available under the 2026 Equity Plan will not be reduced by the shares that are issued or transferred under awards made pursuant to an assumption, substitution, or exchange for previously granted awards of a company that we acquired in a transaction. Additionally, subject to applicable stock exchange listing and Code requirements, shares of common stock available under an acquired company’s stockholder approved plan, as adjusted, may be used by the Company for grants of awards under the 2026 Equity Plan, and they will not reduce the 2026 Equity Plan’s share reserve.

Non-Employee Director Limit

Subject to adjustment, as described below, the maximum aggregate grant date value of shares of common stock (as determined for financial reporting purposes) subject to awards granted to any non-employee director in a fiscal year, taken together with any cash fees earned by such non-employee director for services during the fiscal year, cannot exceed $750,000 in total value.

Adjustments

If there is any change in the number or kind of shares of common stock outstanding because of (i) a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares; (ii) a merger, reorganization, or consolidation; (iii) a reclassification or change in par value of shares of common stock; or (iv) any other extraordinary or unusual event affecting the outstanding common stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of common stock is substantially reduced because of a spinoff or the Company’s payment of an extraordinary dividend or distribution, our compensation committee will equitably adjust the following:

●	the maximum number and kind of shares of common stock available for issuance under the 2026 Equity Plan,
●	the maximum number and kind of shares of common stock that may be issued pursuant to incentive stock options granted under the 2026 Equity Plan,
●	the number and kind of shares of common stock covered by outstanding awards,
●	the number and kind of shares of common stock issued and to be issued under the 2026 Equity Plan,
●	the price per share or applicable market value of awards will be equitably adjusted by our compensation committee, and
●	exercise price of options, base amount of SARs, performance goals or other terms and conditions that our compensation committee deems appropriate and subject to the 2026 Equity Plan’s repricing restrictions.

Our compensation committee will make adjustments to reflect changes in the number, kind, or value of shares of common stock issued to prevent, to the extent possible, the enlargement or dilution of rights and benefits under the 2026 Equity Plan and for any outstanding awards, in each case subject to and consistent with applicable law. Our compensation committee will eliminate any fractional shares of common stock resulting from adjustment.

Our compensation committee may also make adjustments to the terms and conditions of outstanding awards in recognition of unusual or nonrecurring events, including acquisitions and dispositions of business assets, which affect the Company, its subsidiaries or business units, or any financial statements of the Company or its subsidiaries, or in response to changes in applicable laws, regulations, or accounting principles. In the event of certain transactions constitute a change in control (as described below), the change in control provisions of the 2026 Equity Plan apply.

Eligibility

All employees and non-employee directors, and certain key advisers (including consultants and advisers of the Company) that provide services to us and our subsidiaries are eligible to participate in the 2026 Equity Plan. Our compensation committee will select which eligible service providers will receive grants of awards under the 2026 Equity Plan. As of July 1, 2026, approximately 12,900 employees (including five executive officers), zero independent consultants, zero advisors, and seven non-employee directors would have been eligible to participate in the 2026 Equity Plan if the 2026 Equity Plan were in effect on such date.

Because our executive officers and non-employee directors are eligible to receive awards under the 2026 Equity Plan, they may be deemed to have a personal interest in the approval of this Proposal 3.

Vesting

Our compensation committee determines the vesting and exercisability terms of awards granted under the 2026 Equity Plan.

Stock Units

Our compensation committee may grant stock units to anyone eligible to participate in the 2026 Equity Plan. Stock units represent hypothetical shares of common stock, and each represents a right that a participant has to receive a share of our common stock or amount of cash based on the common stock’s value, if certain conditions or circumstances are met, including specified performance goals or the lapse of time. Our compensation committee may accelerate vesting or payment for any reason and at any time, provided that the acceleration complies with Section 409A of the Code. Payment for stock units can be made in common stock, cash, or any combination of the two as determined by our compensation committee. All unvested stock units are forfeited if the participant’s employment or service is terminated for any reason, unless our compensation committee determines otherwise.

Options

Under our 2026 Equity Plan, our compensation committee may grant incentive stock options and nonqualified stock options to employees of the Company or any parent or subsidiary of the Company, determined in accordance with Section 424 of the Code. Nonqualified stock options may be granted to employees, non-employee directors, and key advisers. The exercise price of an option granted under the 2026 Equity Plan will be determined by our compensation committee but cannot be less than the fair market value of a share of our common stock on the date the option is granted.

Our compensation committee will determine the term of an option, up to 10 years from the date of grant. Options will become exercisable according to the terms and conditions set by our compensation committee in the award agreement. Our compensation committee may accelerate the exercisability of any outstanding options at any time and for any reason. Our compensation committee will determine in the award agreement under what circumstances and during what time periods a participant may exercise an option after termination of employment or service. Any options granted to non-exempt employees cannot be exercisable for at least six months after the grant date, except as determined by our compensation committee.

A participant can exercise an option that has become exercisable by delivering a notice of exercise to the Company as set forth in the 2026 Equity Plan. In the event that, on the last day of the term of an option, the exercise is prohibited by applicable law, including a prohibition on purchases or sales of our common stock under our insider trading policy, the term of the applicable option will be extended for a period of 30 days following the end of the legal prohibition, unless our compensation committee determines otherwise.

Stock Awards

Our compensation committee may grant stock awards of our common stock to anyone eligible under the 2026 Equity Plan. Stock awards may be subject to restrictions as our compensation committee determines, including, but not limited to, restrictions based on the achievement of performance goals or the lapse of time. The award agreement will set the period of time during which the stock awards will be subject to restrictions, during which time a participant cannot sell, assign, transfer, pledge, or otherwise dispose of the shares of a stock award, except as permitted by our compensation committee.

If a participant ceases to be employed by or provide services to the Company during any restricted period, or if other specified conditions are not met, any unvested portion of the stock award will be forfeited, unless our compensation committee determines otherwise.

Stock Appreciation Rights

Our compensation committee may grant SARs to anyone eligible for the 2026 Equity Plan separately or in tandem with any option. Tandem SARs for non-qualified stock options may be granted at the time an option is granted or while an option is outstanding. In the case of incentive stock options, SARs may only be granted at the time the incentive stock option is granted. Our compensation committee will establish the base amount of the SAR at the time the SAR is granted, which will be equal to or greater than the fair market value of a share of our common stock as of the date of grant, as well as the vesting and other restrictions applicable to the exercisability of a SAR.

If a SAR is granted in tandem with an option, the number of SARs that are exercisable during a specified period will not exceed the number of shares of common stock that the participant may purchase upon exercising the related option during such period. Upon exercising the related option, the related SARs will terminate, and upon the exercise of a SAR, the related option will terminate, in either case, to the extent of an equal number of shares of common stock. Generally, SARs may only be exercised while the participant is employed by, or providing services to, us or during an applicable period following termination. If a SAR is granted to a non-exempt employee, it may not be exercisable for at least six months after the date of grant.

When a participant exercises a SAR, the participant will receive the excess of the fair market value of the underlying common stock over the base amount of the SAR. The appreciation of a SAR will be paid in shares of common stock, cash or both.

The term of any SAR cannot exceed 10 years from the date of grant. In the event that, on the last day of the term of a SAR, the exercise is prohibited by applicable law, including a prohibition on purchases or sales of our common stock under our insider trading policy, the term of the SAR will be extended for a period of 30 days following the end of the legal prohibition, unless our compensation committee determines otherwise.

Other Stock-Based Awards

Our compensation committee may grant other stock-based awards that are based on or measured by our common stock to anyone who is eligible to participate in the 2026 Equity Plan, subject to terms and conditions set by our compensation committee. Other stock-based awards may be subject to the achievement of performance goals or criteria, and may be payable in cash, shares of common stock, or a combination of the two, as determined by our compensation committee.

Dividend Equivalents

Our compensation committee may grant dividend equivalents in connection with stock units or other stock-based awards, either in the award agreement or at any point following the grant of the stock unit or other stock-based award. Dividends and dividend equivalents granted in connection with an award of stock units or other stock-based award will vest and be paid only if and to the extent that the underlying award of stock units or other stock-based award is vested and paid. Dividend equivalents may be payable in cash or shares of common stock and upon terms and conditions set by our compensation committee. Dividends and dividend equivalents may not be granted in connections with options or SARs.

Prohibition on Repricing

Except in connection with a corporate transaction involving the Company, our compensation committee may not (i) amend the terms of any outstanding stock options or SARs to reduce the exercise price or base price, as applicable; (ii) cancel outstanding stock options or SARs in exchange for stock options or SARs with an exercise price or base price that is lower than the exercise price or base price of the original option or SAR; or (iii) cancel outstanding stock options or SARs with an exercise price or base price, as applicable, above the current stock price in exchange for cash or other securities.

Performance-Based Awards

Vesting of awards granted under the 2026 Equity Plan may be subject to achievement of performance objectives that may be based on the attainment of specified levels of one or more performance goals established by the compensation committee. If the compensation committee so determines, the vesting of any such award subject to performance goals may be applied on an absolute basis or relative to one or more peer companies or indices or any combination thereof and, if applicable, may be computed on an accrual or cash accounting basis. Performance goals may relate to a business unit, specified subsidiaries, or the performance of the Company as a whole, or any combination of the foregoing. Performance goals may include, but will not be limited to, the following: cash flow (before or after dividends), earnings per share (including, without limitation, earnings before interest, taxes, depreciation and amortization or adjusted earnings per share as determined by the Company), stock price, return on equity, stockholder return or total stockholder return, return on capital (including, without limitation, return on total capital or return on invested capital), return on investment, return on assets or net assets, market capitalization, economic value added, debt leverage (debt to capital), revenue, sales or net sales, backlog, income, pre-tax income or net income, operating income or pre-tax profit, operating profit, net operating profit or economic profit, gross margin, operating margin or profit margin, return on operating revenue or return on operating assets, cash from operations, operating ratio, operating revenue, market share improvement, general and administrative expenses, customer service, other strategic or operational business criteria (including, but not limited to: meeting specified market penetration, geographic expansion or new concept development goals; cost targets; customer satisfaction; employee satisfaction; human resources goals, including staffing, training and development and succession planning; supervision of litigation and information technology; corporate responsibility values measures, including ethics compliance; inventory turnover or inventory shrinkage; percentage increase in total net revenue or comparable sales; economic profit or value created; or safety and goals relating to acquisitions or divestitures of our affiliates), or any combination of or a specified increase or decrease, as applicable, in any of the foregoing.

Change in Control

If we experience a change in control where we are not the surviving corporation (or survive only as a subsidiary of another corporation), unless an award agreement provides otherwise or our compensation committee determines otherwise, all outstanding grants that are not exercised, vested or paid at the time of the change in control will be assumed by or replaced with grants (with respect to cash, securities or a combination thereof) that have comparable terms by the surviving corporation (or a parent or subsidiary of the surviving corporation), and any outstanding performance-based awards will be deemed earned at the greater of the target level and the actual performance level at the date of the change in control and such awards will continue to be subject to time-based vesting in accordance with the original performance period. Unless the applicable award agreement provides otherwise, or our compensation committee determines otherwise, if a participant’s employment or service is terminated without cause (as defined in the 2026 Equity Plan or an individual agreement) on or within eighteen months following a change in control, the outstanding awards will vest.

If there is a change in control and all outstanding grants are not assumed by or replaced with grants that have comparable terms by the surviving company, then our compensation committee may (but is not required to) adjust the terms and conditions of outstanding awards, including, without limitation, taking any of the following actions (or combination thereof) without the consent of any participant:

●	determine that outstanding options and SARs will automatically accelerate and become fully exercisable and the restrictions and conditions on outstanding stock awards, stock units, other stock-based awards, and dividend equivalents immediately lapse;
●	determine that participants will receive payment, in an amount and form determined by our compensation committee, in settlement of outstanding stock units, other stock-based awards, or dividend equivalents;
●	require that participants surrender their outstanding stock options and SARs in exchange for a payment by the Company, in cash or shares of common stock, equal to the difference between the exercise price and the fair market value of the underlying shares of our common stock; however, if the per share fair market value of our common stock does not exceed the per share stock option exercise price or SAR base amount, as applicable, we will not be required to make any payment to the participant upon surrender of the stock option or SAR; or
●	after giving participants an opportunity to exercise all of their outstanding stock options and SARs, terminate any unexercised stock options and SARs on the date determined by our compensation committee.

In general terms, a change in control under the 2026 Equity Plan means the occurrence of any of the following: (i) a “Transaction,” which is (a) any merger or consolidation of the Company with or into another entity resulting in the conversion, exchange, or cancellation of shares of common stock or (b) any sale or exchange of shares of common stock for cash, securities or other property, unless, in either case, securities possessing more than 50% of the total combined voting power of the resulting entity or ultimate parent entity are held by one or more persons who held securities possessing more than 50% of the total combined voting power of the Company immediately prior to the Transaction; (ii) any person or group of persons, excluding the Company and certain other related entities, directly or indirectly acquires beneficial ownership of securities possessing more than 50% of the total combined voting power of the Company; (iii) consummation of a sale of all or substantially all of the Company’s assets; or (iv) consummation of a complete liquidation or dissolution of the Company.

Deferrals

Our compensation committee may permit or require participants to defer receipt of the payment of cash or the delivery of shares of common stock that would otherwise be due to the participant in connection with a grant under the 2026 Equity Plan. Our compensation committee will establish the rules and procedures applicable to any such deferrals, consistent with the requirements of Section 409A of the Code.

Valuation

The fair market value per share of our common stock on any relevant date under the 2026 Equity Plan will be deemed to be equal to the closing sale price per Share during regular hours trading on the relevant date on NYSE (or any other national securities exchange on which our common stock is at the time primarily traded). If there is no closing selling price for common stock on the date in question, then the fair market value shall be the last reported sale price during regular trading hours on the last preceding date for which a sale was reported. On July 9, 2026, the fair market value per share of our common stock was $157.37.

Withholding

All awards under the 2026 Equity Plan are subject to applicable U.S. federal (including FICA), state and local, foreign country or other tax withholding requirements. We may require participants or other persons receiving or exercising awards to pay an amount sufficient to satisfy such tax withholding requirements with respect to such awards, or we may deduct from other wages and compensation paid by us the amount of any withholding taxes due with respect to such grant. We may also take any other actions that our compensation committee deems advisable to enable us to satisfy our withholding tax and other tax obligations with respect to any award made under the 2026 Equity Plan.

Our compensation committee may permit or require that our tax withholding obligation with respect to awards paid in our common stock be paid by having shares of common stock withheld up to an amount that does not exceed the participant’s minimum applicable withholding tax rate for U.S. federal (including FICA), state and local tax liabilities, or as otherwise determined by our compensation committee. In addition, our compensation committee may, in its discretion, and subject to such rules as our compensation committee may adopt, allow participants to elect to have such share withholding applied to all or a portion of the tax withholding obligation arising in connection with any particular grant.

Transferability

Except as permitted by our compensation committee with respect to non-qualified stock options, only a participant may exercise rights under a grant during the participant’s lifetime. A participant cannot transfer those rights except by will or by the laws of descent and distribution or, with respect to awards other than incentive stock options, pursuant to a domestic relations order. Upon death, the personal representative or other person entitled to succeed to the rights of the participant may exercise such rights. Our compensation committee may provide in an award agreement that a participant may transfer non-qualified stock options and stock awards to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with applicable securities laws.

Amendment; Termination

The Board may amend, suspend, or terminate the 2026 Equity Plan (or any portion thereof) at any time, except that the Board must receive stockholder approval to do so if required to comply with the Code, applicable law, or applicable stock exchange requirements.

If a termination or amendment occurs after an award is made, it will not materially impair the rights of a participant with respect to the award, unless the participant consents or our compensation committee acts in compliance with applicable law or other exceptions set forth in the 2026 Equity Plan.

Clawback

All awards under the 2026 Equity Plan will be subject to any applicable clawback or recoupment policies, share trading policies, and other policies that our board of directors or our compensation committee may implement or approve at any time. We may offset any payments due under the 2026 Equity Plan to a participant where repayment is required by an applicable clawback or recoupment policy, subject to applicable law.

Subject to applicable law, our compensation committee may provide in any award agreement that if a participant breaches any restrictive covenant obligation or agreement between the participant and us, or otherwise engages in activities that constitute cause either while employed by, or providing services to, us or within a specified period thereafter, all awards held by the participant will terminate, and we may rescind any exercise of an option or SAR and the vesting of any other award and delivery of shares of common stock upon such exercise or vesting, as applicable on such terms as our compensation committee will determine, including the right to require that in the event of any rescission:

●	the participant must return the shares of common stock received upon the exercise of any option or SAR or the vesting and payment of any other grants; or
●	if the participant no longer owns the shares of common stock, the participant must pay to us the amount of any gain realized or payment received as a result of any sale or other disposition of the shares of common stock (if the participant transferred the shares of common stock by gift or without consideration, then the fair market value of the shares of common stock on the date of the breach of the restrictive covenant agreement or activity constituting cause), net of the price originally paid by the participant for the shares.

Payment by the participant will be made in such manner and on such terms and conditions as may be required by our compensation committee. We will be entitled to set off against the amount of any such payment any amounts that we otherwise owe to the participant.

Certain Federal Income Tax Aspects

The following is a summary of certain federal income tax consequences of awards under the 2026 Equity Plan. It does not purport to be a complete description of all applicable rules, and those rules (including those summarized here) are subject to change.

Options

An optionee generally will not recognize taxable income upon the grant of a non-statutory option. Rather, at the time of exercise of the option, the optionee will recognize ordinary income for income tax purposes in an amount equal to the excess, if any, of the fair market value of the shares of common stock purchased over the exercise price. We generally will be entitled to a tax deduction at such time and in the same amount, if any, that the optionee recognizes as ordinary income. The optionee’s tax basis in any shares of our common stock received upon the exercise of an option will be the fair market value of the shares of common stock on the date of exercise, and if the shares of common stock are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares of common stock on the date of exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares of common stock are a capital asset of the optionee) depending upon the length of time such shares of common stock were held by the optionee.

Incentive stock options are eligible for favorable U.S. federal income tax treatment if certain requirements are satisfied. An employee granted an incentive stock option generally does not realize compensation income for U.S. federal income tax purposes upon the grant of the option. At the time of exercise of an incentive stock option, no compensation income is realized by the optionee other than tax preference income for purposes of the federal alternative minimum tax on individual income. If the shares of common stock acquired on exercise of an incentive stock option are held for at least two years after grant of the option and one year after exercise, the excess of the amount realized on the sale over the exercise price will be taxed as capital gain. If the shares of common stock acquired on exercise of an incentive stock option are disposed of within less than two years after grant or one year of exercise, the optionee will realize taxable compensation income equal to the lesser of (i) the excess of the fair market value of the shares of common stock on the date of exercise over the option price or (ii) the excess of the amount realized on the sale over the option price. Any additional amount realized will be taxed as capital gain.

Stock Awards

A participant generally will not be taxed upon the grant of stock awards subject to restrictions, but rather will recognize ordinary income in an amount equal to the fair market value of the shares of common stock at the time the shares of common stock are no longer subject to a “substantial risk of forfeiture” (within the meaning of the Code). We generally will be entitled to a deduction at the time when, and in the amount that, the participant recognizes ordinary income on account of the lapse of the restrictions. A participant’s tax basis in the shares of common stock will equal their fair market value at the time the restrictions lapse, and the participant’s holding period for capital gains purposes will begin at that time. Under Section 83(b) of the Code, a participant may elect to recognize ordinary income at the time the shares of common stock of stock are awarded in an amount equal to their fair market value at that time, notwithstanding the fact that such shares of common stock of stock are subject to restrictions and a substantial risk of forfeiture. If such an election is made, no additional taxable income will be recognized by such participant at the time the restrictions lapse, the participant will have a tax basis in the shares of common stock equal to their fair market value on the date of the participant’s award, and the participant’s holding period for capital gains purposes will begin at that time. We generally will be entitled to a tax deduction at the time when, and to the extent that, ordinary income is recognized by such participant.

Stock Units

In general, the grant of stock units will not result in income for the participant or in a tax deduction for us. Upon the settlement of such an award in cash or shares, the participant will recognize ordinary income equal to the aggregate value of the payment received, and we generally will be entitled to a tax deduction at the same time and in the same amount.

Stock Appreciation Rights

A participant who is granted a SAR generally will not recognize ordinary income upon receipt of the SAR. Rather, at the time of exercise of such SAR, the participant will recognize ordinary income for U.S. federal income tax purposes in an amount equal to the value of any cash received and the fair market value on the date of exercise of any shares of common stock received. We generally will be entitled to a tax deduction at such time and in the same amount, if any, that the participant recognizes as ordinary income. The participant’s tax basis in any shares of common stock received upon exercise of a SAR will be the fair market value of the shares of common stock on the date of exercise, and if the shares of common stock are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares of common stock on the date of exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares of common stock are a capital asset of the participant) depending upon the length of time such shares of common stock were held by the participant.

Other Stock-Based Awards

With respect to other stock-based awards granted under the 2026 Equity Plan, generally when the participant receives payment with respect to an award, the amount of cash and/or the fair market value of any shares of common stock or other property received will be ordinary income to the participant, and we generally will be entitled to a tax deduction at the same time and in the same amount.

Impact of Section 409A

Section 409A of the Code applies to deferred compensation, which is generally defined as compensation earned currently, the payment of which is deferred to a later taxable year. Awards under the 2026 Equity Plan are intended to be exempt from the requirements of Section 409A or to satisfy its requirements. An award that is subject to Section 409A and fails to satisfy its requirements will subject the holder of the award to immediate taxation, interest and an additional 20% tax on the vested amount underlying the award.

Section 162(m) of the Code

Section 162(m) of the Code generally disallows a tax deduction to a publicly held company for compensation in excess of $1 million paid to its “covered employees” which generally includes all NEOs. While our compensation committee considers the tax deductibility of each element of executive compensation as a factor in our overall compensation program, our compensation committee retains the discretion to approve compensation that may not qualify for the compensation deduction.

New Plan Benefits

Because future grants of awards under the 2026 Equity Plan, if approved, would be subject to the discretion of our board of directors or our compensation committee, the amount and terms of future awards and future benefits under the 2026 Equity Plan to particular participants or groups of participants are not determinable at this time. No awards have been previously granted that are contingent on the approval of the 2026 Equity Plan.

Recommendation of our Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE 2026 EQUITY PLAN AS DISCLOSED IN THIS PROXY STATEMENT

Equity Compensation Plan Information

As of March 28, 2026, the following table shows the number of securities to be issued upon exercise of outstanding equity awards under our equity compensation plans.

Plan Category	(a) Number of Securities to Be Issued Upon Exercise of Outstanding Equity Awards (3)	(b) Weighted-Average Exercise Price of Outstanding Equity Awards (4)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity Compensation Plans Approved by Stockholders (1)	519,533	$24.26	1,700,476
Equity Compensation Plans Not Approved by Stockholders (2)	-	$-	879,724
Total	519,533	$24.26	2,580,200
(1)	Represents the Boot Barn Holdings, Inc. 2014 Equity Incentive Plan and the 2020 Plan.
(2)	Represents the Boot Barn, Inc. 2011 Equity Incentive Plan, which was adopted prior to the Company’s initial public offering.
(3)	The number of securities to be issued upon exercise of outstanding equity awards, includes the issuance of 252,253 performance share units. The performance share units granted on May 19, 2023 assume performance between target and maximum, and the performance share units granted on May 16, 2024 and May 16, 2025 each assume maximum performance. At target, the total amount of performance share units to be issued would be 143,041.
(4)	The weighted-average exercise price presented is the weighted-average exercise price of vested and unvested options and excludes RSUs and performance share units.

REPORT OF THE AUDIT COMMITTEE

For fiscal 2026, the board of directors appointed an Audit Committee consisting of Brenda I. Morris, the chair of the committee, Eddie Burt, Anne MacDonald and Brad Weston, each of whom is an “independent” director, as defined under the applicable rules and regulations of the SEC and of the NYSE and meets the requirements for financial literacy under the applicable rules of the NYSE. Our board of directors has determined that Brenda I. Morris is an “audit committee financial expert” as defined under the applicable rules of the SEC. In arriving at this determination, the board of directors has examined each Audit Committee member’s scope of experience in financial roles and the nature of their employment.

The purpose of the Audit Committee is to provide oversight of the Company’s accounting and financial reporting processes, the audits of the financial statements of the Company and the Company’s compliance with applicable legal requirements and regulations. The primary responsibilities of the Audit Committee include reviewing and pre-approving the engagement of our independent registered public accounting firm, reviewing our annual and quarterly financial statements and reports, discussing the statements and reports with our independent registered public accounting firm and management, and reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls, and compliance with legal and regulatory requirements. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The independent registered public accounting firm is responsible for auditing the financial statements and expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles. Our board of directors has adopted a written charter for the Audit Committee, available at http://investor.bootbarn.com that reflects, among other things, requirements of the Sarbanes-Oxley Act of 2002, rules adopted by the SEC, and rules of NYSE. The inclusion of our website address in this proxy statement does not include or incorporate by reference the information on or accessible through our website into this proxy statement.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management and Deloitte & Touche LLP (referred to as “Deloitte”), the Company’s independent registered public accounting firm, the audited financial statements at March 28, 2026 and March 29, 2025 and for each of the years in the three-year period ended March 28, 2026. The Audit Committee discussed with Deloitte the matters required to be discussed by Public Company Accounting Oversight Board (PCAOB) Auditing Standard No. 16, Communications with Audit Committees, and other applicable regulations. This included a discussion of Deloitte’s judgments as to the quality, not just the acceptability, of our Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee received from Deloitte, written disclosures and the letter required by applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence. The Audit Committee and Deloitte also discussed Deloitte’s independence from management and our Company, including the matters covered by the written disclosures and letter provided by Deloitte.

The Audit Committee discussed with Deloitte the overall scope and plans for its audit. The Audit Committee meets with Deloitte, with and without management present, to discuss the results of Deloitte’s audits, its evaluations of our Company, the internal controls, and the overall quality of the financial reporting. The Audit Committee held four meetings during fiscal 2026.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the board of directors, and the board of directors approved, that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended March 28, 2026 for filing with the Securities and Exchange Commission.

The report has been furnished by the Audit Committee to our board of directors.

Brenda I. Morris, Chairperson Eddie Burt Anne MacDonald Brad Weston

The information contained in the “Report of the Audit Committee” is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by the Company under the Exchange Act or the Securities Act unless and only to the extent that the Company specifically incorporates it by reference.

PROPOSAL 4: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has appointed Deloitte & Touche LLP, an independent registered public accounting firm, to audit the consolidated financial statements of our Company for the fiscal year ending March 27, 2027, and recommends that stockholders vote in favor of the ratification of such appointment. Although stockholder approval is not required for the appointment of an independent accounting firm, the audit committee believe that soliciting our stockholders’ input is a matter of good corporate governance. If the stockholders fail to ratify the appointment of Deloitte, it will be considered as a directive to the audit committee and the board to consider the appointment of another independent accounting firm; however, the audit committee and board are not required to do so. Even if Deloitte’s appointment is ratified, the audit committee and board may select a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders. We anticipate that representatives of Deloitte will be present at the Annual Meeting. Such Deloitte representatives will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions.

Aggregate fees billed to our Company for the fiscal years ended March 28, 2026 and March 29, 2025 by Deloitte, our independent registered public accounting firm, are as follows:

	March 28, 2026	March 29, 2025
Audit fees (1)	$1,003,220	$975,170
Audit-related fees	-	-
Tax fees (2)	423,181	456,731
All other fees (3)	1,895	1,895
Total	$1,428,296	$1,433,796
(1)	Audit fees include (i) fees associated with the audits of our consolidated financial statements, (ii) reviews of our interim quarterly consolidated financial statements, and (iii) other items related to SEC matters.
(2)	Tax fees consist primarily of tax compliance and consultation services.
(3)	All other fees include subscription fees paid to Deloitte for use of an accounting research tool.

Audit Committee Pre-Approval Policies and Procedures

Our audit committee has adopted policies and procedures for the pre-approval of audit services, internal control-related services and permitted non-audit services rendered by our independent registered public accounting firm. Pre-approval may also be given as part of our audit committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual, case-by-case basis before the independent registered public accounting firm is engaged to provide each service.

All of the services provided by Deloitte described above were approved by our audit committee pursuant to our audit committee’s pre-approval policies.

Recommendation of the Board

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF OUR COMPANY FOR THE FISCAL YEAR ENDING MARCH 27, 2027.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of the record date, July 1, 2026, by the following:

●	each of our directors and NEOs;
●	all of our directors and executive officers as a group; and
●	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock.

For further information regarding material transactions between us and certain of our stockholders, see “Certain Relationships and Related Party Transactions.”

Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he, she, or it possesses sole or shared voting or investment power of that security, including options, warrants, or similar instruments that are currently exercisable or exercisable within 60 days of the determination date, July 1, 2026, are not outstanding for computing the percentage of any other person. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown that they beneficially own, subject to community property laws where applicable. The information does not necessarily indicate beneficial ownership for any other purpose.

Our calculation of the percentage of beneficial ownership is based on 30,331,695 shares of common stock outstanding as of July 1, 2026.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Boot Barn Holdings, Inc., 17100 Laguna Canyon Road, Irvine, California 92618.

Name of Beneficial Owner	Shares Beneficially Owned	Percentage Beneficially Owned
Named Executive Officers and Directors:
Chris Bruzzo (1)	7,996	*
Eddie Burt (2)	4,264	*
Lisa G. Laube (3)	15,532	*
Anne MacDonald (4)	10,968	*
Brenda I. Morris (5)	6,890	*
Peter Starrett (6)	20,041	*
Brad Weston (7)	15,532	*
John Hazen (8)	17,369	*
James M. Watkins (9)	25,831	*
Laurie Grijalva (10)	53,481	*
Jonathon Kosoff (11)	247	*
Michael A. Love (12)	30,169	*
All directors and executive officers as a group (12 persons)	208,320	*

5% Stockholders:
BlackRock, Inc. (13)	4,294,803	14.2%
Vanguard Portfolio Management (14)	1,687,823	5.6%
FMR LLC (15)	1,600,076.01	5.3%
Vanguard Capital Management (16)	1,586,195	5.2%

*	Less than 1% of the outstanding shares of common stock.
(1)	The indicated shares consist of 6,464 shares owned directly and 1,532 shares owned directly by The Bruzzo Family Trust, dated November 15, 2011.
(2)	The indicated shares consist of 4,264 shares owned directly.
(3)	The indicated shares consist of 15,532 shares owned directly.
(4)	The indicated shares consist of 2,224 shares owned directly, and 8,744 vested shares the receipt of which has been deferred by the director until six months after they cease to be a director.
(5)	The indicated shares consist of 4,270 shares owned directly, and 2,620 vested shares the receipt of which has been deferred by the director until six months after they cease to be a director.
(6)	The indicated shares consist of 9,599 shares owned directly by the Starrett Family Trust, dated April 11, 1999, and 10,442 vested shares the receipt of which has been deferred by the director until six months after they cease to be a director.
(7)	The indicated shares consist of 15,532 shares owned directly.
(8)	The indicated shares consist of 17,369 shares owned directly.
(9)	The indicated shares consist of 25,831 shares owned directly.
(10)	The indicated shares consist of (i) 16,401 shares owned directly and (ii) 37,080 shares subject to outstanding options that are currently exercisable.
(11)	The indicated shares consist of 247 shares owned directly.

(12)	The indicated shares consist of (i) 13,547 shares owned directly and (ii) 16,622 shares subject to outstanding options that are currently exercisable.
(13)	BlackRock, Inc. is the beneficial owner of the indicated shares as of September 30, 2025, according to Amendment No. 3 to the Statement on Schedule 13G filed on October 17, 2025. In such amendment, BlackRock, Inc. reported sole voting power with respect to 4,242,968, shared voting power with respect to 0 shares, sole dispositive power with respect to 4,294,803, and shared dispositive power with respect to 0 shares. The business address of BlackRock, Inc. is 50 Hudson Yards, New York, New York 10001.
(14)	Vanguard Portfolio Management is the beneficial owner of the indicated shares as of March 31, 2026, according to the Statement on Schedule 13G filed on April 29, 2026. In such Schedule 13G, Vanguard Capital Management reported sole voting power with respect to 27,133 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 1,687,823 shares, and shared dispositive power with respect to 0 shares. The business address of Vanguard Portfolio Management is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.
(15)	FMR LLC is the beneficial owner of the indicated shares as of June 30, 2025, according to Amendment No. 2 to the Statement on Schedule 13G filed on August 6, 2025. In such Amendment, FMR LLC reported sole voting power with respect to 1,597,955 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 1,600,076.01 shares, and shared dispositive power with respect to 0 shares. The business address of FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.
(16)	Vanguard Capital Management is the beneficial owner of the indicated shares as of March 31, 2026, according to the Statement on Schedule 13G filed on April 29, 2026. In such Schedule 13G, Vanguard Capital Management reported sole voting power with respect to 233,761 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 1,586,195 shares, and shared dispositive power with respect to 0 shares. The business address of Vanguard Capital Management is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Other than compensation arrangements, we describe below transactions and series of similar transactions during our last three fiscal years to which we were a party or will be a party, in which:

●	the amounts involved were determined to be material; and
●	any of our directors, executive officers, or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Compensation arrangements for our directors and NEOs are described elsewhere in this proxy statement.

The following persons and entities that participated in the transactions listed in this section were “related persons” (as defined below) at the time of the transaction and all such transactions were approved in accordance with our related persons transaction policy (which is described below):

Transactions involving John Grijalva

John Grijalva, the husband of Laurie Grijalva, Chief Merchandising Officer, works as an independent sales representative primarily for Dan Post Boot Company, Outback Trading Company, LTD and KS Marketing LLC. Mr. Grijalva conducts his business as an independent sales representative through a limited liability company of which he and Ms. Grijalva are members. We purchased merchandise from these suppliers in the aggregate approximate amounts of $37.3 million, $38.0 million, and $32.8 million in fiscal 2026, fiscal 2025, and fiscal 2024, respectively. Mr. Grijalva was paid commissions by the companies he represents amounting to approximately $2.6 million, $2.5 million, and $2.2 million in fiscal 2026, fiscal 2025 and fiscal 2024, respectively, a portion of which were passed on to other sales representatives working for Mr. Grijalva.

Indemnification

We have agreed to indemnify each of the stockholders party to the registration rights agreement against certain liabilities in connection with a demand or piggyback registration of shares of common stock, including under the Securities Act, as amended.

Indemnification of Directors and Officers

Our amended and restated bylaws provide that we will indemnify and advance expenses to our directors and executive officers to the fullest extent permitted by the General Corporation Law of the State of Delaware (the “DGCL”). In addition, our amended and restated certificate of incorporation provides that our directors will not be liable for monetary damages for breach of fiduciary duty, except as otherwise prohibited under the DGCL.

We have entered into customary indemnification agreements with each of our directors and executive officers. The indemnification agreements provide the executive officers and directors with contractual rights to indemnification, expense advancement and reimbursement, to the fullest extent permitted under the DGCL. Our indemnification agreements also provide that we are required to advance expenses to our directors and officers as incurred in connection with legal proceedings against them for which they may be indemnified and that the rights conferred in the indemnification agreements are not exclusive.

There is no pending litigation or proceeding involving any of our directors or executive officers to which indemnification is being sought, and we are not aware of any pending litigation that may result in claims for indemnification by any director or executive officer.

Review, Approval, or Ratification of Transactions with Related Persons

Our board of directors adopted a written statement of policy, effective immediately prior to the completion of our initial public offering, for the evaluation of and the approval, disapproval, and monitoring of transactions involving us and “related persons.” For the purposes of the policy, “related persons” will include our executive officers, vice presidents, directors and director nominees or their immediate family members, stockholders owning 5% or more of our outstanding common stock or any entity in which any of the foregoing persons is an employee, general partner, principal or holder of a 5% or more ownership interest.

Our related person transactions policy requires:

●	that any transaction in which a related person has a material direct or indirect interest that we refer to as a “related person transaction,” and any material amendment or modification to a related person transaction, be evaluated and approved by our audit committee or by the disinterested members of the audit committee, as applicable; and

●	that any employment relationship or transaction involving an executive officer and any related compensation solely resulting from that employment relationship or transaction must be approved by the compensation committee of our board of directors or recommended by the compensation committee to the board of directors for its approval.

In connection with the review and approval or ratification of a related person transaction:

●	management must disclose to the audit committee or the disinterested members of the audit committee, as applicable, the material terms of the related person transaction, including the approximate dollar value of the amount involved in the transaction, and all the material facts as to the related person’s direct or indirect interest in, or relationship to, the related person transaction;

●	management must advise the audit committee or the disinterested members of the audit committee, as applicable, as to whether the related person transaction complies with the terms of our agreements governing our material outstanding indebtedness;

●	management must advise the audit committee or the disinterested members of the audit committee, as applicable, as to whether the related person transaction will be required to be disclosed in our SEC filings (to the extent it is required to be disclosed, management must ensure that the related person transaction is disclosed in accordance with SEC rules); and

●	management must advise the audit committee or the disinterested members of the audit committee, as applicable, as to whether the related person transaction constitutes a “personal loan” for purposes of Section 402 of the Sarbanes-Oxley Act.

In addition, the related person transactions policy provides that the audit committee, in connection with any approval or ratification of a related person transaction involving a non-employee director or director nominee, should consider whether such transaction would compromise the director or director nominee’s status as an “independent,” “outside,” or “non-employee” director, as applicable, under the rules and regulations of the SEC, the NYSE and the Code. In approving or rejecting any related person transaction, the audit committee or the disinterested members of the audit committee, as applicable, is required to consider the material facts of the transaction, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

Pursuant to Rule 14a-8 under the Exchange Act, any proposal that a stockholder of our Company wishes to have included in the proxy statement in connection with our 2027 Annual Meeting of Stockholders must be submitted to us no later than March 18, 2027, unless we change the date of our 2027 Annual Meeting more than 30 days before or after August 26, 2027, in which case such proposal must be received a reasonable time before we begin to print and distribute our 2027 proxy materials. All such stockholder proposals must follow the procedures outlined in Rule 14a-8 under the Exchange Act.

In accordance with our amended and restated bylaws, stockholder proposals, including stockholder nominations for candidates for election as directors, that are intended to be presented by stockholders at the 2027 Annual Meeting of Stockholders but not submitted for inclusion in the proxy statement for our 2027 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act, must be received by us no earlier than April 28, 2027 and no later than May 28, 2027, unless we change the date of our 2027 Annual Meeting more than 30 days before or more than 70 days after August 26, 2027, in which case stockholder proposals must be received by us not later than the close of business on the 10th day following the day on which we first make a public announcement of the date of such meeting. These time limits also apply in determining whether notice is timely for purposes of rules adopted by the SEC relating to the exercise of discretionary voting authority. All such stockholder proposals must include the specified information described in our amended and restated bylaws.

Proposals and other items of business should be directed to the attention of the Corporate Secretary at our principal executive offices, 17100 Laguna Canyon Road, Irvine, California 92618.

OTHER MATTERS

We know of no other matters to be submitted at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the board of directors may recommend.

Dated: July 16, 2026

APPENDIX A

BOOT BARN HOLDINGS, INC.

2026 EQUITY INCENTIVE PLAN

BOOT BARN HOLDINGS, INC.

2026 EQUITY INCENTIVE PLAN

Section 1.Effectiveness and Purpose.

Effective as of the Effective Date, the Boot Barn Holdings, Inc. 2026 Equity Incentive Plan (as may be amended from time to time, the “Plan”) is hereby established.

The purpose of the Plan is to provide employees of Boot Barn Holdings, Inc. (together with its successors, the “Company”), and its subsidiaries, certain consultants and advisors who perform services for the Company or its subsidiaries, and non-employee members of the Board of Directors of the Company, with the opportunity to receive grants of equity awards in the form of incentive stock options, nonqualified stock options, stock appreciation rights, stock awards, stock units, and other stock-based awards.  Capitalized terms used in the Plan and not therein defined shall have the meaning assigned to them in Section 2.

The Company believes that the Plan will encourage the Participants to contribute materially to the growth of the Company, thereby benefitting the Company’s stockholders, and will align the economic interests of the Participants with those of the stockholders.

The Plan is intended to replace the Prior Plan.  No additional grants shall be made under the Prior Plan on or after the Effective Date.  Outstanding grants under the Prior Plan shall continue in effect according to their terms.

Section 2.Definitions.

The following terms shall have the meanings set forth below for purposes of the Plan:

(a)“Affiliate” means any corporation, partnership, limited liability company, business trust, or other entity controlling, controlled by or under common control with the Company.
(b)“Award” means an Option, SAR, Stock Award, Stock Unit or Other Stock-Based Award granted under the Plan.
(c)“Award Agreement” means the written agreement that sets forth the terms and conditions of an Award, including all amendments thereto.
(d)“Board” means the Board of Directors of the Company.
(e)“Cause” means, unless otherwise provided in an Award Agreement, (a) if there is an employment or similar agreement between the Participant and the Company or its Affiliates which includes a definition of “cause”, then the meaning set forth in such agreement, or (b) if there is no such agreement, (i) Participant’s engaging in gross negligence of Participant’s duties with the Company or its Affiliates or Participant’s fraud or dishonesty in connection with the performance of duties to the Company and its Affiliates, in either case which has a materially detrimental effect on the business or operations of the Company; (ii) Participant’s engaging in any willful violation of any applicable confidential, non-disclosure or securities trading policy or policies of the Company or an Affiliate or any other restrictive covenant obligation between the Participant and the Company or its Affiliates; or (iii) Participant’s conviction by a court of competent jurisdiction of any crime (or upon entering a plea of guilty or nolo contendere to a charge of any crime) constituting a felony.
(f)“CEO” means the Chief Executive Officer of the Company.
(g)“Change in Control” means, unless otherwise set forth in an Award Agreement, the occurrence of any of the following:
(i)a Transaction, unless securities possessing more than 50% of the total combined voting power of the survivor’s or acquiror’s outstanding securities (or the securities of any parent thereof) are held by a person or persons who held securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities immediately prior to such Transaction;

(ii)any person or group of persons (within the meaning of Section 13(d)(3) of the Exchange Act) directly or indirectly acquires, including but not limited to by means of a merger or consolidation, beneficial ownership (determined pursuant to Securities and Exchange Commission Rule 13d-3 promulgated under the Exchange Act) of securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities unless pursuant to a tender or exchange offer made directly to the Company’s stockholders that the Board recommends such stockholders accept, other than acquisitions by (A) the Company or any of its Affiliates, (B) an employee benefit plan of the Company or any of its Affiliates, (C) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, or (D) an underwriter temporarily holding securities pursuant to an offering of such securities;
(iii)consummation of a sale of all or substantially all of the Company’s assets to one or more other persons in a single transaction or series of related transactions; or
(iv)the consummation of a complete dissolution or liquidation of the Company.

The Committee may modify the definition of Change in Control for a particular Award as the Committee deems appropriate to comply with Section 409A of the Code or otherwise.  Notwithstanding the foregoing, to the extent applicable, if an Award constitutes deferred compensation subject to Section 409A of the Code and the Award provides for payment upon a Change in Control, then, for purposes of such payment provisions, no Change in Control shall be deemed to have occurred upon an event described in items (i) – (iv) above unless the event would also constitute a change in ownership or effective control of, or a change in the ownership of a substantial portion of the assets of, the Company under Section 409A of the Code.

(h)“Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.
(i)“Committee” means the Compensation Committee of the Board or another committee appointed by the Board to administer the Plan.  The Committee shall consist of directors who are “non-employee directors” as defined under Rule 16b-3 promulgated under the Exchange Act and “independent directors,” as determined in accordance with the independence standards established by the stock exchange on which the Company Stock is at the time primarily traded.
(j)“Company Stock” means common stock, par value $0.0001 per share, of the Company, and such other securities as may be substituted for Company Stock pursuant to Section 5(c).
(k)“Disability” or “Disabled” means, unless otherwise set forth in the Award Agreement, a Participant’s becoming disabled within the meaning of the Employer’s long-term disability plan applicable to the Participant.
(l)“Dividend Equivalent” means an amount determined by multiplying the number of shares of Company Stock subject to a Stock Unit or Other Stock-Based Award by the per-share cash dividend paid by the Company on its outstanding Company Stock, or the per-share Fair Market Value of any dividend paid on its outstanding Company Stock in consideration other than cash.  If interest is credited on accumulated divided equivalents, the term “Dividend Equivalent” shall include the accrued interest.
(m)“Effective Date” means the date the Plan is approved by the Company’s stockholders.
(n)“Employed by, or providing service to, the Employer” means employment or service as an Employee, Key Advisor or member of the Board (so that, for purposes of exercising Options and SARs and satisfying conditions with respect to Stock Awards, Stock Units, and Other Stock-Based Awards, a Participant shall not be considered to have terminated employment or service until the Participant ceases to be an Employee, Key Advisor and member of the Board), unless the Committee determines otherwise.  If a Participant’s relationship is with a Subsidiary of the Company and that entity ceases to be a Subsidiary of the Company, the Participant will be deemed to cease employment or service when the entity ceases to be a Subsidiary of the Company, unless the Participant transfers employment or service to an Employer.  If a Participant has military, sick leave or other bona fide leave, the Participant will not be deemed to cease employment or service solely as a result of such leave; provided that such leave does not exceed the longer of 90 days or the period during which the absent Participant’s reemployment rights, if any, are guaranteed by statute or contract.  To the extent consistent with applicable law, the Committee may provide that Awards continue to vest for all or a portion of the period of such leave, or that vesting shall be tolled during such leave and only recommence upon the Participant’s return from such leave.
(o)“Employee” means an employee of the Employer (including an officer or director who is also an employee), and excluding any person who is classified by the Employer as a “contractor” or “consultant,” no matter how characterized by the

Internal Revenue Service, other governmental agency or a court.  Any change of characterization of an individual by the Internal Revenue Service or any court or government agency shall have no effect upon the classification of an individual as an Employee for purposes of this Plan, unless the Committee determines otherwise.
(p)“Employer” means the Company and each of its Subsidiaries that acts as the employer or service recipient for a Participant.
(q)“Exchange Act” means the Securities Exchange Act of 1934, as amended.
(r)“Exercise Price” means the per share price at which shares of Company Stock may be purchased under an Option, as designated by the Committee.
(s)“Fair Market Value” means:
(i)If the Company Stock is publicly traded, the Fair Market Value per share shall be determined as follows: (A) if the principal trading market for the Company Stock is a national securities exchange, the closing sales price during regular trading hours on the relevant date or, if there were no trades on that date, the latest preceding date upon which a sale was reported, or (B) if the Company Stock is not principally traded on any such exchange, the last reported sale price of a share of Company Stock during regular trading hours on the relevant date, as reported by the OTC Bulletin Board.
(ii)If the Company Stock is not publicly traded or, if publicly traded, is not subject to reported transactions as set forth above, the Fair Market Value per share shall be determined by the Committee through any reasonable valuation method authorized under the Code.
(t)“Incentive Stock Option” means an Option that is intended to meet the requirements of an incentive stock option under Section 422 of the Code.
(u)“Key Advisor” means a consultant or advisor of the Employer.
(v)“Non-Employee Director” means a member of the Board who is not an Employee.
(w)“Nonqualified Stock Option” means an Option that is not intended to be taxed as an incentive stock option under Section 422 of the Code.
(x)“Option” means an option to purchase shares of Company Stock, as described in Section 7.
(y)“Other Stock-Based Award” means any Award based on, measured by or payable in Company Stock (other than an Option, Stock Unit, Stock Award, or SAR), as described in Section 11.
(z)“Participant” means an Employee, Key Advisor or Non-Employee Director designated by the Committee to participate in the Plan.
(aa)“Performance Goals” means the business criteria selected by the Company to measure the level of performance of the Company or an Affiliate during a Performance Period.  The Performance Goals determined by the Company may include, but are not limited to: (i) cash flow (before or after dividends), (ii) earnings per share (including, without limitation, earnings before interest, taxes, depreciation and amortization or adjusted earnings per share as determined by the Company), (iii) stock price, (iv) return on equity, (v) stockholder return or total stockholder return, (vi) return on capital (including, without limitation, return on total capital or return on invested capital), (vii) return on investment, (viii) return on assets or net assets, (ix) market capitalization, (x) economic value added, (xi) debt leverage (debt to capital), (xii) revenue, (xiii) sales or net sales, (xiv) backlog, (xv) income, pre-tax income or net income, (xvi) operating income or pre-tax profit, (xvii) operating profit, net operating profit or economic profit, (xviii) gross margin, operating margin or profit margin, (xix) return on operating revenue or return on operating assets, (xx) cash from operations, (xxi) operating ratio, (xxii) operating revenue, (xxiii) market share improvement, (xxiv) general and administrative expenses, (xxv) customer service, (xxvi) other strategic or operational business criteria (including, but not limited to: meeting specified market penetration, geographic expansion or new concept development goals; cost targets; customer satisfaction; employee satisfaction; human resources goals, including staffing, training and development and succession planning; supervision of litigation and information technology; corporate responsibility values measures, including ethics compliance; inventory turnover or inventory shrinkage;

percentage increase in total net revenue or comparable sales; economic profit or value created; or safety and goals relating to acquisitions or divestitures of Affiliates), or (xxvii) any combination of or a specified increase or decrease, as applicable, in any of the foregoing.  The Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, subsidiary, or an individual, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Affiliate, either individually, alternatively or in any combination, and measured either quarterly, annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison or peer group, in each case as specified by the Committee.
(bb)“Performance Period” means the one or more periods of time, which may be of varying and overlapping durations, selected by the Committee, over which the attainment of one or more Performance Goals or other business objectives will be measured for purposes of determining a Participant’s right to, and the payment of, an Award.
(cc)“Person” means any natural person, corporation, limited liability company, partnership, trust, joint stock company, business trust, unincorporated association, joint venture, governmental authority or other legal entity of any nature whatsoever.
(dd)“Prior Plan” means the Boot Barn Holdings, Inc. 2020 Equity Incentive Plan, as amended through the Effective Date.
(ee)“SAR” means a stock appreciation right, as described in Section 10.
(ff)“Stock Award” means an award of Company Stock, as described in Section 8.
(gg)“Stock Unit” means an award of a contractual right to receive one or more shares of Company Stock, cash or combination thereof, as described in Section 9, and denominated in a number of shares of Company Stock specified in an Award Agreement.
(hh)“Subsidiary” means any entity in which the Company has a greater than fifty percent (50%) direct or indirect ownership interest.  With respect to the requirements applicable to Incentive Stock Options in Section 7, “Subsidiary” shall mean a “subsidiary corporation” of the Company, as defined in section 424(f) of the Code.
(ii)“Substitute Awards” means shares issued or transferred under Grants made pursuant to an assumption, substitution or exchange for previously granted awards of a company acquired by the Company in a transaction.
(jj)“Transaction” means (a) any merger or consolidation of the Company with or into another entity as a result of which shares of Company Stock are converted into or exchanged for the right to receive cash, securities or other property or is cancelled or (b) any sale or exchange of shares of Company Stock for cash, securities or other property.

Section 3.Administration.

(a)Committee.  The Plan shall be administered and interpreted by the Committee.  The Committee may delegate authority to one or more subcommittees, as it deems appropriate.  Subject to compliance with applicable law and the applicable stock exchange rules, the Board, in its discretion, may perform any action of the Committee hereunder.  To the extent that the Board, the Committee, a subcommittee or the CEO, as described below administers the Plan, references in the Plan to the “Committee” shall be deemed to refer to the Board, the Committee, or such subcommittee or the CEO.

(b)Delegation.  The Committee in its discretion, may delegate to one or more officers of the Company all or part of the Committee’s authority and duties with respect to Grants to individuals who are not subject to the reporting and other provisions of section 16 of the Exchange Act.  The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegate or delegates that were consistent with the terms of the Plan and the Committee’s prior delegation.  Any delegation by the Committee pursuant to this Section shall be subject to such conditions and limitations as may be determined by the Committee and shall be subject to and limited by applicable law or regulation, including without limitation any applicable rules under the Delaware General Corporation Law (or any successor provision), the rules and regulations of the New York Stock Exchange or such other securities exchange on which the Company Stock is then listed.

(c)Committee Authority.  The Committee shall have the sole authority to (i) determine the individuals to whom Awards shall be made under the Plan, (ii) determine the type, size, terms and conditions of the Awards to be made to each such individual, (iii) determine the time when the Awards will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, which may be based on the attainment of Performance Goals, (iv) determine the amounts payable based on attainment of Performance Goals, including discretion to make such adjustments (positive or negative) to the amounts payable as the Committee deems appropriate and in the best interests of the Company, (v) amend the terms of any previously issued Award, subject to the provisions of Section 18 below, (vi) determine and adopt terms, guidelines, and provisions, not inconsistent with the Plan and applicable law, that apply to individuals residing outside of the United States who receive Awards under the Plan, and (vii) deal with any other matters arising under the Plan.

(d)Committee Determinations.  The Committee shall have full power and express discretionary authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion.  The Committee’s interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any Awards granted hereunder.  All powers of the Committee shall be executed in its sole discretion, in the best interest of the Company, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

(e)Indemnification.  No member of the Committee or the Board, and no employee of the Company or any Affiliate shall be liable for any act or failure to act with respect to the Plan, except in circumstances involving his or her bad faith or willful misconduct, or for any act or failure to act hereunder by any other member of the Committee or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated.  The Company shall indemnify members of the Committee and the Board and any agent of the Committee or the Board who is an employee of the Company or a Subsidiary against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Plan, except in circumstances involving such person’s bad faith or willful misconduct.

Section 4.Awards.

(a)General.  Awards under the Plan may consist of Options as described in Section 7, Stock Awards as described in Section 8, Stock Units as described in Section 9, SARs as described in Section 10, and Other Stock-Based Awards as described in Section 11. All Awards shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with this Plan as the Committee deems appropriate and as are specified in writing by the Committee to the individual in the Award Agreement.  All Awards shall be made conditional upon the Participant’s acknowledgement, in writing or by acceptance of the Award, that all decisions and determinations of the Committee shall be final and binding on the Participant, such Participant’s beneficiaries and any other person having or claiming an interest under such Award.  Awards under a particular Section of the Plan need not be uniform as among the Participants.

(b)Dividends and Dividend Equivalents.  Notwithstanding anything to the contrary herein, any dividends or Dividend Equivalents granted in connection with Awards under the Plan shall vest and be paid only if and to the extent the underlying Awards vest and are paid.

Section 5.Shares Subject to the Plan.

(a)Shares Authorized.  Subject to adjustment as described below in Sections 5(b) and 5(e) below, the aggregate number of shares of Company Stock that may be issued or transferred under the Plan shall be (i) 1,000,000 shares of Company Stock; plus (ii) the number of shares of Company Stock reserved for issuance under the Prior Plan that remain available for grant under the Prior Plan as of July 1, 2026; reduced by (iii) the number of shares of Company Stock underlying any Awards granted under the Prior Plan after July 1, 2026 and before the Effective Date. In addition, and subject to adjustment as described below in Sections 5(b) and 5(e), shares of Company Stock subject to outstanding grants under the Prior Plan that terminate, expire, are paid in cash, or are cancelled, forfeited, exchanged or surrendered without having been exercised, vested or paid in shares after the Effective Date shall be added to the share reserve under the Plan. Subject to adjustment as described below in Sections 5(b) and 5(e) below, the aggregate number of shares of Company Stock that may be issued or transferred under the Plan pursuant to Incentive Stock Options shall not exceed 1,000,000 shares of Company Stock.

(b)Source of Shares; Share Counting.  Shares issued or transferred under the Plan may be authorized but unissued shares of Company Stock or reacquired shares of Company Stock, including shares purchased by the Company on the open market for purposes of the Plan. If and to the extent Awards granted under the Plan terminate, expire or are cancelled, forfeited, exchanged or surrendered without having been exercised, vested or paid in shares, the shares subject to such Awards shall again be available for purposes of the Plan. Shares of Company Stock surrendered in payment of the Exercise Price of an Option shall not be available for re-issuance under the Plan. Shares of Company Stock withheld or surrendered for payment of taxes with respect to Awards shall not be available for re-issuance under the Plan. If SARs are granted, the full number of shares subject to the SARs shall be considered issued under the Plan, without regard to the number of shares issued upon exercise of the SARs.  To the extent any Awards are paid in cash, and not in shares of Company Stock, any shares previously subject to such Awards shall again be available for issuance or transfer under the Plan. For the avoidance of doubt, if shares are repurchased by the Company on the open market with the proceeds of the Exercise Price of Options, such shares may not again be made available for issuance under the Plan.

(c)Substitute Awards.  To the extent permitted by applicable law and applicable stock exchange listing requirements, Substitute Awards shall not reduce the number of shares of Company Stock available under the Plan.  Additionally, in the event that a company acquired by the Company or any Affiliate or entity with which the Company or any Subsidiary combined has shares available under a preexisting plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such preexisting plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the number of shares of Company Stock authorized for grant under the Plan (and shares of Company Stock subject to such Awards shall not be added to the shares of Company Stock available for Awards under the Plan as provided in Section 5(a)); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the preexisting plan, absent the acquisition or combination, and shall only be made to individuals who were not employees or directors prior to such acquisition or combination.  Notwithstanding the foregoing, Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding options intended be an Incentive Stock Option within the meaning of Section 422 of the Code shall be counted against the aggregate number of shares of Company Stock available for the grant of Incentive Stock Options under the Plan.

(d)Individual Limits for Non-Employee Directors.  Subject to adjustment as described below in Section 5(e), the maximum aggregate grant date value of shares of Company Stock subject to Awards granted to any Non-Employee Director during any fiscal year, taken together with any cash fees earned by such Non-Employee Director for services rendered during such fiscal year, shall not exceed $750,000 in total value.  For purposes of this limit, the value of such Awards shall be calculated based on the grant date fair value of such Awards for financial reporting purposes.

(e)Adjustments.  If there is any change in the number or kind of shares of Company Stock outstanding by reason of (i) a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares, (ii) a merger, reorganization or consolidation, (iii) a reclassification or change in par value, or (iv) any other extraordinary or unusual event affecting the outstanding Company Stock as a class without the Company’s receipt of consideration, or if the value of outstanding shares of Company Stock is substantially reduced as a result of a spinoff or the Company’s payment of an extraordinary dividend or distribution, the maximum number and kind of shares of Company Stock available for issuance under the Plan, the maximum number and kind of shares of Company Stock that may be issued pursuant to Incentive Stock Options granted under the Plan, the number and kind of shares covered by outstanding Awards, the number and kind of shares issued and to be issued under the Plan, and the price per share or the applicable market value of such Awards shall be equitably adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, the issued shares of Company Stock to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the Plan and such outstanding Awards; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.  In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, and acquisitions and dispositions of businesses and assets) affecting the Company, any Subsidiary or any business unit, or the financial statements of the Company or any Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles.  In addition, in the event of a Change in Control, the provisions of Section 13 of the Plan shall apply.  Any adjustments to outstanding Awards shall be consistent with Section 409A or 424 of the Code, to the extent applicable.  Subject to Section 18(b), the adjustments of Awards under this Section 5(e) shall include adjustment of shares, Exercise Price of Options, base amount of SARs, Performance Goals or other terms and conditions, as the Committee deems appropriate.  The Committee shall have the sole discretion and authority to determine what appropriate adjustments shall be made and any adjustments determined by the Committee shall be final, binding and conclusive.

Section 6.Eligibility for Participation

(a)Eligible Persons.  All Employees and Non-Employee Directors shall be eligible to participate in the Plan.  Key Advisors shall be eligible to participate in the Plan if the Key Advisors render bona fide services to the Employer, the services are not in connection with the offer and sale of securities in a capital-raising transaction and the Key Advisors do not directly or indirectly promote or maintain a market for the Company’s securities.

(b)Selection of Participants.  The Committee shall select the Employees, Non-Employee Directors and Key Advisors to receive Awards and shall determine the number of shares of Company Stock subject to a particular Award in such manner as the Committee determines.

Section 7.Options

The Committee may grant Options to an Employee, Non-Employee Director or Key Advisor upon such terms as the Committee deems appropriate.  The following provisions are applicable to Options:

(a)Number of Shares.  The Committee shall determine the number of shares of Company Stock that will be subject to each Award of Options to Employees, Non-Employee Directors and Key Advisors.

(b)Type of Option and Exercise Price.

(i)The Committee may grant Incentive Stock Options or Nonqualified Stock Options or any combination of the two, all in accordance with the terms and conditions set forth herein.  Incentive Stock Options may be granted only to employees of the Company or its parent or Subsidiary corporations, as defined in Section 424 of the Code.  Nonqualified Stock Options may be granted to Employees, Non-Employee Directors and Key Advisors.

(ii)The Exercise Price of Company Stock subject to an Option shall be determined by the Committee and shall be equal to or greater than the Fair Market Value of a share of Company Stock on the date the Option is granted.  However, an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, or any parent or Subsidiary corporation of the Company, as defined in Section 424 of the Code, unless the Exercise Price per share is not less than 110% of the Fair Market Value of a share of Company Stock on the date of grant.

(c)Option Term.  The Committee shall determine the term of each Option.  The term of any Option shall not exceed ten years from the date of grant.  However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, or any parent or Subsidiary corporation of the Company, as defined in Section 424 of the Code, may not have a term that exceeds five years from the date of grant.  Notwithstanding the foregoing, in the event that on the last business day of the term of an Option (other than an Incentive Stock Option), the exercise of the Option is prohibited by applicable law, including a prohibition on purchases or sales of Company Stock under the Company’s insider trading policy, the term of the Option shall be extended for a period of 30 days following the end of the legal prohibition, unless the Committee determines otherwise and to the extent consistent with Section 409A of the Code.

(d)Exercisability of Options.  Options shall become exercisable in accordance with such terms and conditions, consistent with the Plan, as may be determined by the Committee and specified in the Award Agreement.  The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.

(e)Awards to Non-Exempt Employees.  Notwithstanding the foregoing, Options granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such Options may become exercisable, as determined by the Committee, upon the Participant’s death, Disability or retirement, or upon a Change in Control or other circumstances permitted by applicable regulations).

(f)Termination of Employment or Service.  Except as provided in the Award Agreement, an Option may only be exercised while the Participant is employed by, or providing services to, the Employer.  The Committee shall determine in the Award Agreement under what circumstances and during what time periods a Participant may exercise an Option after termination of employment or service.

(g)Exercise of Options.  A Participant may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Company.  The Participant shall pay the Exercise Price for an Option as specified by the Committee (i) in cash or by check, (ii) unless the Committee determines otherwise, by delivering shares of Company Stock owned by the Participant and having a Fair Market Value on the date of exercise at least equal to the Exercise Price or by attestation (on a form prescribed by the Committee) to ownership of shares of Company Stock having a Fair Market Value on the date of exercise at least equal to the Exercise Price, (iii) by payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, (iv) if permitted by the Committee, by withholding shares of Company Stock subject to the exercisable Option, which have a Fair Market Value on the date of exercise equal to the Exercise Price, or (v) by such other method as the Committee may approve.  Shares of Company Stock used to exercise an Option shall have been held by the Participant for the requisite period of time necessary to avoid adverse accounting consequences to the Company with respect to the Option.  Payment for the shares to be issued or transferred pursuant to the Option, and any required withholding taxes, must be received by the Company by the time specified by the Committee depending on the type of payment being made, but in all cases prior to the issuance or transfer of such shares.

(h)Limits on Incentive Stock Options.  Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the Company Stock on the date of grant with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year, under the Plan or any other stock option plan of the Company or a parent or Subsidiary, exceeds $100,000, then the Option, as to the excess, shall be treated as a Nonqualified Stock Option.

Section 8.Stock Awards

The Committee may issue or transfer shares of Company Stock to an Employee, Non-Employee Director or Key Advisor under a Stock Award, upon such terms as the Committee deems appropriate.  The following provisions are applicable to Stock Awards:

(a)General Requirements.  Shares of Company Stock issued or transferred pursuant to Stock Awards may be issued or transferred for consideration or for no consideration, and subject to restrictions or no restrictions, as determined by the Committee.  The Committee may, but shall not be required to, establish conditions under which restrictions on Stock Awards shall lapse over a period of time or according to such other criteria as the Committee deems appropriate, including, without limitation, restrictions based on the achievement of specific Performance Goals.  The period of time during which the Stock Awards will remain subject to restrictions will be designated in the Award Agreement as the “Restriction Period.”

(b)Number of Shares.  The Committee shall determine the number of shares of Company Stock to be issued or transferred pursuant to a Stock Award and the restrictions applicable to such shares.

(c)Requirement of Employment or Service.  If the Participant ceases to be employed by, or provide service to, the Employer during a period designated in the Award Agreement as the Restriction Period, or if other specified conditions are not met, the Stock Award shall terminate as to all shares covered by the Award as to which the restrictions have not lapsed, and those shares of Company Stock must be immediately returned to the Company.  The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

(d)Restrictions on Transfer.  During the Restriction Period, a Participant may not sell, assign, transfer, pledge or otherwise dispose of the shares of a Stock Award except under Section 16 below.  Each certificate, or electronic book-entry equivalent, for a share subject to a Stock Award shall contain a legend giving appropriate notice of the restrictions in the Award.  The Participant shall be entitled to have the legend removed from the stock certificate covering the shares subject to restrictions when all restrictions on such shares have lapsed.  The Company may retain possession of any stock certificates for Stock Awards until all restrictions on such shares have lapsed.

(e)Right to Vote and to Receive Dividends.  Unless the Committee determines otherwise, during the Restriction Period, the Participant shall have the right: (i) to vote shares of Stock Awards and (ii) subject to Section 4(b), to receive any dividends or other distributions paid on such shares, subject to any restrictions deemed appropriate by the Committee, including, without limitation, the achievement of specific Performance Goals.

(f)Lapse of Restrictions.  All restrictions imposed on Stock Awards shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of all conditions, if any, imposed by the Committee.  The Committee may determine, as to any or all Stock Awards, that the restrictions shall lapse without regard to any Restriction Period.

Section 9.Stock Units

The Committee may grant Stock Units, each of which shall represent one hypothetical share of Company Stock, to an Employee, Non-Employee Director or Key Advisor upon such terms and conditions as the Committee deems appropriate.  The following provisions are applicable to Stock Units:

(a)Crediting of Units.  Each Stock Unit shall represent the right of the Participant to receive a share of Company Stock or an amount of cash based on the value of a share of Company Stock, if and when specified conditions are met.  All Stock Units shall be credited to bookkeeping accounts established on the Company’s records for purposes of the Plan.

(b)Terms of Stock Units.  The Committee may grant Stock Units that vest and are payable if specified Performance Goals or other conditions are met, or under other circumstances.  Stock Units may be paid at the end of a specified performance period or other period, or payment may be deferred to a date authorized by the Committee.  The Committee may accelerate vesting or payment, as to any or all Stock Units at any time for any reason; provided such acceleration complies with Section 409A of the Code.  The Committee shall determine the number of Stock Units to be granted and the requirements applicable to such Stock Units.

(c)Requirement of Employment or Service.  If the Participant ceases to be employed by, or provide service to, the Employer prior to the vesting of Stock Units, or if other conditions established by the Committee are not met, the Participant’s Stock Units shall be forfeited.  The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

(d)Payment With Respect to Stock Units.  Payments with respect to Stock Units shall be made in cash, Company Stock or any combination of the foregoing, as the Committee shall determine.

Section 10.Stock Appreciation Rights

The Committee may grant SARs to an Employee, Non-Employee Director or Key Advisor separately or in tandem with any Option.  The following provisions are applicable to SARs:

(a)General Requirements.  The Committee may grant SARs to an Employee, Non-Employee Director or Key Advisor separately or in tandem with any Option (for all or a portion of the applicable Option).  Tandem SARs may be granted either at the time the Option is granted or at any time thereafter while the Option remains outstanding; provided, however, that, in the case of an Incentive Stock Option, SARs may be granted only at the time of the grant of the Incentive Stock Option.  The Committee shall establish the base amount of the SAR at the time the SAR is granted.  The base amount of each SAR shall be equal to or greater than the Fair Market Value of a share of Company Stock as of the date of grant of the SAR.  The term of any SAR shall not exceed ten years from the date of grant.  Notwithstanding the foregoing, in the event that on the last business day of the term of a SAR, the exercise of the SAR is prohibited by applicable law, including a prohibition on purchases or sales of Company Stock under the Company’s insider trading policy, the term shall be extended for a period of 30 days following the end of the legal prohibition, unless the Committee determines otherwise and to the extent consistent with Section 409A of the Code.

(b)Tandem SARs.  In the case of tandem SARs, the number of SARs granted to a Participant that shall be exercisable during a specified period shall not exceed the number of shares of Company Stock that the Participant may purchase upon the exercise of the related Option during such period.  Upon the exercise of an Option, the SARs relating to the Company Stock covered by such Option shall terminate.  Upon the exercise of SARs, the related Option shall terminate to the extent of an equal number of shares of Company Stock.

(c)Exercisability.  A SAR shall be exercisable during the period specified by the Committee in the Award Agreement and shall be subject to such vesting and other restrictions as may be specified in the Award Agreement.  The Committee may accelerate the exercisability of any or all outstanding SARs at any time for any reason.  SARs may only be exercised while the Participant is employed by, or providing service to, the Employer or during the applicable period after termination of employment or service as specified by the Committee.  A tandem SAR shall be exercisable only during the period when the Option to which it is related is also exercisable.

(d)Awards to Non-Exempt Employees.  Notwithstanding the foregoing, SARs granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, may not be exercisable for at least six months after the date of grant (except that such SARs may become exercisable, as determined by the Committee, upon the Participant’s death, Disability or retirement, or upon a Change in Control or other circumstances permitted by applicable regulations).

(e)Value of SARs.  When a Participant exercises SARs, the Participant shall receive in settlement of such SARs an amount equal to the value of the stock appreciation for the number of SARs exercised.  The stock appreciation for a SAR is the amount by which the Fair Market Value of the underlying Company Stock on the date of exercise of the SAR exceeds the base amount of the SAR as described in Section 10(a).

(f)Form of Payment.  The appreciation in a SAR shall be paid in shares of Company Stock, cash or any combination of the foregoing, as the Committee shall determine.  For purposes of calculating the number of shares of Company Stock to be received, shares of Company Stock shall be valued at their Fair Market Value on the date of exercise of the SAR.

Section 11.Other Stock-Based Awards

The Committee may grant Other Stock-Based Awards, which are awards (other than those described in Sections 7, 8, 9 and 10 of the Plan) that are based on or measured by Company Stock, to any Employee, Non-Employee Director or Key Advisor, on such terms and conditions as the Committee shall determine.  Other Stock-Based Awards may be awarded subject to the achievement of Performance Goals or other criteria or other conditions and may be payable in cash, Company Stock or any combination of the foregoing, as the Committee shall determine.

Section 12.Dividend Equivalents

The Committee may grant Dividend Equivalents in connection with Stock Units or Other Stock-Based Awards in an applicable Award Agreement or at any point following the grant of such Award.  Dividend Equivalents, subject to Section 4(b), may be paid currently or accrued as contingent cash obligations and may be payable in cash or shares of Company Stock, and upon such terms and conditions as the Committee shall determine.  For the avoidance of doubt, dividends or Dividend Equivalents shall not be granted in connection with Options or SARs.

Section 13.Consequences of a Change in Control

(a)Assumption of Outstanding Awards.  Upon a Change in Control where the Company is not the surviving corporation (or survives only as a Subsidiary of another corporation), unless the Committee determines otherwise or unless otherwise provided in an Award Agreement, (i) all outstanding Awards that are not exercised or paid at the time of the Change in Control shall be assumed by, or replaced with grants (which may be in respect to cash, securities, or a combination thereof) that have comparable terms by, the surviving corporation (or a parent or Subsidiary of the surviving corporation) and (ii) any outstanding performance-based Awards will be deemed earned at the greater of the target level and the actual performance level at the date of the Change in Control with respect to all open Performance Periods, and will continue to be subject to time-based vesting following the Change in Control in accordance with the original Performance Period.  After a Change in Control, references to the “Company” as they relate to employment matters shall include the successor employer in the transaction, subject to applicable law.  For purposes of the foregoing, an Award under the Plan shall not be treated as continued, assumed, or replaced on comparable terms unless it is continued, assumed, or replaced with substantially equivalent terms, including, without limitation, the same vesting terms.

(b)Vesting Upon Certain Terminations of Employment.  Unless the Committee determines otherwise or the applicable Award Agreement provides otherwise, if a Participant’s employment or services with the Employer is terminated by the Employer without Cause upon or within 18 months following a Change in Control, the Participant’s outstanding Awards shall become fully vested as of the date of such termination; provided that if the vesting of any such Awards is based, in whole or in part, on performance, the applicable Award Agreement shall specify how the portion of the Award that becomes vested pursuant to this Section 13(b) shall be calculated.

(c)Other Alternatives.  In the event of a Change in Control, if any outstanding Awards are not assumed by, or replaced with grants that have comparable terms by, the surviving corporation (or a parent or Subsidiary of the surviving corporation), the Committee may (but is not obligated to) make adjustments to the terms and conditions of outstanding Awards, including, without limitation, taking any of the following actions (or combination thereof) with respect to any or all outstanding Awards, without the consent of any Participant: (i) the Committee may determine that outstanding Options and SARs shall automatically accelerate and become fully exercisable and the restrictions and conditions on outstanding Stock Awards, Stock Units, Other Stock-Based Awards and Dividend Equivalents shall immediately lapse; (ii) the Committee may determine that Participants shall receive a payment in settlement of outstanding Stock Units, Other Stock-Based Awards or Dividend Equivalents, in such amount and form as may be determined by the Committee; (iii) the Committee may require that Participants surrender their outstanding Options and SARs or may cancel outstanding Options and SARs in exchange for a payment by the Company, in cash or Company Stock as determined by the Committee, in an amount equal to the amount, if any, by which the then Fair Market Value of the shares of Company Stock subject to the Participant’s unexercised Options and SARs exceeds the Option Exercise Price or SAR base amount, and (iv) after giving Participants an opportunity to exercise all of their outstanding Options and SARs, the Committee may terminate any or all unexercised Options and SARs at such time as the Committee deems appropriate. Such surrender, cancellation, termination or payment shall take place as of the date of the Change in Control or such other date as the Committee may specify. Without limiting the foregoing, if the per share Fair Market Value of the Company Stock does not exceed the per share Option Exercise Price or SAR base amount, as applicable, the Company shall not be required to make any payment to the Participant upon surrender of the Option or SAR.

Section 14.Deferrals

The Committee may permit or require a Participant to defer receipt of the payment of cash or the delivery of shares that would otherwise be due to such Participant in connection with any Award.  If any such deferral election is permitted or required, the Committee shall establish rules and procedures for such deferrals and may provide for interest or other earnings to be paid on such deferrals.  The rules and procedures for any such deferrals shall be consistent with applicable requirements of Section 409A of the Code.

Section 15.Withholding of Taxes

(a)Required Withholding.  All Awards under the Plan shall be subject to applicable United States federal (including FICA), state and local, foreign country or other tax withholding requirements.  The Employer may require that the Participant or other person receiving Awards or exercising Awards pay to the Employer an amount sufficient to satisfy such tax withholding requirements with respect to such Awards, or the Employer may deduct from other wages and compensation paid by the Employer the amount of any withholding taxes due with respect to such Awards, or the Employer may take such other action as the Committee may deem advisable to enable the Employer to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award.

(b)Share Withholding.  The Committee may permit or require the Employer’s tax withholding obligation with respect to Awards paid in Company Stock to be satisfied by having shares withheld up to an amount that does not exceed the Participant’s applicable withholding tax rate for United States federal (including FICA), state and local, foreign country or other tax liabilities.  The Committee may, in its discretion, and subject to such rules as the Committee may adopt, allow Participants to elect to have such share withholding applied to all or a portion of the tax withholding obligation arising in connection with any particular Award.  Unless the Committee determines otherwise, share withholding for taxes shall not exceed the Participant’s minimum applicable tax withholding amount.

Section 16.Transferability of Awards

(a)Nontransferability of Awards.  Except as described in subsection (b) below, only the Participant may exercise rights under an Award during the Participant’s lifetime.  A Participant may not transfer those rights except (i) by will or by the laws of descent and distribution or (ii) with respect to Awards other than Incentive Stock Options, pursuant to a domestic relations order.  When a Participant dies, the personal representative or other person entitled to succeed to the rights of the Participant may exercise such rights.  Any such successor must furnish proof satisfactory to the Company of such successor’s right to receive the Award under the Participant’s will or under the applicable laws of descent and distribution.

(b)Transfer of Nonqualified Stock Options and Stock Awards.  Notwithstanding the foregoing, the Committee may provide, in an Award Agreement or at such other time after the grant of an award, that a Participant may transfer Nonqualified Stock Options or Stock Awards to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with the applicable securities laws, according to such terms as the Committee may determine; provided that the Participant receives no consideration for the transfer of an Option or Stock Award and the transferred Option or Stock Award shall continue to be subject to the same terms and conditions as were applicable to the Option or Stock Award immediately before the transfer.

Section 17.Requirements for Issuance or Transfer of Shares

No Company Stock shall be issued or transferred in connection with any Award hereunder unless and until all legal requirements applicable to the issuance or transfer of such Company Stock have been complied with to the satisfaction of the Committee.  The Committee shall have the right to condition any Award on the Participant’s undertaking in writing to comply with such restrictions on such Participant’s subsequent disposition of the shares of Company Stock as the Committee shall deem necessary or advisable, and certificates, or electronic book entry equivalents, representing such shares may be legended to reflect any such restrictions.  Certificates, or electronic book entry equivalents, representing shares of Company Stock issued or transferred under the Plan may be subject to such stop-transfer orders and other restrictions as the Committee deems appropriate to comply with applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

Section 18.Amendment and Termination of the Plan

(a)Amendment.  The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without stockholder approval if such approval is required in order to comply with the Code or other applicable law, or to comply with applicable stock exchange requirements.

(b)No Repricing of Options or SARs.  Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, distribution (whether in the form of cash, Company Stock, other securities or property), stock split, extraordinary cash dividend, recapitalization, change in control, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares of Company Stock or other securities, or similar transactions), the Company may not, without obtaining stockholder approval, (i) amend the terms of outstanding Options or SARs to reduce the Exercise Price of such outstanding Options or base price of such SARs, (ii) cancel outstanding Options or SARs in exchange for Options or SARs with an Exercise Price or base price, as applicable, that is less than the Exercise Price or base price of the original Options or SARs or (iii) cancel outstanding Options or SARs with an Exercise Price or base price, as applicable, above the current stock price in exchange for cash or other securities.

(c)Termination of Plan.  The Plan shall terminate on the day immediately preceding the tenth anniversary of its Effective Date, unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the stockholders.

(d)Termination and Amendment of Outstanding Awards.  A termination or amendment of the Plan that occurs after an Award is made shall not materially impair the rights of a Participant with respect to such Award unless the Participant consents or unless the Committee acts under Section 19(f) below.  The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Award.  Whether or not the Plan has terminated, an outstanding Award may be terminated or amended under Section 19(f) below or may be amended by agreement of the Company and the Participant consistent with the Plan.

Section 19.Miscellaneous

(a)Awards in Connection with Corporate Transactions and Otherwise.  Nothing contained in the Plan shall be construed to (i) limit the right of the Committee to make Awards under the Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, firm or association, including Awards to employees thereof who become Employees, or (ii) limit the right of the Company to grant stock options or make other awards outside of the Plan.  The Committee may make an Award to an employee of another corporation who becomes an Employee by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company, in substitution for a stock option or stock awards grant made by such corporation.  Notwithstanding anything in the Plan to the contrary, the Committee may establish such terms and conditions of the new Awards as it deems appropriate, including setting the Exercise Price of Options or the base price of SARs at a price necessary to retain for the Participant the same economic value as the prior options or rights.

(b)Governing Document.  The Plan shall be the controlling document.  No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner.  The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

(c)Funding of the Plan.  The Plan shall be unfunded.  The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Awards under the Plan.

(d)Rights of Participants.  Nothing in the Plan shall entitle any Employee, Non-Employee Director, Key Advisor or other person to any claim or right to receive an Award under the Plan.  Neither the Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Employer or any other employment rights.

(e)No Fractional Shares.  No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Award.  Except as otherwise provided under the Plan, the Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(f)Compliance with Law.

(i)The Plan, the exercise of Options and SARs and the obligations of the Company to issue or transfer shares of Company Stock under Awards shall be subject to all applicable laws and regulations, and to approvals by any governmental or regulatory agency as may be required.  With respect to persons subject to Section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act.  In addition, it is the intent of the Company that Incentive Stock Options comply with the applicable provisions of Section 422 of the Code, and that, to the extent applicable, Awards comply with the requirements of Section 409A of the Code.  To the extent that any legal requirement of Section 16 of the Exchange Act or Section 422 or 409A of the Code as set forth in the Plan ceases to be required under Section 16 of the Exchange Act or Section 422 or 409A of the Code, that Plan provision shall cease to apply.  The Committee may revoke any Award if it is contrary to law or modify an Award to bring it into compliance with any valid and mandatory government regulation.  The Committee may also adopt rules regarding the withholding of taxes on payments to Participants.  The Committee may, in its sole discretion, agree to limit its authority under this Section.

(ii)The Plan is intended to comply with the requirements of Section 409A of the Code, to the extent applicable.  Each Award shall be construed and administered such that the Award either (A) qualifies for an exemption from the requirements of Section 409A of the Code or (B) satisfies the requirements of Section 409A of the Code.  If an Award is subject to Section 409A of the Code, (I) distributions shall only be made in a manner and upon an event permitted under Section 409A of the Code, (II) payments to be made upon a termination of employment or service shall only be made upon a “separation from service” under Section 409A of the Code, (III) unless the Award specifies otherwise, each installment payment shall be treated as a separate payment for purposes of Section 409A of the Code, and (IV) in no event shall a Participant, directly or indirectly, designate the calendar year in which a distribution is made except in accordance with Section 409A of the Code.

(iii)Any Award that is subject to Section 409A of the Code and that is to be distributed to a Key Employee (as defined below) upon separation from service shall be administered so that any distribution with respect to such Award shall be postponed for six months following the date of the Participant’s separation from service, if required by Section 409A of the Code.  If a distribution is delayed pursuant to Section 409A of the Code, the distribution shall be paid within 15 days after the end of the six-month period.  If the Participant dies during such six-month period, any postponed amounts shall be paid within 90 days of the Participant’s death.  The determination and identification of “Key Employees”, including the number and identity of persons considered Key Employees and the identification date, shall be made by the Committee or its delegate each year in accordance with Section 416(i) of the Code and the “specified employee” requirements of Section 409A of the Code.

(iv)Notwithstanding anything in the Plan or any Award Agreement to the contrary, each Participant shall be solely responsible for the tax consequences of Awards under the Plan, and in no event shall the Company or any Subsidiary or Affiliate of the Company have any responsibility or liability if an Award does not meet any applicable requirements of Section 409A of the Code.  Although the Company intends to administer the Plan to prevent taxation under Section 409A of the Code, the Company does not represent or warrant that the Plan or any Award complies with any provision of federal, state, local or other tax law.

(g)Awards in Foreign Countries; Establishment of Subplans.  The Committee has the authority to award Awards to Participants who are foreign nationals or employed outside the United States on any different terms and conditions than those specified in the Plan that the Committee, in its discretion, believes to be necessary or desirable to accommodate differences in applicable law, tax policy, or custom, while furthering the purposes of the Plan. The Board or the Committee may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities or tax laws of various jurisdictions.  The Board or the Committee shall establish such sub-plans by adopting supplements to the Plan setting forth (i) such limitations on the Committee’s discretion under the Plan as the Board or the Committee deems necessary or desirable and (ii) such additional terms and conditions not otherwise inconsistent with the Plan as the Board shall deem necessary or desirable.  All supplements adopted by the Board or the Committee shall be deemed to be part of the Plan, but each supplement shall apply only to Participants within the affected jurisdiction and the Employer shall not be required to provide copies of any supplement to Participants in any jurisdiction that is not affected.  Notwithstanding the foregoing, the Board or the Committee may not approve any sub-plan inconsistent with the terms or share limits in the Plan or which would otherwise cause the Plan to cease to satisfy any conditions under Rule 16b-3 under the Exchange Act.

(h)Company Policies and Clawback Rights.

(i)All Awards under the Plan shall be subject to any applicable share trading policies and other policies that may be approved or implemented by the Board or the Committee from time to time, whether approved before or after the Effective Date.

(ii)All Awards and amounts payable under the Plan are additionally subject to the terms of any applicable clawback policies approved by the Board or Committee, as in effect from time to time (including, without limitation, a clawback policy required to be implemented by an applicable stock exchange), whether approved before or after the date of grant of an Award (as applicable, a “Clawback Policy”).  Further, to the extent permitted by applicable law, including without limitation Section 409A of the Code, all amounts payable under the Plan are subject to offset in the event that a Participant has an outstanding clawback, recoupment or forfeiture obligation to the Company under the terms of any applicable Clawback Policy.  In the event of a clawback, recoupment or forfeiture event under an applicable Clawback Policy, the amount required to be clawed back, recouped or forfeited pursuant to such policy shall be deemed not to have been earned under the terms of the Plan, and the Company shall be entitled to recover from the Participant the amount specified under the Clawback Policy to be clawed back, recouped or forfeited (which amount, as applicable, shall be deemed to be remaining subject to the Participant satisfying all eligibility conditions for earning the amounts deferred, accrued, or credited under this Plan).

(iii)Subject to the requirements of applicable law, the Committee may provide in any Award Agreement that, if a Participant breaches any restrictive covenant obligation or agreement between the Participant and the Employer (which may be set forth in any Award Agreement) or otherwise engages in activities that constitute Cause either while employed by, or providing service to, the Employer or within a specified period of time thereafter, all Awards held by the Participant shall terminate, and the Company may rescind any exercise of an Option or SAR and the vesting of any other Award and delivery of shares upon such exercise or vesting (including pursuant to dividends and Dividend Equivalents), as applicable on such terms as the Committee shall determine, including the right to require that in the event of any such rescission, (A) the Participant shall return to the Company the shares received upon the exercise of any Option or SAR and/or the vesting and payment of any other Award (including pursuant to dividends and Dividend Equivalents) or (B) if the Participant no longer owns the shares, the Participant shall pay to the Company the amount of any gain realized or payment received as a result of any sale or other disposition of the shares  (or, in the event the Participant transfers the shares by gift or otherwise without consideration, the Fair Market Value of the shares on the date of the breach of the restrictive covenant agreement (including a Participant’s Award Agreement containing restrictive covenants) or activity constituting Cause), net of the price originally paid by the Participant for the shares.  Payment by the Participant shall be made in such manner and on such terms and conditions as may be required by the Committee.  The Employer shall be entitled to set off against the amount of any such payment any amounts otherwise owed to the Participant by the Employer to the extent permitted by applicable law, including without limitation Section 409A of the Code.

(i)Governing Law; Jurisdiction.  The validity, construction, interpretation and effect of the Plan and Award Agreements issued under the Plan shall be governed and construed by and determined in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof.  Any action arising out of, or relating to, any of the provisions of the Plan and Awards made hereunder shall be brought only in State of Delaware, or if such court does not have jurisdiction or will not accept jurisdiction, in any court of general jurisdiction in the State of Delaware, and the jurisdiction of such court in any such proceeding shall be exclusive.

3. To approve the Boot Barn Holdings, Inc. 2026 Equity Incentive Plan. For Against Abstain 01 - Peter Starrett 04 - John Hazen 07 - Brenda I. Morris 02 - Chris Bruzzo 05 - Lisa G. Laube 08 - Brad Weston 03 - Eddie Burt 06 - Anne MacDonald 1UPX For Withhold For Withhold For Withhold 04B68C 2. To vote on a non-binding advisory resolution to approve the fiscal 2026 compensation of the company’s named executive officers (“say-on-pay”). 1. Election of Directors: For Against Abstain Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Note: This Proxy Card when properly executed will be voted in the manner directed herein. If no direction is made, the named proxies will vote in accordance with the Board of Directors’ recommendations on all matters listed on this Proxy Card, and in accordance with their judgment on such other matters as may properly come before the meeting and any adjournments, continuations, or postponements thereof. 2026 Annual Meeting Proxy Card Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q 4. To ratify the appointment of Deloitte & Touche LLP as the company’s independent registered public accounting firm for the fiscal year ending March 27, 2027. Proposals — The Board of Directors recommends a vote FOR each of the director nominees listed under Proposal 1 and FOR Proposals 2, 3 and 4. A You may vote online or by phone instead of mailing this card. Online Go to www.envisionreports.com/BOOT or scan the QR code — login details are located in the shaded bar below. Your vote matters – here’s how to vote! Votes submitted electronically must be received by 11:59 p.m., Pacific Time, on August 25, 2026. Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/BOOT Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/BOOT Proxy C Non-Voting Items q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. Change of Address — Please print new address below. Comments — Please print your comments below. BOOT BARN HOLDINGS, INC. 17100 Laguna Canyon Road, Irvine, California 92618 Proxy Solicited by Board of Directors for Annual Meeting — August 26, 2026 John Hazen and James M. Watkins, each with full power to act alone and with full power of substitution, are each hereby appointed as a proxy of the undersigned to vote all shares of Boot Barn Holdings, Inc. (the “Company”) that the undersigned is entitled to vote at the Annual Meeting of Stockholders (the “Annual Meeting”) of the Company to be held in-person at 17100 Laguna Canyon Road, Irvine, California 92618 on Wednesday, August 26, 2026, at 1:00 p.m., Pacific Time, and any adjournment, continuation, or postponement of such Annual Meeting. This proxy is solicited on behalf of the Board of Directors of the Company (the “Board”) and may be revoked prior to its exercise. This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted in accordance with the Board’s recommendations on all matters listed on this proxy, as follows: “FOR” the election of each of the director nominees listed under Proposal 1, “FOR” Proposal 2, “FOR” for Proposal 3, and “FOR” Proposal 4. In their discretion, the proxy holders are authorized to vote on such other matters as may properly come before the Annual Meeting and any adjournments, continuations, or postponements thereof. All proxies previously given or executed by the undersigned are hereby revoked. (Items to be voted appear on reverse side) Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The proxy materials, including the 2026 Proxy Statement, Fiscal 2026 Annual Report, and Proxy Card, are available at: www.envisionreports.com/BOOT